     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2004

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC
             (Exact name of registrant as specified in Its Charter)
                             ---------------------

             DELAWARE                             3669                            20-0406594
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                             ---------------------
                          12000 PORTLAND AVENUE SOUTH
                          BURNSVILLE, MINNESOTA 55337
                                 (952) 884-4051
   (Address, Including Zip Code, and Telephone Number Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------

              KRISTINE L. BRUER, ESQ.                                   COPIES TO:
      GENERAL COUNSEL AND ASSISTANT SECRETARY
  TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC                  MELVIN EPSTEIN, ESQ.
            12000 PORTLAND AVENUE SOUTH                        STROOCK & STROOCK & LAVAN LLP
            BURNSVILLE, MINNESOTA 55337                               180 MAIDEN LANE
                  (952) 884-4051                                    NEW YORK, NY 10038
                                                                    TEL: (212) 806-5400
                                                                    FAX: (212) 806-6006

(Name, Address, Including Zip Code, and Telephone Number Including Area Code, of
                               Agent For Service)
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:   [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering:   [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
        TITLE OF EACH CLASS OF                AMOUNT            OFFERING PRICE           AGGREGATE           REGISTRATION
      SECURITIES TO BE REGISTERED        TO BE REGISTERED        PER SECURITY        OFFERING PRICE(1)          FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
13% Senior Subordinated Discount Notes
  due 2009, Series A...................    $129,115,891              100%               $74,571,244            $9,448.18
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

(2) Calculated pursuant to Rule 457(f) under the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED APRIL 29, 2004

PROSPECTUS

                                  $129,115,891

                                  (TELEX LOGO)
                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

                               OFFER TO EXCHANGE

 13% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009, SERIES A, FOR ALL OUTSTANDING
                13% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                    ON             , 2004, UNLESS EXTENDED.

                             ---------------------

     We are offering to exchange (the "exchange offer") our new 13% Senior Subordinated Discount Notes due 2009, Series A (the "New Notes"), in the aggregate principal amount of $129,115,891 for a like principal amount of our outstanding 13% Senior Subordinated Discount Notes due 2009 (the "Existing Notes"). The terms of the exchange offer are as follows:

     - We will accept for exchange all Existing Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tenders of your Existing Notes at any time prior to the expiration of the exchange offer.

     - We believe that the exchange of your Existing Notes will not be a taxable event for U.S. federal income tax purposes, but you should see "Certain U.S. Federal Income Tax Considerations" for more information.

     - We will not receive any proceeds from the exchange offer.

     - The terms of the New Notes are substantially identical to the Existing Notes, except that the New Notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the Existing Notes do not apply to the New Notes. The New Notes are guaranteed, as are the Existing Notes, by our restricted subsidiaries.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR EXISTING NOTES.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2004.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the SEC, a registration statement on Form S-4 with respect to the New Notes offered in this prospectus. This prospectus is a part of the registration statement and, as permitted by the SEC's rules, does not contain all of the information presented in the registration statement. Whenever a reference is made in this prospectus to one of our contracts or other documents, please be aware that this reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of this registration statement, including exhibits to the registration statement, at the SEC's public reference rooms referred to below. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC also are available to the public through the SEC's internet site at http://www.sec.gov.

     Upon effectiveness of the registration statement of which this prospectus is a part, we will become subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance with the Exchange Act we will file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the following SEC public reference rooms:

             Judiciary Plaza                        233 Broadway, 13th Floor
         450 Fifth Street, N.W.                            Suite 1300
                Rm. 1200                            New York, New York 10013
         Washington, D.C. 20549

     You may request copies of the filings, at no cost, by telephone at (952) 884-4051 or by mail at: Telex Communications Intermediate Holdings, LLC, 12000 Portland Avenue South, Burnsville, Minnesota 55337, Attention: Investor Relations.

     In order to obtain timely delivery, you must request documents from us no
later than           , 2004, which is five days before the expiration of the
exchange offer.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
INDUSTRY AND MARKET DATA..............   ii
SUMMARY...............................    1
SUMMARY CONSOLIDATED FINANCIAL DATA...    7
RISK FACTORS..........................    9
FORWARD-LOOKING STATEMENTS............   16
USE OF PROCEEDS.......................   16
CAPITALIZATION........................   17
UNAUDITED CONDENSED CONSOLIDATED PRO
  FORMA FINANCIAL INFORMATION.........   18
SELECTED CONSOLIDATED HISTORICAL
  FINANCIAL DATA......................   21
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................   24
THE EXCHANGE OFFER....................   35
BUSINESS..............................   43

                                        PAGE
                                        ----
MANAGEMENT............................   53
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT....   58
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS........................   58
DESCRIPTION OF CERTAIN OTHER
  INDEBTEDNESS........................   58
DESCRIPTION OF THE NOTES..............   60
GLOBAL NOTES; BOOK-ENTRY SETTLEMENT
  AND CLEARANCE.......................   96
CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES........................   98
PLAN OF DISTRIBUTION..................   99
LEGAL MATTERS.........................  100
EXPERTS...............................  100
INDEX TO HISTORICAL CONSOLIDATED
  FINANCIAL STATEMENTS................  F-1

     The information in this prospectus is not complete and may be changed. We may not exchange the New Notes for the Existing Notes as described in this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange securities and is not soliciting tenders of Existing Notes in any state where the offer or sale is not permitted.

                             ---------------------

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where the Existing Notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed to keep the registration statement of which this prospectus is a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the New Notes. See "Plan of Distribution".

                            INDUSTRY AND MARKET DATA

     In this prospectus we rely on and refer to information and statistics regarding the audio and wireless communication devices and professional audio sound systems industries. We obtained this information and these statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. Prospective investors should carefully read the entire prospectus and should consider, among other things, the matters described under "Risk Factors." Unless the context requires otherwise, references in this prospectus to "Holdings," "Successor," "our company," "we," "our," "us" and similar expressions refer to Telex Communications Intermediate Holdings LLC, a Delaware limited liability company, and, except where the context otherwise requires, our predecessor companies and subsidiaries. We are a holding company with no material assets or operations other than our 100% ownership of the common stock of Telex Communications, Inc. ("New Telex"), and we were formed to issue the Existing Notes. Discussions with respect to our business, except where the context otherwise requires, refer to the business conducted by New Telex and its direct and indirect subsidiaries. We operate on a December fiscal year-end.

                        BACKGROUND OF THE EXCHANGE OFFER

     On November 19, 2003, in connection with the restructuring of the debt obligations of our predecessor and current direct parent, Telex Communications Holdings, Inc., formerly Telex Communications, Inc. ("Old Telex" or "Predecessor"), we issued the Existing Notes having an aggregate initial accreted value of $70,750,706 which will accrete to $129,115,891 at maturity in January 2009. In connection with the issuance of the Existing Notes, we agreed to complete an exchange offer for the Existing Notes. Accordingly, we are offering to exchange New Notes registered under the Securities Act of 1933, as amended, for a like aggregate principal amount of Existing Notes. You are entitled to exchange your Existing Notes for New Notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this summary for further information regarding the exchange offer and the New Notes. We sometimes collectively refer to the New Notes and the Existing Notes as the "notes".

                                COMPANY OVERVIEW

     We are a worldwide industry leader in the design, manufacture and marketing of audio and communications products and systems to commercial, professional and industrial customers. Our product lines include sophisticated loudspeaker systems, wired and wireless intercom systems, mixing consoles, digital audio duplication products, amplifiers, wired and wireless microphones, military and aviation products, land mobile communication systems, wireless assistive listening systems and other related products. We market over 30 product lines that span the professional audio and communications sectors. While we face competition in many of our business lines, we focus on sectors in which we believe we can be market leaders. As a result, we have developed solid brand value, which has become a significant barrier to competition.

     We, through our predecessors, have been in operation since 1927, and currently market our products in over 80 countries worldwide. By leveraging our strong brand names, including Telex(R), Electro-Voice(R), RTS(TM), Dynacord(R), Midas(R) and Klark-Teknik(R), and developing leading edge technologies, we have created an international reputation for quality, reliability, innovative design and overall value. Since our founding, we have developed a number of technological innovations, which are now commonly used throughout the industry and we have received numerous industry awards, including Emmy Awards from the National Academy of Television Arts and Sciences and other industry awards from numerous trade associations and publications.

     Many of our customers are leaders in their respective fields. They require exacting quality and rely upon our status as a producer of technically superior products. Our sound systems are installed in major venues, such as the New York Metropolitan Opera, Camden Yards, Wrigley Field and well-known theme parks around the world, and are regularly used by many prominent musical artists. Additionally, we supply wired and encrypted wireless systems to professional and college football coaching staffs, which are used to communicate during games. We have also established strong long-term relationships with prominent customers in the broadcast media, defense and retail music industries and government agencies.

     In May 2003, Mr. Raymond V. Malpocher joined us as our Chief Executive Officer. Mr. Malpocher has had a career of more than 30 years at various manufacturing companies, of which the most recent seven years were spent as Group President at Teleflex Incorporated and Group Vice President at Danaher Corporation. At Teleflex, Mr. Malpocher was a Group Vice President in charge of the Marine/Industrial division for four years during which time the division grew its revenues and substantially improved its operating margins. Mr. Malpocher is currently working to increase our sales by adopting initiatives aimed at increasing our sales of solutions and systems, as opposed to individual products, and expanding our distribution to additional niche markets. In addition, Mr. Malpocher is pursuing a plan to implement lean manufacturing techniques to further reduce costs, improve margins, substantially reduce working capital requirements, and improve lead times on customer orders. All of these initiatives are similar to ones he successfully implemented at Danaher and Teleflex.

     We are a Delaware limited liability company. We were formed in connection with the November 19, 2003 restructuring of Old Telex's debt obligations. We are the parent of New Telex, which was also formed in connection with the November 2003 restructuring of Old Telex's debt obligations. New Telex is the operating company that succeeded to all of the assets and liabilities of Old Telex, except, primarily, certain debt obligations. See "Business -- The Restructuring." Our principal executive offices are located at 12000 Portland Avenue South, Burnsville, Minnesota 55337. Our telephone number is 952-884-4051. Our World Wide Web site address is www.telex.com. The information in our web site is not part of this prospectus.

                               THE EXCHANGE OFFER

New Notes Offered.............   13% Senior Subordinated Discount Notes due
                                 2009, Series A, in the aggregate principal amount of $129,115,891. The terms of the New
                                 Notes and the Existing Notes are identical in all material respects, except for transfer restrictions and registration rights relating to the Existing Notes. The deemed issue price of the New Notes will be the same as the deemed issue price of the Existing Notes.

The Exchange Offer............   We are offering the New Notes to you in
                                 exchange for a like principal amount of
                                 Existing Notes. See "Description Of The
                                 Notes -- Registration Rights Agreement".

Expiration Date; Withdrawal of
Tender........................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2004, or
                                 such later date and time to which it may be extended by us. The tender of Existing Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Conditions to the Exchange
Offer.........................   Our obligation to accept for exchange, or to
                                 issue New Notes in exchange for, any Existing
                                 Notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Securities and Exchange Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the exchange offer. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange
                                 Offer -- Conditions to the Exchange Offer".

Procedures for Tendering
Existing Notes................   If you wish to participate in the exchange
                                 offer and tender your Existing Notes, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver the letter of transmittal, or the facsimile, together with the Existing Notes and any other required documentation, to the exchange agent at the address set forth in this prospectus. By signing the letter of transmittal, you will represent to us that, among other things:

                                 - any New Notes that you receive will be
                                   acquired in the ordinary course of your
                                   business;

                                 - you have no arrangement or understanding with
                                   any person or entity to participate in the distribution of the New Notes;

                                 - if you are not a broker-dealer, you are not
                                   engaged in and do not intend to engage in the distribution of the New Notes;

                                 - if you are a broker-dealer, you will receive
                                   New Notes for your own account in exchange for outstanding notes that were acquired as a result of market-making and other trading activities, and that you will deliver a prospectus, as required by law, in connection with any resale of the New Notes; and

                                 - you are not an "affiliate," as defined in
                                   Rule 405 of the Securities Act, of ours or, if you are an affiliate, you will comply with applicable registration and prospectus delivery requirements of the Securities Act.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering Existing Notes".

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner of Existing Notes
                                 that are not registered in your name, and you wish to tender Existing Notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery
Procedures....................   If you wish to tender your Existing Notes and
                                 your Existing Notes are not immediately
                                 available or you cannot deliver them, the letter of transmittal or any other documents required by the letter of transmittal prior to the expiration date, you must tender your Existing Notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange offer.

Exchange Agent................   BNY Midwest Trust Company is serving as the
                                 exchange agent in connection with the exchange offer.

Federal Income Tax
Consequences..................   We believe that the exchange of New Notes
                                 pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax
                                 Consequences".

Effect of Not Tendering.......   If a holder of Existing Notes does not exchange
                                 the Existing Notes for New Notes according to the terms of the exchange offer, the Existing
                                 Notes will continue to be subject to the restrictions on transfer contained in the legend printed on the Existing Notes. In general, the Existing Notes may not be offered or sold, unless registered under the Securities
                                 Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General
                                 Corporation Law in connection with the exchange offer. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes".

                       CONSEQUENCES OF THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we believe that a holder of Existing Notes (other than any holder who is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) who exchanges its Existing Notes for New Notes pursuant to the exchange offer generally may offer the New Notes for resale, resell the New Notes and otherwise transfer the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

     - the New Notes are acquired in the ordinary course of the holder's business;

     - the holder has no arrangement with any person to participate in a distribution of the New Notes; and

     - neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution". In addition, to comply with the securities laws of applicable jurisdictions, the New Notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, subject to the limitations specified in the registration rights agreement described below, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the New Notes reasonably requests in writing.

                                 THE NEW NOTES

     The terms of the New Notes and the Existing Notes are identical in all material respects, except for transfer restrictions and registration rights relating to the Existing Notes.

Issuer........................   Telex Communications Intermediate Holdings, LLC

Maturity Date.................   January 15, 2009

Accretion Rate................   The New Notes and the Existing Notes will
                                 accrete at the rate of 12% per annum between the issue date of the Existing Notes and maturity. Accreted interest will be compounded each May 15 and November 15.

Cash Interest Payment Dates...   Cash interest equal to 1% of the then-accreted
                                 value will be payable semi-annually, on each May 15 and November 15, beginning May 15, 2004.

Record Dates..................   May 1 and November 1.

Optional Redemption...........   Subject to the provisions of New Telex's senior
                                 credit facility and 11.5% Senior Secured Notes due 2008, we may redeem the New Notes and the Existing Notes in whole at any time or in part from time to time at the following redemption prices expressed in percentages of accreted value as of the redemption date, plus accrued interest, if any, to the redemption date
                                 (subject to the right of holders of record on the relevant record date to receive cash interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:

                                             PERIOD:                             REDEMPTION PRICE
                                             -------                             ----------------
                                             2003..............................    106.5000  %
                                             2004..............................    104.3333  %
                                             2005..............................    102.1667  %
                                             2006 and thereafter...............    100.0000  %

                                 As of April 30, 2004, the accreted value of the notes was $74,571,244.

                                 At any time on or prior to September 15, 2006, subject to the provisions of New Telex's senior credit facility and 11.5% Senior Secured Notes due 2008, the New Notes and the Existing Notes may be redeemed as a whole at our upon the occurrence of a change of control, as defined in the indenture governing the New Notes and the Existing Notes, upon not less than 30 nor more than 60 days prior notice (but in no event more than 180 days after the occurrence of such change of control), at a redemption price equal to 101% of the accreted value thereof plus the Applicable Premium as of the redemption date plus accrued and unpaid interest, if any, on the New Notes and the Existing Notes to the redemption date.

                                 Applicable Premium means, with respect to any New Notes and the Existing Notes at any redemption date, the greater of (i) 1.0% of the then outstanding accreted value of such notes and (ii) the excess of (A) the present value of the principal amount of such notes payable on the scheduled maturity date, computed using a discount rate equal to the treasury rate (as defined in the indenture) plus 75 basis points, over (B) the then-outstanding accreted value of such notes, but not less than zero.

Change of Control.............   Upon a change of control, subject to the
                                 provisions of New Telex's senior credit
                                 facility and 11.5% Senior Secured Notes due
                                 2008, any holder of Existing Notes and New
                                 Notes has the right, subject to certain
                                 conditions specified in the indenture, to cause
                                 Holdings to repurchase all or any part of the New Notes or Existing Notes of such holder at a purchase price in cash equal to 101% of the accreted value thereof plus accrued and unpaid interest, if any, to the date of repurchase.

Ranking.......................   The New Notes and the Existing will rank senior
                                 in right of payment to all of our existing and future subordinated indebted-ness, will rank pari passu in right of payment with all current and future senior subordinated indebtedness and will rank junior to any permitted senior indebtedness. The New Notes and the Existing Notes will be secured as set forth below.

                                 Borrowings under the New Notes and the Existing Notes are structurally subordinated to New Telex's senior credit facility and 11.5% Senior Secured Notes 2008, as well as any other permitted debt and other liabilities, including trade payables, incurred by New Telex or its subsidiaries.

                                 Additionally, pursuant to the provisions of the indenture governing the New Notes and the Existing Notes, our obligations under the New Notes and the Existing Notes are contractually subordinated to New Telex's obligations under its senior credit facility and its 11.5% Senior Secured Notes due 2008.

Security......................   The New Notes and the Existing Notes are
                                 secured by a second-priority pledge by us of 100% of New Telex's common stock. Such common stock is subject to a first-priority pledge securing New Telex's obligations under its senior credit facility and the related guarantees thereof.

Certain Covenants.............   The New Notes and the Existing Notes are
                                 governed by an indenture with BNY Midwest Trust
                                 Company, as trustee. The indenture, among other things, restricts our ability to:

                                 - incur additional indebtedness;

                                 - pay dividends, redeem subordinated debt or
                                   make other restricted payments;

                                 - enter into agreements that restrict dividends
                                   from restricted subsidiaries;

                                 - enter into certain transactions with
                                   affiliates;

                                 - create or incur certain liens;

                                 - sell capital stock of restricted
                                   subsidiaries; and

                                 - consummate a merger, consolidation or sale of
                                   all or substantially all of our assets.

                                 The covenants listed above are subject to certain exceptions and limitations described in the indenture.

     For a more detailed discussion of the New Notes, see "Description of the New Notes".

     YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF CERTAIN RISKS IN INVESTING IN THE NEW NOTES.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The tables below set forth summary consolidated historical audited financial data and other data relating to Old Telex, our predecessor and current direct parent, and us. The summary consolidated historical financial data for the years ended December 31, 2001 and 2002, the eleven months ended November 30, 2003 and the one month ended December 31, 2003, have been derived from, and should be read in conjunction with, the audited consolidated financial statements and the notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Holdings and Old Telex appearing elsewhere in this prospectus.

     The financial data set forth below include calculations of EBITDA. These data are not measures of operating results or cash flows, as determined in accordance with generally accepted accounting principles in the United States. Please see footnote 1 below for further discussion of these measures.

                                                      PREDECESSOR
                                       -----------------------------------------
                                        FISCAL YEAR ENDED                              SUCCESSOR
                                          DECEMBER 31,                             -----------------
                                       -------------------   ELEVEN MONTHS ENDED    ONE MONTH ENDED
                                         2001       2002      NOVEMBER 30, 2003    DECEMBER 31, 2003
                                       --------   --------   -------------------   -----------------
                                                          (DOLLARS IN THOUSANDS)
RESULTS OF OPERATIONS:
Net sales............................  $284,459   $266,521        $243,106              $25,433
Gross profit.........................    99,408    110,689         102,243               10,476
Engineering expenses.................    12,736     12,424          12,947                1,224
Selling, general & administrative
  expenses...........................    86,534     70,890          67,796                6,231
Corporate charges....................     1,667        541              --                   --
Amortization of goodwill and other
  intangibles........................     2,156        120              20                    1
Restructuring charges................    11,475        478              --                   --
Pension curtailment gain.............        --         --          (2,414)                  --
Operating (loss) income..............   (15,160)    26,236          23,894                3,020
OTHER FINANCIAL DATA:
EBITDA(1)............................  $ (4,000)  $ 32,716        $ 29,506              $ 3,502
Depreciation and amortization........    11,160      6,480           5,612                  482
Capital expenditures.................     6,121      4,834           5,165                  546

                                                              AS OF DECEMBER 31, 2003
                                                              -----------------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................         $  6,698
Total assets................................................          171,128
Total debt..................................................          188,075
Total shareholders' deficit.................................          (68,374)

---------------

(1) EBITDA for each period is defined as income (loss) before cumulative effect of accounting change plus (i) income taxes, (ii) interest expense and (iii) depreciation and amortization, and (iv) loss on early extinguishment of debt, minus (v) other income and (vi) gain on early extinguishment of debt.

     The following table reconciles Holdings' or Old Telex's income (loss) before the cumulative effect of an accounting change to EBITDA:

                                                            PREDECESSOR                SUCCESSOR
                                                -----------------------------------   ------------
                                                 FISCAL YEAR ENDED    ELEVEN MONTHS    ONE MONTH
                                                   DECEMBER 31,           ENDED          ENDED
                                                -------------------   NOVEMBER 30,    DECEMBER 31,
                                                  2001       2002         2003            2003
                                                ---------   -------   -------------   ------------
                                                              (DOLLARS IN THOUSANDS)
Income (loss) before cumulative effect of
  accounting change...........................  $  60,990   $  (218)     $(6,059)       $(1,841)
Income taxes..................................      2,685     2,618        3,585          1,171
Interest expense..............................     38,173    26,563       26,897          2,589
Other income..................................     (1,111)   (2,727)        (529)           (85)
(Gain) loss on early extinguishment of debt...   (115,897)       --           --          1,186
Depreciation and amortization.................     11,160     6,480        5,612            482
                                                ---------   -------      -------        -------
  EBITDA......................................  $  (4,000)  $32,716      $29,506        $ 3,502
                                                =========   =======      =======        =======

                                  RISK FACTORS

     An investment in the New Notes involves a high degree of risk. You should carefully consider the following information with the other information contained in this prospectus before acquiring the New Notes. The risks and uncertainties that we describe below may not be the only ones that we face. Additional risks and uncertainties, of which we are currently unaware or that we currently believe to be immaterial, may also adversely affect our business.

     The statements under this caption are intended to serve as cautionary statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and should be read in conjunction with the forward-looking statements in this prospectus. Various factors, including those described in this section and elsewhere in this prospectus, could cause actual results and events to vary significantly from those expressed in any forward-looking statement. The following information is not intended to limit in any way the characterization of other statements or information in this prospectus as cautionary statements for such purpose. See "Forward-Looking Statements".

RISK FACTORS RELATING TO THE NOTES

  THE NOTES ARE STRUCTURALLY SUBORDINATED TO OUR SUBSIDIARIES' DEBT OBLIGATIONS.

     In connection with our November 2003 debt restructuring, substantially all of the assets of Old Telex were transferred to New Telex, and 100% of New Telex's common stock was contributed to us by Old Telex in exchange for 100% of our limited liability company interests. We are a holding company whose assets consist primarily of the common stock of New Telex. Accordingly, the New Notes are structurally subordinated in right of payment to all indebtedness and other liabilities, including trade payables, of New Telex and all subsidiaries of New Telex. Our ability to make payments of principal and interest under the notes is dependent upon the receipt by us from New Telex of cash sufficient to fund such payments; and the ability of New Telex to make such payments further depends upon the future financial or operating performance of New Telex and its subsidiaries, and other factors. Additionally, restrictions in the indenture governing New Telex's 11.5% Senior Secured Notes due 2008 and its senior credit facility prohibit New Telex from making payments to us under certain circumstances. These restrictions could prevent us from making payments on the notes.

  OUR SUBSTANTIAL LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We have a substantial amount of debt. As a result of the restructuring, as of December 31, 2003, we had approximately $188.1 million of total indebtedness outstanding and our net debt was approximately $181.4 million. New Telex has the ability to borrow up to an additional $15.0 million under its senior credit facility.

     Our high level of indebtedness could have important consequences to you, including the following:

     - making it difficult for us to satisfy our obligations under the notes and our subsidiaries to satisfy their obligations under their indebtedness;

     - requiring us to use a substantial portion of our cash flow from operations for debt service, which will reduce the funds available to us for other purposes;

     - limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or other purposes;

     - limiting our flexibility to react to changes in the industry;

     - making us more vulnerable to adverse changes in economic conditions; and

     - placing us at a competitive disadvantage to those of our competitors who operate on a less leveraged basis.

  OUR SUBSIDIARIES MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR AND THEIR DEBT SERVICE AND OTHER OBLIGATIONS DUE TO EVENTS BEYOND OUR CONTROL.

     Our ability to make payments with respect to the notes and the ability of our subsidiaries to satisfy their debt obligations will depend on their future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control. Upon the consummation of Old Telex's debt restructuring, our cash interest expense increased compared to prior years. A significant reduction in operating cash flows could increase the need for alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to service our debt obligations. If we are unable to service our indebtedness, we will be in breach of our covenants under the indenture and our subsidiaries will be in breach of the covenants governing their indebtedness, which would allow all amounts outstanding thereunder to be declared immediately due and payable. In addition, we may be forced to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional equity capital or filing for bankruptcy. We cannot assure you that any of these alternative strategies would yield sufficient funds to make required payments on the notes and our subsidiaries' indebtedness.

     Additionally, if our subsidiaries are unable to generate enough cash to dividend to us to permit us to make our semiannual cash interest payments on the notes, this inability would result in a default under the indenture governing the notes. Such default could cause a default under New Telex's senior credit facility which could, in turn, cause a default under its 11.5% Senior Secured Notes due 2008.

  WE DID NOT OBTAIN ALL NECESSARY CONSENTS TO THE ASSIGNMENT OF OUR PREDECESSOR'S ASSETS TO US IN THE RESTRUCTURING.

     The transfer of Old Telex's assets and liabilities to New Telex in the restructuring required the consent of many third parties. We were unable to obtain all the consents prior to the closing of the restructuring and thereafter. Our failure to obtain such consents to the transfer of such assets could reduce the amount of New Telex's assets available to permit New Telex to provide us with the cash required to fund our interest payments under the notes. We do not believe, however, that the failure to obtain such consents will have a material adverse effect on our businesses.

  THE COLLATERAL SECURING THE NOTES MAY BE INSUFFICIENT OR UNAVAILABLE IN THE EVENT OF A DEFAULT.

     If we default on the notes, the proceeds from the sale of the collateral securing the notes may not be sufficient to satisfy in full our obligations under the notes. The notes are secured solely by a second-priority pledge by us of 100% of New Telex's common stock. We granted the agent and the lenders under New Telex's senior secured credit agreement a first-priority lien over these assets. An intercreditor agreement sets forth the relative rights to the collateral of the lenders under New Telex's senior credit facility and the notes. Proceeds from the sale of such collateral will be used first to satisfy obligations under New Telex's senior credit facility and, thereafter, the notes, provided that we do not have any debt senior to the notes outstanding. The lenders under New Telex's senior credit facility will have the sole ability to control foreclosure and sale of the collateral.

     Additionally, if New Telex defaults on its senior credit facility and/or its 11.5% Senior Secured Notes due 2008, the proceeds from the sale of the collateral securing such obligations may not be sufficient to satisfy in full New Telex's obligations under its senior credit facility and its 11.5% Senior Secured Notes due 2008. Substantially all of New Telex's assets have been pledged to the lenders under New Telex's senior credit facility (on a first-priority basis) and its 11.5% Senior Secured Notes due 2008 (on a second-priority basis). To the extent that third parties (including the lenders under New Telex's senior credit facility) enjoy the benefit of permitted liens, such third parties may have rights and remedies with respect to the property subject to such permitted liens that, if exercised, could adversely affect the value, or result in the loss of, the assets subject thereto. Additionally, the terms of the indenture governing New Telex's 11.5% Senior Secured Notes due 2008 allow New Telex to issue additional 11.5% Senior Secured Notes due 2008, provided that it meets a consolidated fixed charge coverage ratio test (as defined in the indenture governing such notes). Any additional New Telex 11.5% Senior Secured Notes due 2008 issued pursuant to such indenture will rank equal to outstanding New Telex 11.5% Senior Secured Notes due 2008 and will be entitled to the same rights and priority with respect to the collateral securing the outstanding New Telex 11.5% Senior Secured Notes due 2008. Thus, the issuance of additional New Telex 11.5% Senior Secured Notes due 2008 pursuant to such indenture may have the effect of significantly diluting our ability to recover payment from New Telex.

     The proceeds of the assets securing New Telex's senior credit facility and its 11.5% Senior Secured Notes due 2008 would be used to satisfy New Telex's obligations under its senior credit facility and its 11.5% Senior Secured Notes due 2008 before any such assets could be dividended to us to satisfy our obligations under the notes.

     The amount to be received upon a sale of the collateral would depend upon numerous factors, including, among others, the timing, manner and ability to sell such collateral in an orderly sale, the state of the audio and wireless industries, the condition of the international, national and local economies, the availability of buyers and similar factors. The book value of the collateral should not be relied upon as a measure of realizable value, and it will be sold only when we are in default under the indenture governing the notes. The collateral is illiquid and has no readily ascertainable market value. Accordingly, there can be no assurance that the collateral could be sold in a short period of time or that the proceeds obtained therefrom will be sufficient to pay all amounts owing under the notes, especially in view of their subordination to New Telex's senior credit facility and its 11.5% Senior Secured Notes due 2008.

     We also conduct portions of our business through certain foreign subsidiaries, which are not guarantors of the notes. For the combined twelve months ended December 31, 2003, our foreign subsidiaries accounted for $119.1 million of consolidated net sales, or approximately 44% of our total consolidated net sales. As of December 31, 2003, our foreign subsidiaries accounted for 58% of our total assets. These assets will also not be available to satisfy our obligations under the notes.

     The ability to foreclose upon and sell the collateral securing the notes upon the occurrence of a payment default is subject to the rights of the lenders under New Telex's senior credit facility and is likely to be significantly impaired by applicable federal bankruptcy laws, including the automatic stay provision, if a bankruptcy proceeding were to be commenced by or against us before or possibly even after the collateral has been foreclosed upon and sold. Under these laws, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral even though the debtor is in default under the applicable debt instruments. In view of the broad discretionary powers of a bankruptcy court, we cannot predict whether payments under the notes would be made following commencement, and during the pendency, of a bankruptcy case, whether or when the collateral could be foreclosed upon or sold or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral. Furthermore, if a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, holders of notes would hold "under-secured claims." Applicable federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorney's fees for "under-secured claims" during a debtor's bankruptcy case.

  THE INDENTURE GOVERNING THE NOTES AND THE INSTRUMENTS GOVERNING OUR SUBSIDIARIES' INDEBTEDNESS IMPOSE RESTRICTIONS ON US THAT MAY RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS.

     The indenture governing the notes, as well as New Telex's senior credit facility and the indenture governing its 11.5% Senior Secured Notes due 2008 contain covenants that restrict our and our subsidiaries' ability to take various actions, such as:

     - incurring additional debt;

     - paying dividends and making other distributions;

     - redeeming subordinated debt;

     - making investments and other restricted payments;

     - entering into certain transactions with affiliates;

     - creating liens;

     - merging or consolidating with other entities; and

     - selling all or substantially all of our assets.

     Our ability to comply with these covenants may be affected by events beyond our control. We cannot assure you that we will satisfy these covenants. A breach of any of these covenants could result in a default under the indenture governing the notes or New Telex's senior credit facility or 11.5% Senior Secured Notes due 2008, which could allow all amounts outstanding thereunder to be declared immediately due and payable, in which case we may be required to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional equity capital or filing for bankruptcy. We may also be prevented from taking advantage of business opportunities that arise if we fail to meet certain financial ratios or because of the limitations imposed on us by the restrictive covenants under these governing instruments.

  WE MAY BE UNABLE TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of a change of control, we are required to offer to purchase all outstanding notes at a price equal to 101% of the accreted value of the notes, together with accrued and unpaid interest, if any, to the date of repurchase. New Telex has a similar obligation under the indenture governing its 11.5% Senior Secured Notes due 2008. New Telex's senior credit facility provides that the occurrence of certain change of control events with respect to New Telex, Old Telex or us will constitute a default under New Telex's senior credit facility. Therefore, if a change of control were to occur, New Telex may be required to repay or refinance all borrowings under its senior credit facility. In addition, this offer to repurchase the notes will cause a default under New Telex's senior credit facility. Additionally, we have pledged New Telex's common stock on a first-priority basis to secure its indebtedness under its senior credit facility and on a second-priority basis to secure our obligations under the notes. In the event that either secured party were to foreclose on such collateral, a change of control would likely occur under New Telex's 11.5% Senior Secured Notes due 2008, its senior credit facility and the notes. If any such change of control were to occur, we are unlikely to have the financial ability or resources to purchase New Telex's 11.5% Senior Secured Notes due 2008, the notes or repay amounts owing under New Telex's senior credit facility except through a refinancing, but we do not know whether we will be able to effect such a refinancing on acceptable terms or at all.

  THERE IS NO EXISTING MARKET FOR THE NEW NOTES AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW NOTES OR THAT YOU WILL BE ABLE TO SELL YOUR NEW NOTES OR THAT YOU WILL BE ABLE TO SELL YOUR NEW NOTES AT PRICES ACCEPTABLE TO YOU.

     Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. No one is obligated to make a market in the New Notes and any market making may be discontinued at any time without notice. We do not intend to apply for a listing of the New Notes on any securities exchange or on any automated dealer quotation system.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the New Notes will be subject to disruptions. Any such disruptions may have a negative effect on you, as a holder of the New Notes, regardless of our prospects and financial performance.

  IF YOU CHOOSE NOT TO EXCHANGE YOUR EXISTING NOTES, THE PRESENT TRANSFER RESTRICTIONS WILL REMAIN IN FORCE AND THE MARKET PRICE OF YOUR EXISTING NOTES COULD DECLINE.

     In general, the Existing Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Existing Notes under the Securities Act. You should refer to "Summary -- The Exchange Offer" and "The Exchange Offer" for information about how to tender your Existing Notes.

     The tender of Existing Notes under the exchange offer will reduce the principal amount of the Existing Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Existing Notes due to a reduction in liquidity.

RISK FACTORS RELATING TO OUR BUSINESS

  WE OPERATE IN AN ENVIRONMENT IN WHICH PRODUCT INNOVATION AND CHANGING TECHNOLOGY ARE CRITICAL.

     Technological innovation and leadership are among the important factors in competing successfully in the professional audio and audio and wireless technology markets. Our future results will depend, in part, upon our ability to make timely and cost-effective enhancements and additions to our technology and to introduce new products that meet customer demands, including products utilizing digital technology, which are increasingly being introduced in many of our markets. The success of current and new product offerings is dependent on several factors, including proper identification of customer needs, technological development, cost, timely completion and introduction, differentiation from offerings of our competitors, and market acceptance. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures. We may not be able to successfully identify and develop new products in a timely manner. Products or technologies developed by others may render our products obsolete or noncompetitive, and constraints on our financial resources may adversely affect our ability to develop and implement technological advances.

     Moreover, to the extent the pace of product obsolescence increases, disposing of inventories of obsolete products may result in reduced operating margins and materially adversely affect our earnings and results of operations.

  WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

     The professional audio and audio and wireless technology markets are highly competitive and fragmented, and we face meaningful competition in most of our product categories and markets. While many of our current competitors are smaller than we are, some of our competitors are substantially larger and have greater financial resources than we do. As we develop new products and enter new markets we may encounter new competitors, and other manufacturers and suppliers who currently do not offer competing products may enter the markets in which we currently operate. Such new competitors may be larger, offer broader product lines, and have substantially greater financial and other resources than we do. Competition could negatively affect our pricing and gross margins. As a result, we may not be able to compete successfully in our current market or in new markets.

  WE FACE CURRENCY AND OTHER RISKS ATTENDANT ON INTERNATIONAL OPERATIONS.

     Our efforts to increase international sales may be adversely affected by, among other things, changes in foreign import restrictions and regulations, taxes, currency exchange rates, currency and monetary transfer restrictions and regulations, and economic and political changes in the foreign nations in which our products are manufactured and/or sold. Although our international operations have generally been profitable in the past, one or more of these factors could have a material adverse effect on our financial position or results of operations in the future. In addition, we have not registered our trademarks and patents in all foreign jurisdictions in which we do business, and attempts at registration in such foreign jurisdictions may not be possible or successful. We are aware that, in certain foreign jurisdictions, unaffiliated third parties have applied for and/or obtained registrations for trademarks that are identical or similar to trademarks owned or used by us. In view of this and because many foreign jurisdictions operate on a "first-to-file" basis for registrations of intellectual property, we may be prohibited from registering our trademarks and patents in certain foreign countries and in some cases we may be prohibited from selling our products in certain countries, or at least from selling our products under the same trademarks in certain countries.

     We have substantial assets located outside of the United States, and a substantial portion of our sales and earnings are attributable to operations conducted abroad and to export sales, predominantly in Western Europe and Asia Pacific. Our international operations subject us to certain risks, including increased exposure to currency exchange rate fluctuations. We hedge a portion of our foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where our subsidiaries are located and manage our currency risk exposure on foreign currency denominated intercompany balances through forward foreign exchange contracts. Our international operations also subject us to certain other risks, including adverse political or economic developments in the foreign countries in which we conduct business, foreign governmental regulation, dividend restrictions, tariffs and potential adverse tax consequences, including payment of taxes in jurisdictions that have higher tax rates than the United States.

  WE FACE RISKS ATTENDANT ON REGULATORY REQUIREMENTS.

     Changes in regulatory requirements may adversely impact our gross margins where we comply with such changes or reduce our ability to generate revenues if we are unable to comply.

     Our products must meet the requirements set by regulatory authorities in the numerous jurisdictions in which we sell them. As regulations and local laws change, we must modify our products to address those changes. Regulatory restrictions may increase the costs to design and manufacture our products, resulting in a decrease in demand for our products if the costs are passed along or a decrease in our margins. Compliance with regulatory restrictions may adversely affect the technical quality and capabilities of our products, reducing their marketability.

  WE FACE RISKS ASSOCIATED WITH INTELLECTUAL PROPERTY RIGHTS.

     If we are unable to enforce or defend our ownership and use of our intellectual property, our business may decline. We seek to protect our intellectual property rights, but our actions may not adequately protect the rights covered by our patents, patent applications, trademarks and other proprietary rights, and prosecution of our claims could be time consuming and costly. A number of our trademarks are important to our business and we are dependent on two of our trademarks, namely the Telex(R) and Electro-Voice(R) marks. In addition, the intellectual property laws of some foreign countries do not protect our proprietary rights as do the laws of the U.S. Despite our efforts to protect our intellectual property or proprietary information, third parties may obtain, disclose or use our intellectual property or proprietary information without our authorization, or claim we infringe their proprietary rights, any of which could adversely affect our business. From time to time, third parties have alleged that we infringe their proprietary rights. These claims or similar future claims could subject us to significant liability for damages, result in the invalidation of our proprietary rights, limit our ability to use infringing intellectual property or force us to use alternative trademarks or obtain licenses to third-party technology rather than dispute the merits of any infringement claim. Even if we prevail, any associated litigation could be time consuming and expensive and could result in the diversion of our time and resources.

  WE MAY BE SUBJECT TO ENVIRONMENTAL LIABILITY.

     We are subject to various foreign, federal, state and local environmental protection, chemical control, and health and safety laws and regulations. We own and lease real property, and some environmental laws hold current or previous owners or operators of businesses and real property liable for contamination on or originating from that property, even if they did not know of or were not responsible for the contamination. The presence of hazardous substances on any of our properties or the failure to meet environmental regulatory requirements may materially adversely affect our ability to use the property as collateral for borrowing, and may cause us to incur substantial remediation or compliance costs. If hazardous substances are released from or located on any of our properties, we could incur substantial liabilities through a private party personal injury or property damage claim or a claim by a governmental entity for other damages. If we incur material costs or liabilities in the future under environmental laws for any reason, our results of operations may be materially adversely affected. We are indemnified by the former owner of certain sites purchased by us against environmental liabilities that may result from these sites. We cannot assure you that the former owner will fulfill its indemnification obligations.

  TERMINATION OF CUSTOMER RELATIONSHIPS MAY CAUSE US TO HAVE UNCOVERED FINANCIAL COMMITMENTS.

     As a designer, manufacturer and marketer of sophisticated audio and wireless communications equipment, we provide our customers with a range of products and services tailored to suit our customers' needs. Accordingly, as customers' needs arise, we must often make significant financial commitments and incur overhead expenses in order to complete projects or fulfill purchase orders. In the event that our customers cancel or cease to maintain their arrangements with us or we are unable to procure similar business from new customers, we may not be able to generate sufficient revenues to offset our financial commitments or overhead expenses. There can be no assurance that the work flow under our current arrangements will continue or that these arrangements will be replaced by similar arrangements with the same or new customers.

  IF WE LOSE THE SERVICES OF KEY MEMBERS OF OUR MANAGEMENT, WE MAY NOT BE ABLE TO MANAGE OUR OPERATIONS AND IMPLEMENT OUR GROWTH STRATEGY EFFECTIVELY.

     Our future success depends, in large part, on the continued service of several key members of our management team, and some of our other key executives and officers and managers who possess significant expertise and knowledge of our business and markets. We do not maintain key man insurance on any of our officers or managers. Any loss or interruption of the services of these individuals could reduce our ability to effectively manage our operations and implement our strategy because we may not be able to find appropriate replacements.

  YOU MAY HAVE NO EFFECTIVE REMEDY AGAINST ARTHUR ANDERSEN LLP IN CONNECTION WITH A MATERIAL MISSTATEMENT OR OMISSION IN OUR FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS.

     The consolidated financial statements of Old Telex as of December 31, 2001, and for the year ended December 31, 2001, included in this prospectus, were audited by Arthur Andersen LLP ("Arthur Andersen"). In June 2002, Arthur Andersen was convicted by a federal jury of obstruction of justice arising from its destruction of documents relating to the government's investigation of Enron Corp. Additionally, Arthur Andersen ceased practicing before the Securities and Exchange Commission on August 31, 2002. These events have prevented us from obtaining Arthur Andersen's consent with respect to the use of those financial statements in this prospectus. Accordingly, you may have no effective remedy against Arthur Andersen in connection with a material misstatement or omission in those financial statements.

     Our current auditors, Ernst & Young LLP, have audited the consolidated financial statements of Holdings for the one-month period ended December 31, 2003 and Old Telex for the eleven-month period ended November 30, 2003 and for the year ended December 31, 2002 and take no responsibility for the previous periods audited by Arthur Andersen.

  WE ARE CONTROLLED BY PRINCIPAL STOCKHOLDERS WHOSE INTERESTS MAY DIFFER FROM YOUR INTERESTS.

     Circumstances may occur in which the interests of the principal stockholders of Old Telex, our direct parent, could be in conflict with your interests. In addition, these stockholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though those transactions may involve risks to you as a holder of the notes.

     Certain investment vehicles managed by Jefferies Capital Partners and certain investment vehicles managed by GSC Partners collectively control or own 61.1% of our direct parent's outstanding shares of common stock. As a result, they have the power to cause the election of a majority of our managers, cause the appointment of new management and cause the approval of any action requiring the approval by a majority of the holders of our limited liability company interests, including adopting amendments to our certificate of formation and limited liability company agreement and approving acquisitions or sales of all or substantially all of our assets. The directors elected by Jefferies Capital Partners and GSC Partners have the ability to control decisions affecting our capital structure, including the issuance of additional liability company interests, the implementation of equity repurchase programs and the declaration of distributions.

     In the warrant exchange offer by our direct parent that was part of the restructuring, the GSC Partners investment vehicles exchanged all of their warrants for 1,066,559 shares of our direct parent's common stock, and now collectively own an aggregate of 2,440,894 shares of our direct parent's common stock, representing approximately 37% of its issued and outstanding shares.

                           FORWARD-LOOKING STATEMENTS

     We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not solely a statement of historical fact (such as when we state that we "believe," "expect," "anticipate" or "plan" that an event will occur, and other similar statements), you should understand that our expectations may not be correct, although we believe that they are reasonable. You should also understand that our plans may change. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in this prospectus will continue. The forward-looking information contained in this prospectus is generally located under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," but may be found in other locations as well. These forward-looking statements generally relate to our strategies, plans and objectives for future operations and are based upon management's current plans and beliefs or estimates of future results or trends.

     Forward-looking statements, such as those regarding management's present plans or expectations for new product offerings, capital expenditures, sales-building, cost-saving strategies, and growth are not guarantees of future performance. They involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with third parties and the factors discussed under "Risk Factors" and elsewhere herein, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding management's present expectations for operating results and cash flow involve risks and uncertainties relative to these and other factors, such as the ability to increase revenues and/or to achieve cost reductions (and other factors discussed under "Risk Factors" or elsewhere in this prospectus), which also would cause actual results to differ from present plans. Such differences could be material.

     You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even if our situation changes in the future.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the New Notes, we will receive Existing Notes of like principal amount. The Existing Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

     The Existing Notes were issued in the restructuring in exchange for Old Telex's Senior Subordinated Discount Notes due 2006. We did not receive any proceeds from the issuance of the Existing Notes pursuant to the restructuring. New Telex received net proceeds of approximately $118.2 million from its sale of $125 million aggregate principal amount of 11.5% Senior Secured Notes due 2008 in the restructuring, after deducting fees and expenses (excluding the fees and expenses of conducting the exchange offer and the similar exchange offer that New Telex conducted for its 11.5% Senior Secured Notes due 2008). New Telex used these net proceeds to repay existing indebtedness that was transferred to it in the restructuring by Old Telex.

                                 CAPITALIZATION

     The following table sets forth cash and cash equivalents and capitalization for Holdings as of December 31, 2003 giving effect to the restructuring and the application of the net proceeds from New Telex's sale of its 11.5% Senior Secured Notes due 2008.

     You should read the table below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                                      AS OF
                                                                DECEMBER 31, 2003
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Cash and Cash Equivalents...................................         $  6,698
                                                                     ========
Total Debt:
  New Telex's Senior credit facility(1).....................         $     --
  New Telex's Senior Secured Notes..........................          125,000
  Senior Subordinated Discount Notes (Existing Notes).......           61,216
  Other Debt(2).............................................            1,859
                                                                     --------
     Total Debt.............................................          188,075
  Shareholder's Deficit.....................................          (68,374)
                                                                     --------
     Total Capitalization...................................         $119,701
                                                                     ========

---------------

(1) Simultaneously with the closing of the restructuring, New Telex entered into its new $15 million Senior Credit Facility which was undrawn at December 31, 2003.

(2) Other Debt includes amounts outstanding under an existing loan secured by New Telex's Morrilton, Arkansas property and $0.9 million of foreign debt. The loan secured by New Telex's Morrilton property is interest free but has been discounted at an effective interest rate of 10.5%. The loan balance is net of an unamortized discount of $0.4 million and is due in monthly installments through February 2010.

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

     The following Unaudited Condensed Consolidated Pro Forma Statements of Operations of Holdings and Old Telex, for the combined twelve-month period ended December 31, 2003 and for the year ended December 31, 2002 have been prepared to reflect the restructuring. The Unaudited Condensed Consolidated Pro Forma Statements of Operations for the combined twelve-month period ended December 31, 2003 and for the year ended December 31, 2002 have been prepared as if the restructuring occurred as of January 1, 2002.

     The Unaudited Condensed Consolidated Pro Forma Financial Information is unaudited and not necessarily indicative of the results that would have actually occurred if the restructuring had been consummated on such dates, or the results which may be obtained in the future. The pro forma adjustments, as described in the Notes to the Unaudited Condensed Consolidated Pro Forma Statements of Operations, are based on available information and upon certain assumptions that we believe are reasonable. The Unaudited Condensed Consolidated Pro Forma Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Selected Financial Data" and the consolidated financial statements and related notes thereto, included elsewhere in this prospectus.

                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

                                                            FISCAL YEAR ENDED DECEMBER 31, 2003
                                                            ------------------------------------
                                                            COMBINED
                                                             ACTUAL    ADJUSTMENTS     PRO FORMA
                                                            --------   -----------     ---------
                                                                       (IN THOUSANDS)
Net sales.................................................  $268,539                   $268,539
Cost of sales.............................................   155,820                    155,820
                                                            --------                   --------
     Gross profit.........................................   112,719                    112,719
                                                            --------                   --------
Operating expenses:
  Engineering.............................................    14,171                     14,171
  Selling, general and administrative.....................    74,027                     74,027
  Amortization of goodwill and other intangibles..........        21                         21
  Pension curtailment gain................................    (2,414)                    (2,414)
                                                            --------                   --------
                                                              85,805                     85,805
                                                            --------                   --------
     Operating income.....................................    26,914                     26,914
Interest expense..........................................   (29,486)    $  632(1)      (28,854)
Other income, net.........................................       614                        614
Loss on early extinguishment of debt......................    (1,186)     1,140(2)          (46)
                                                            --------     ------        --------
(Loss) income before income taxes.........................    (3,144)     1,772          (1,372)
Provision for income taxes................................     4,756        (38)(3)       4,718
                                                            --------     ------        --------
(Loss) income from continuing operations..................  $ (7,900)    $1,810        $ (6,090)
                                                            ========     ======        ========

---------------
(1) Amount shown is reduced by the net pro forma interest expense decrease/(increase) due to the restructuring transactions, assuming the restructuring transactions occurred as of January 1, 2002, the beginning of the fiscal year (in thousands):

                                                                  COMBINED
                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 2003
                                                              -----------------
Interest expense, inclusive of amortization of deferred
  financing costs, related to New Telex's Senior Secured
  Notes.....................................................      $(15,606)
Elimination of interest on extinguished bank debt...........         4,154
Elimination of amortization of deferred financing costs
  related to the extinguished bank debt.....................         1,066
Elimination of interest on Old Telex's extinguished Senior
  Secured Notes due 2004....................................        10,123
Elimination of amortization of deferred financing costs
  related to Old Telex's extinguished Senior Secured Notes
  due 2004..................................................           162
Elimination of interest on Old Telex's extinguished Senior
  Subordinated Discount Notes due 2007......................            58
Elimination of incremental interest on Old Telex's Senior
  Subordinated Discount Notes due 2006......................           401
Elimination of incremental amortization of deferred
  financing costs related to Old Telex's Senior Subordinated
  Discount Notes due 2006...................................            19
Elimination of interest on Old Telex's Senior Subordinated
  Discount Notes due 2006 not transferred to Holdings.......           255
                                                                  --------
  Total net pro forma interest expense decrease.............      $    632
                                                                  ========

(2) Amount shown represents loss on early extinguishment of debt related to the restructuring transactions.

(3) Amount shown represents income tax benefit resulting from the combined Successor and Predecessor results of operations.

                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

                                                               FISCAL YEAR ENDED DECEMBER 31, 2002
                                                              -------------------------------------
                                                               ACTUAL     ADJUSTMENTS    PRO FORMA
                                                              ---------   ------------   ----------
                                                                         (IN THOUSANDS)
Net sales...................................................  $266,521                    $266,521
Cost of sales...............................................   155,832                     155,832
                                                              --------                    --------
     Gross profit...........................................   110,689                     110,689
                                                              --------                    --------
Operating Expenses:
  Engineering...............................................    12,424                      12,424
  Selling, general and administrative.......................    70,890                      70,890
  Corporate charges.........................................       541                         541
  Amortization of goodwill and other intangibles............       120                         120
  Restructuring charges.....................................       478                         478
                                                              --------                    --------
                                                                84,453                      84,453
                                                              --------                    --------
     Operating income.......................................    26,236                      26,236
Interest expense............................................   (26,563)       $718(1)      (25,845)
Other income, net...........................................     2,727                       2,727
                                                              --------        ----        --------
Income before income taxes..................................     2,400         718           3,118
Provision for income taxes..................................     2,618                       2,618
                                                              --------        ----        --------
(Loss) income before cumulative effect......................  $   (218)       $718        $    500
                                                              ========        ====        ========

---------------

(1) Amount shown is reduced by the net pro forma interest expense decrease/(increase) due to the restructuring transactions, assuming the restructuring transactions occurred as of January 1, 2002, the beginning of the fiscal year (in thousands):

                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 2002
                                                              -----------------
Interest expense, inclusive of amortization of deferred
  financing costs, related to New Telex's Senior Secured
  Notes.....................................................      $(15,757)
Elimination of interest on extinguished bank debt...........         6,053
Elimination of amortization of deferred financing costs
  related to the extinguished bank debt.....................         1,203
Elimination of interest on Old Telex's extinguished Senior
  Secured Notes due 2004....................................         8,362
Elimination of amortization of deferred financing costs
  related to Old Telex's extinguished Senior Secured Notes
  due 2004..................................................           182
Elimination of interest on Old Telex's extinguished Senior
  Subordinated Discount Notes due 2007......................            79
Elimination of incremental interest on Old Telex's Senior
  Subordinated Discount Notes due 2006......................           334
Elimination of incremental amortization of deferred
  financing costs related to Old Telex's Senior Subordinated
  Discount Notes due 2006...................................            17
Elimination of interest on Old Telex's Senior Subordinated
  Discount Notes due 2006 not transferred to Holdings.......           245
                                                                  --------
  Total net pro forma interest expense decrease.............      $    718
                                                                  ========

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The table below sets forth selected consolidated financial data relating to Holdings and Old Telex. The selected historical consolidated financial data as of December 31, 2002 and 2003 and for the one month ended December 31, 2003, eleven months ended November 30, 2003 and the years ended December 31, 2002 and 2001 have been derived from the audited consolidated financial statements and notes thereto of Holdings and Old Telex, appearing elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 1999, 2000 and 2001 and the years ended December 31, 1999 and 2000 were derived from audited consolidated financial statements and notes thereto not included herein. You should read the information set forth below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus. For additional information see our Unaudited Condensed Consolidated Pro Forma Statements of Operations beginning on page 19.

                                                    PREDECESSOR                             SUCCESSOR
                           -------------------------------------------------------------   ------------
                                                                           ELEVEN MONTHS    ONE MONTH
                                  FISCAL YEAR ENDED DECEMBER 31,               ENDED          ENDED
                           ---------------------------------------------   NOVEMBER 30,    DECEMBER 31,
                             1999       2000         2001         2002         2003            2003
                           --------   --------    ----------    --------   -------------   ------------
                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net sales................  $346,057   $328,855    $  284,459    $266,521     $243,106        $25,433
Cost of sales............   219,399    204,113       185,051     155,832      140,863         14,957
                           --------   --------    ----------    --------     --------        -------
Gross profit.............   126,658    124,742        99,408     110,689      102,243         10,476
Engineering..............    14,872     14,098        12,736      12,424       12,947          1,224
Selling, general and
  administrative.........    88,563     87,724        86,534      70,890       67,796          6,231
Restructuring charges....        --      8,812(a)     11,475(a)      478           --             --
Corporate charges........     1,716      1,716         1,667         541           --             --
Amortization of goodwill
  and other
  intangibles............    11,972      2,223         2,156         120           20              1
Pension curtailment
  gain...................        --         --            --          --       (2,414)            --
                           --------   --------    ----------    --------     --------        -------
Operating income
  (loss).................    11,659     10,169       (15,160)     26,236       23,894          3,020
Interest expense.........   (36,689)   (38,374)      (38,173)    (26,563)     (26,897)        (2,589)
Other income.............     6,674     12,399         1,111       2,727          529             85
Gain (loss) on early
  extinguishment of
  debt...................        --         --       115,897(b)       --           --         (1,186)(c)
                           --------   --------    ----------    --------     --------        -------
(Loss) income before
  income taxes and
  cumulative effect of
  accounting change......   (18,356)   (15,806)       63,675       2,400       (2,474)          (670)
Provision for income
  taxes..................     4,064      2,175         2,685       2,618        3,585          1,171
                           --------   --------    ----------    --------     --------        -------
(Loss) income before
  cumulative effect of
  accounting change......   (22,420)   (17,981)       60,990        (218)      (6,059)        (1,841)
Cumulative effect of
  change in accounting...        --         --            --     (29,863)          --             --
                           --------   --------    ----------    --------     --------        -------
Net (loss) income........  $(22,420)  $(17,981)   $   60,990    $(30,081)    $ (6,059)       $(1,841)
                           ========   ========    ==========    ========     ========        =======

                                                    PREDECESSOR                             SUCCESSOR
                           -------------------------------------------------------------   ------------
                                                                           ELEVEN MONTHS    ONE MONTH
                                  FISCAL YEAR ENDED DECEMBER 31,               ENDED          ENDED
                           ---------------------------------------------   NOVEMBER 30,    DECEMBER 31,
                             1999       2000         2001         2002         2003            2003
                           --------   --------    ----------    --------   -------------   ------------
                                                      (DOLLARS IN THOUSANDS)
FINANCIAL DATA:
EBITDA(d)................  $ 33,680   $ 23,624    $   (4,000)   $ 32,716     $ 29,506        $ 3,502
Capital expenditures.....  $  8,441   $ 11,553    $    6,121    $  4,834     $  5,165        $   546
Cash provided by (used
  in) operating
  activities.............  $ (4,054)  $ 11,853    $   (2,688)   $ 18,964     $ 15,289        $ 5,631
Cash used in investing
  activities.............  $ (1,536)  $ (8,321)   $   (5,601)   $    (42)    $ (3,841)       $  (546)
Cash (used in) provided
  by financing
  activities.............  $  5,441   $ (3,525)   $    8,775    $(18,888)    $ (9,450)       $(4,274)
Ratio of earnings to
  fixed charges(e).......        --         --          2.62        1.09           --             --

                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                     1999           2000           2001           2002           2003
                                 ------------   ------------   ------------   ------------   ------------
                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital................   $  51,137      $   7,448       $ 27,059       $ 42,851       $ 63,158
Total assets...................     261,998        223,730        187,601        157,878        171,128
Long term debt, less current
  maturities...................     312,207        279,186        147,430        154,630        187,629
Shareholders' deficit..........    (154,457)      (175,429)       (39,974)       (68,008)       (68,374)

---------------

(a) Included in the restructuring charges for the year ended December 31, 2000 is a $4.3 million charge attributed to impairment of goodwill and fixed assets and for the year ended December 31, 2001 is a $7.4 million charge attributed to impairment of fixed assets.

(b) On November 21, 2001, Old Telex completed a debt restructuring, pursuant to which $224.5 million, or 99.8% of the total, of Old Telex's 10 1/2% and 11% senior subordinated notes were exchanged for Senior Subordinated Discount Notes due 2006 at a deemed issue price of $56.1 million, 5.0 million shares of Series B preferred stock, and warrants to purchase 1.7 million shares of Series B preferred stock or common stock, all issued by Old Telex. As part of this debt restructuring, Old Telex recorded $115.9 million of gain on early extinguishment of debt in its statement of operations and, for the senior subordinated notes exchanged by related parties, recorded the related $52.7 million of gain as contributed capital in the statement of member/shareholders' deficit.

(c) Holdings recognized a $1.2 million loss from the write-off of deferred financing costs, additional interest premium associated with the redemption of its 10 1/2% and 11% Senior Subordinated Notes and discounts associated with the Tranche A and Tranche B Senior Secured Notes.

(d) EBITDA for each period is defined as income (loss) before cumulative effect of accounting change plus (i) income taxes, (ii) interest expense, (iii) depreciation and amortization and (iv) loss on early extinguishment of debt, minus (v) other income and (vi) gain on early extinguishment of debt. EBITDA is included because management understands that such information is considered, by certain investors, to be an additional basis on which to evaluate our ability to pay interest, repay debt, and make capital expenditures. Excluded from EBITDA are interest expense, income taxes, depreciation and amortization expense, each of which can significantly affect our results of operations and liquidity and should be considered in evaluating our financial performance. EBITDA is not a measure of performance under generally accepted accounting principles in the United States. Moreover, EBITDA is not a standardized measure and may be calculated in a number of ways.

     The following table reconciles Holdings' or Old Telex's (loss) income before the cumulative effect of an accounting change to EBITDA:

                                                  PREDECESSOR                            SUCCESSOR
                           ----------------------------------------------------------   -----------
                                                                       ELEVEN MONTHS     ONE MONTH
                                FISCAL YEAR ENDED DECEMBER 31,             ENDED           ENDED
                           -----------------------------------------    NOVEMBER 30,    DECEMBER 1,
                             1999       2000       2001       2002          2003           2003
                           --------   --------   ---------   -------   --------------   -----------
                                                    (DOLLARS IN THOUSANDS)
(Loss) income before
  cumulative effect of
  accounting change......  $(22,420)  $(17,981)  $  60,990   $  (218)     $(6,059)        $(1,841)
Income taxes.............     4,064      2,175       2,685     2,618        3,585           1,171
Interest expense.........    36,689     38,374      38,173    26,563       26,897           2,589
Other income.............    (6,674)   (12,399)     (1,111)   (2,727)        (529)            (85)
(Gain) loss on early
  extinguishment of
  debt...................        --         --    (115,897)       --           --           1,186
Depreciation and
  amortization...........    22,021     13,455      11,160     6,480        5,612             482
                           --------   --------   ---------   -------      -------         -------
  EBITDA.................  $ 33,680   $ 23,624   $  (4,000)  $32,716      $29,506         $ 3,502
                           ========   ========   =========   =======      =======         =======

(e) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges for this purpose include interest expense, capitalized interest, amortization of deferred financing costs and one-third of operating lease payments, which are deemed to be representative of the interest factor. Earnings for the fiscal years ended December 31, 1999 and 2000, for the eleven months ended November 30, 2003, and for the one month period ended December 31, 2003 were inadequate to cover fixed charges by $18.4 million, $15.8 million, $2.5 million, and $0.7 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Financial information in this Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2003 includes our information for the one-month period ended December 31, 2003 and the information of our predecessor and direct parent for the eleven-month period ended November 30, 2003. Subsequent to November 2003, Old Telex is a holding company and has no business operations. Holdings is also a holding company and has no business operations. All business operations are conducted by New Telex and its subsidiaries. The financial information is combined to provide a more meaningful presentation for the twelve-month period ended December 31, 2003. Historical financial information for the years ended December 31, 2002 and 2001 was derived from the consolidated financial statements of Old Telex. The following discussion should be read in conjunction with our Consolidated Financial Statements and Notes thereto contained elsewhere in this prospectus.

OVERVIEW

  COMPANY STRUCTURE

     Telex Communications Intermediate Holdings, LLC ("Holdings" or "Successor"), a Delaware limited liability company, is a wholly-owned subsidiary of Telex Communications Holdings, Inc. ("Old Telex" or "Predecessor"). Holdings was formed in connection with the November 19, 2003 restructuring of Old Telex's debt obligations. Holdings is the parent of Telex Communications, Inc. ("New Telex"), which was also formed in connection with the November 2003 restructuring of Old Telex's debt obligations. New Telex is the operating company that succeeded to all of the assets and liabilities of Old Telex, except, primarily, certain debt obligations. Reference to "the Company" throughout the remainder of this Management's Discussion and Analysis of Financial Condition and Results of Operations means Predecessor or Successor for the relevant period(s).

     Immediately prior to the closing of the November 2003 debt restructuring, Old Telex transferred to New Telex substantially all of Old Telex's assets and liabilities except, principally, its 13% Senior Subordinated Discount Notes due 2006, in exchange for New Telex's common stock. Old Telex then contributed New Telex's common stock to Holdings, a new limited liability company, in exchange for all of Holdings membership interests. New Telex became a wholly-owned subsidiary of Holdings and Holdings became a wholly-owned subsidiary of Old Telex. The subsidiaries of Old Telex became New Telex's subsidiaries as part of the asset transfer. Upon the closing of the restructuring, Old Telex changed its name to "Telex Communications Holdings, Inc."

     The debt restructuring also included an exchange offer associated with Old Telex's 13% Senior Subordinated Discount Notes due 2006. Holders of these notes could consent to exchange them for Existing Notes, receiving a 1% premium on the then-current accreted value of such notes and future cash interest payments of 1% per annum on the accreted value of the notes (which accrete at a rate of 12% per annum) or they could elect to retain their Old Telex 13% Senior Subordinated Discount Notes due 2006. Holders of Old Telex's 13% Senior Subordinated Discount Notes due 2006 with a book value of $60.1 million as of November 19, 2003 exchanged their notes and holders of Old Telex 13% Senior Subordinated Discount Notes due 2006 with a book value of $1.8 million retained such notes.

     As a result of the November 2003 debt restructuring, which was accounted for as being effective November 30, and the formation of the new entities, the consolidated financial statements for 2003 are split into two periods. The eleven-month period ended November 30, 2003 reflects the results of Old Telex and the one-month period ended December 31, 2003 reflects the results of Holdings.

  DESCRIPTION OF BUSINESS

     We are a worldwide industry leader in the design, manufacture, and marketing of audio and communications products and systems to commercial, professional and industrial customers. Our product lines include sophisticated loudspeaker systems, wired and wireless intercom systems, mixing consoles, digital audio duplication products, amplifiers, wired and wireless microphones, military and aviation products, land mobile communication systems, wireless assistive listening systems and other related products. We market over 30 product lines that span the professional audio and communications sectors. We have two business segments: Professional Audio (formerly known as Professional Sound and Entertainment) and Audio and Wireless Technology. Financial information for our two business segments for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001 is set forth in Note 12 to our consolidated financial statements included elsewhere in this prospectus.

     Approximately 50% of our sales are made internationally, in over 80 countries. We conduct our foreign sales through our foreign subsidiaries in Germany, the United Kingdom, Japan, Hong Kong, Australia, Singapore, and France, and we export products from our manufacturing locations in the United States, Germany, the United Kingdom and Mexico for sales through our independent distributors and dealers in other countries.

     Overall, our business is not subject to significant seasonal fluctuations. We do not believe that inflation has had a material impact on our financial position or results of operations during the past three years. We have generally been able to effect price increases equal to any inflationary increase in costs.

     We maintain assets and/or operations in a number of foreign jurisdictions, the most significant of which are Germany, the United Kingdom, Japan, Singapore, and Hong Kong. In addition, we conduct business in local currency in many countries, the most significant of which are Germany, the United Kingdom, Japan, Hong Kong, Singapore, Canada, Australia, and France. Exposure to U.S. dollar/Euro and U.S. dollar/British pound exchange rate volatility is mitigated to some extent by our ability to source our production needs with existing manufacturing capacity in Germany and Great Britain, and the exposure to U.S. dollar/Japanese yen exchange rate volatility is to some extent mitigated by sourcing products denominated in yen from Japan or through contractual provisions in sales agreements with certain customers. Nevertheless, we have a direct and continuing exposure to both positive and negative foreign currency movements.

     We report foreign exchange gains or losses on transactions as part of other (income) expense. Gains and losses on translation of foreign currency denominated balance sheets are classified as currency translation adjustments and are included in "accumulated other comprehensive loss" as part of member/shareholder's deficit.

CRITICAL ACCOUNTING POLICIES

     The preparation of our consolidated financial statements requires us to make estimates and judgments, which we evaluate on an ongoing basis, that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe are reasonable. Accordingly, actual results may differ from these estimates under different assumptions or conditions.

     We have identified several accounting policies, discussed below, that are critical to our business operations and the understanding of our results of operations. For further discussion of accounting policies, see Note 1 to our consolidated financial statements included elsewhere in this prospectus.

     Revenue Recognition. We recognize revenue from product sales at the time of shipment and passage of title. We also offer customers certain rights to return products. We continuously monitor and track such product returns and record a provision for the estimated amount of such future returns based on historical experience and any notification we receive of pending returns. While such returns have historically been within our expectations and provisions established, we cannot guarantee that our historical experience will continue.

     Allowance for Doubtful Accounts. We perform ongoing credit evaluations of our customers and consider adjustments to credit limits based upon payment history and the customer's current creditworthiness. We continuously monitor collections from customers and maintain a provision for estimated credit losses based on historical experience and any specifically identified collection issues. However, we cannot guarantee that we can accurately predict the future creditworthiness of our customers and, accordingly, accurately estimate credit losses on our accounts receivable.

     Inventories. Inventories are valued at lower-of-cost or market. We regularly review inventory quantities on hand and record a provision, charged to cost of sales, for excess and obsolete inventory based primarily on estimated demand for product and for production requirements, generally for the next 12 to 24 months. Demand for certain of our products can fluctuate significantly. In addition, some of our products are affected by rapid technological change, frequent new product development and rapid product obsolescence that could result in an increase in the amount of excess and obsolete inventory quantities on hand. Additionally, our estimates of future product demand may prove to be inaccurate. In that case, our provision for excess and obsolete inventory would be misstated. Therefore, any unanticipated decline in future demand or technological developments could have a significant impact on the value of our inventory and reported operating results.

     Determination of Functional Currencies for the Purpose of Consolidation. We have several foreign subsidiaries for which the local currency is the functional currency. These subsidiaries accounted for approximately 44% of our consolidated net sales for the combined twelve-months ended December 31, 2003, and 58% of our consolidated assets and 16% of our consolidated liabilities at December 31, 2003.

     Under the relevant accounting standards, we have determined the functional currency to be the local currency for all of our international subsidiaries. In preparing our consolidated financial statements, we are required to translate the foreign subsidiaries' accounting records and financial statements from their respective local currencies into United States dollars. This process results in translation gains and losses that are included in member/shareholder's deficit as a component of "accumulated other comprehensive loss." The magnitude of the translation gains and losses is dependent upon the movement in the exchange rates of the foreign currencies of our subsidiaries against the United States dollar. The foreign currencies of our subsidiaries for which the local currency is the functional currency include the Euro, the Great Britain pound, the Japanese yen, the Australian dollar, the Singapore dollar, and the Hong Kong dollar. Any future translation gains or losses could be higher than those recorded in prior years because of the unpredictability of the movement in exchange rates.

     If we disposed of a foreign subsidiary, any cumulative translation adjustment would be recognized in the statement of operations.

     Valuation of Goodwill. We have business unit level goodwill that we amortized until December 31, 2001. Effective with the beginning of 2002, we adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), and stopped amortizing our goodwill. We performed an initial impairment review of our goodwill that was completed in the fourth quarter of 2002. The review resulted in an impairment loss of $29.9 million that has been accounted for as a cumulative effect of change in accounting in accordance with guidance in SFAS 142. We perform annual impairment reviews at the beginning of our fourth quarter. The annual review for 2003 and 2002 did not indicate any additional goodwill impairment.

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

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage relationship of certain items in our consolidated statements of operations to net sales.

                                                              PERCENTAGE OF NET SALES
                                                            ---------------------------
                                                            COMBINED      YEAR ENDED
                                                            PERIODS     ---------------
                                                              2003      2002      2001
                                                            --------    -----     -----
Net Sales:
  Professional Audio......................................    77.8%      75.6%     69.2%
  Audio and Wireless Technology...........................    22.2       24.4      30.8
                                                             -----      -----     -----
Total net sales...........................................   100.0%     100.0%    100.0%
                                                             -----      -----     -----
Total gross profit........................................    42.0%      41.5%     34.9%
Operating expenses........................................    32.0       31.7      40.3
                                                             -----      -----     -----
Operating income (loss)...................................    10.0%       9.8%     (5.4)%
                                                             =====      =====     =====
(Loss) income before cumulative effect of a change in
  accounting..............................................    (2.9)%     (0.1)%    21.4%
                                                             =====      =====     =====
Cumulative effect of change in accounting.................      --%     (11.2)%      --%
                                                             =====      =====     =====
Net (loss) income.........................................    (2.9)%    (11.3)%    21.4%
                                                             =====      =====     =====

  YEAR ENDED DECEMBER 31, 2003 (COMBINED PERIODS) COMPARED TO YEAR ENDED DECEMBER 31, 2002

     Net Sales. Our net sales increased 0.8%, or $2.0 million, from $266.5 million in 2002 to $268.5 million in 2003. Sales in our Professional Audio segment increased in 2003 while sales in our Audio and Wireless Technology segment declined. Our net sales strengthened in the last nine months of 2003 compared to the 2002 period as the US professional audio marketplace experienced higher spending and increased concert tour activity and the European marketplaces experienced higher sales as customers resumed higher purchasing activity after the first quarter of 2003. The overall increase is attributable primarily to higher sales of Professional Audio electronics and speaker products while sales in the Audio and Wireless Technology segment declined due to the discontinuance of sales of computer audio products, which occurred in the second quarter of 2003, and continued sluggishness in the education and digital duplication markets. Our net sales, excluding the impact of the discontinued products, increased approximately 2% for 2003 compared to 2002.

     Net sales in our Professional Audio segment increased $7.5 million, or 3.7%, from $201.5 million in 2002 to $209.0 million in 2003. The increase is attributable primarily to higher sales of our speaker and electronics product lines that offset a decline in sales of our microphone products. U.S. net sales increased starting with the second quarter of 2003 and continued strong throughout the remainder of 2003 as the US professional audio marketplace rebounded from slow economic activity in the first quarter of 2003. The Asian marketplace experienced higher sales in the second half of 2003 as the SARS epidemic subsided. The European marketplace also had higher sales; however, this increase was mainly driven by the strength of foreign currencies relative to the US dollar.

     Net sales for our Audio and Wireless Technology segment decreased $5.5 million, or 8.4%, from $65.0 million in 2002 to $59.5 million in 2003. Net sales, excluding sales of computer audio products in both periods and discontinued hearing instruments products in 2002, decreased approximately 4%. The decline in net sales, after excluding the computer audio and hearing instruments products, is attributable primarily to the slowdown in the education and digital duplication markets, in part due to decreased government spending.

     Gross Profit. Our gross profit increased $2.0 million, or 1.8%, from $110.7 million in 2002 to $112.7 million in 2003. As a percentage of net sales, the gross margin rate increased to 42.0% for 2003 compared to 41.5% for 2002. Included in the 2003 period are impairment charges of $1.4 million for inventories and fixed assets associated with the computer audio product line. Excluding these charges, gross

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

margin as a percentage of net sales increased to 42.5%. The increase in the gross margin rate for 2003 over 2002, excluding the charges, is attributable mainly to increased sales of high-margin products, improved manufacturing efficiencies and lower operating costs resulting from restructuring measures implemented in 2001 and 2002.

     The gross margin rate for our Professional Audio segment increased from 41.5% for 2002 to 43.2% for 2003. The increase in the gross margin rate for 2003 over 2002 is attributable primarily to increased sales of high-margin products and the continued benefits of restructuring measures implemented in 2001 and 2002.

     The gross margin rate for our Audio and Wireless Technology segment decreased from 41.7% in 2002 to 37.6% for 2003. The gross margin rate for 2003, excluding the impairment charges discussed above, was 40.0%. The decrease in the gross margin rate for 2003 over the 2002 period is attributable primarily to lower sales of high-margin products and to manufacturing inefficiencies.

     Engineering. Our engineering expenses increased $1.8 million, or 14.1%, from $12.4 million in 2002 to $14.2 million in 2003. The increase in spending for the 2003 period compared to the 2002 period is attributed primarily to spending associated with new product development in the Professional Audio segment. New products associated with the increased spending have been introduced throughout 2003 and will continue to be introduced in the first quarter of 2004.

     Selling, General and Administrative. Selling, general and administrative expenses increased $3.1 million, or 4.4%, from $70.9 million in 2002 to $74.0 million in 2003. The increase in expenses in 2003 is attributed mainly to a legal settlement and associated legal fees and to slightly higher selling and marketing costs. We implemented cost controls in early 2003 as a result of the slowdown in our sales in the first three months of 2003. The selling, general and administrative expenses, as a percentage of net sales, have declined in the last nine months of 2003 when compared to the first three months of 2003 and are flat with 2002 spending levels for the last nine months of 2002.

     Corporate Charges. There were no corporate charges in 2003. Corporate charges of $0.5 million were recorded for 2002. The charges represented fees incurred for consulting and management services provided by Greenwich Street Capital Partners, Inc. under a consulting and management services agreement that expired in May 2002 and was not renewed.

     Amortization of Other Intangibles. We recorded amortization expense of approximately $21,000 and $120,000 for 2003 and 2002, respectively, related to identifiable intangible assets having definite lives.

     Restructuring Charges. We did not record any restructuring charges in 2003. In 2002, we recorded a pre-tax restructuring charge of $0.5 million related to the costs of settlement and curtailment of our pension obligations in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" ("SFAS 88"). In 2002 lump sum cash payments were made to former employees whose positions were terminated as part of the restructuring measures announced in 2001. The payments resulted in a partial settlement under SFAS 88 in 2002. The resulting charge could not be estimated as a cost in 2001 because the number of participants taking lump sum settlements could not be measured.

     Pension Curtailment Gain. We recorded a pension curtailment gain of $2.4 million in 2003 resulting from our decision to freeze certain future pension plan benefits effective June 30, 2003. Our decision resulted in recognition of previously unrecognized prior service benefits in accordance with SFAS 88.

     Interest Expense. Interest expense increased from $26.6 million in 2002 to $29.5 million in 2003. Included in interest expense is $20.1 million and $17.0 million of pay-in-kind interest expense for 2003 and 2002, respectively. Interest expense increased primarily because of the higher pay-in-kind interest expense that offset the benefits of lower average outstanding indebtedness and lower average interest rates on non pay-in-kind debt.

     Other Income. Other income decreased from $2.7 million in 2002 to $0.6 million in 2003. The significant components of other income in 2003 were a gain of $0.3 million from the sales of production assets related to the shutdown of certain manufacturing facilities and $0.4 million of income from amortization of
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

deferred revenue for a patent fee, trademark license fee and non-compete agreement associated with the sale of hearing instrument product lines in 2002. The amortization of deferred revenue will continue in 2004 and 2005. The significant components of other income in 2002 were a gain of $0.9 million from the sale of the hearing instrument product lines, $0.4 million of income from amortization of deferred revenue for a patent fee, trademark license fee and non-compete agreement associated with the sale of the hearing instrument product lines and a gain of $1.3 million from the sales of production assets related to the shutdown of certain manufacturing facilities.

     Loss on Early Extinguishment of Debt. We recorded a $1.2 million loss in 2003 resulting from a loss on early extinguishment of debt. We completed a debt restructuring pursuant to which New Telex issued $125.0 million of 11 1/2% Senior Secured Notes due 2008 with the proceeds used to repay existing debt of Old Telex that had been transferred to New Telex. The loss results primarily from the write-off of deferred financing costs and discounts associated with the repaid debt instruments.

     Income Taxes. Our effective tax rate for the years 2003 and 2002 is not meaningful because a tax benefit has not been recorded on the pretax loss in the United States. The tax provision recorded relates only to the countries in which we are profitable. Income tax expense increased to $4.8 million in 2003 from $2.6 million in 2002. The change was mainly associated with an increase in our foreign subsidiary taxable income.

     As of December 31, 2003, we have a reserve of $4.0 million included in income taxes payable for tax liability, penalties, and accrued interest (as of the settlement date) related to a dispute for taxable years 1990 through 1995. We have agreed with the Internal Revenue Service on the final amount of the tax liability to be paid and have been making monthly payments.

     At December 31, 2003, we have $3.8 million of foreign net operating loss carryforwards. We have established a net deferred tax valuation allowance of $8.8 million due to the uncertainty of the realization of future tax benefits. This amount relates primarily to U.S. deferred tax assets as our realization of the future tax benefits related to the deferred tax asset is dependent on our ability to generate taxable income within the net operating loss carryforward period. We have considered this factor in reaching our conclusion as to the adequacy of the valuation allowance for financial reporting purposes.

     Cumulative Effect of a Change in Accounting. We recorded a charge of $29.9 million in 2002 related to the impairment of our Professional Audio segment goodwill as a cumulative effect of a change in accounting in accordance with the guidance in SFAS 142.

  YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

     Net Sales. Our net sales decreased 6.3%, or $18.0 million, from $284.5 million in 2001 to $266.5 million in 2002. Sales in our Professional Audio segment increased slightly in 2002 while sales in our Audio and Wireless Technology segment declined. The overall decline is attributable primarily to lower sales of hearing instruments products, a business that we exited in the first quarter of 2002, and to continued sluggishness in the computer and telecommunications industries.

     Net sales in our Professional Audio segment increased $4.7 million, or 2.4%, from $196.8 million in 2001 to $201.5 million in 2002. The increase is attributable primarily to new product sales and higher sales of electronics products that offset a slight decline in sales of our speakers and microphone products.

     Net sales for our Audio and Wireless Technology segment decreased $22.7 million, or 25.9%, from $87.7 million in 2001 to $65.0 million in 2002. Net sales, excluding sales of discontinued hearing instruments products in both periods, decreased approximately 17%. The decline, after excluding the hearing instruments products, is attributable primarily to the slowdown in the computer and telecommunications industries.

     Gross Profit. Our gross profit increased $11.3 million, or 11.3%, from $99.4 million in 2001 to $110.7 million in 2002. As a percentage of net sales, the gross margin rate increased from 34.9% for 2001 to 41.5% for 2002. Gross profit for 2001 included charges for impaired inventories, resulting primarily from the significant slowdown of sales in 2001 and to our effort to better manage inventories and manufacturing operations through SKU reductions. Excluding these charges, the gross margin rate for 2001 was 37.4%. The increase in the gross margin rate for 2002 over 2001, excluding the charges, is attributable mainly to improved manufacturing efficiencies and lower operating costs resulting from restructuring measures implemented in 2001 and continuing into 2002.

     The gross margin rate for our Professional Audio segment increased from 33.9% for 2001 to 41.5% for 2002. The gross margin rate for 2001, excluding the charges for impaired inventories, was 36.1%. The increase in the gross margin rate for 2002 over 2001, excluding the impairment charges, is attributable primarily to improved manufacturing efficiencies as a result of restructuring measures implemented in 2001 and continuing into 2002.

     The gross margin rate for our Audio and Wireless Technology segment increased from 37.3% in 2001 to 41.7% for 2002. The gross margin rate for 2001, excluding charges for impaired inventories, was 40.5%. The increase in the gross margin rate for 2002 over the 2001 period is attributable primarily to a favorable product mix and improved manufacturing efficiencies.

     Engineering. Our engineering expenses decreased $0.3 million, or 2.4%, from $12.7 million in 2001 to $12.4 million in 2002. The decrease is attributable primarily to the benefit from continued consolidation and streamlining of our engineering operations that occurred in 2001 and to tighter spending controls we implemented due to our sales slowdown.

     Selling, General and Administrative. Selling, general and administrative expenses decreased $15.6 million, or 18.0%, from $86.5 million in 2001 to $70.9 million in 2002. Our 2001 expenses included a charge of $2.8 million for bad debts we believed were potentially uncollectible and $3.3 million in professional fees incurred in connection with modifications to our existing debt and with obtaining additional debt. Excluding the previously mentioned expenses, selling, general and administrative expenses decreased $9.5 million in 2002 compared to 2001. The decrease is primarily attributed to spending controls we implemented because of the slowdown in sales, lower incentive compensation expense and lower compensation costs resulting from the restructuring measures implemented in 2001 and continuing into 2002.

     Corporate Charges. Corporate charges of $0.5 million for 2002 decreased from $1.7 million for 2001. The charges represent fees to Greenwich Street Capital Partners, Inc. for services provided under a consulting and management services agreement. This agreement expired in May 2002 and was not renewed.

     Amortization of Goodwill and Other Intangibles. In connection with the adoption of SFAS 142 we discontinued amortization of goodwill in 2002 compared to amortization expense of $2.0 million in 2001. Amortization of intangible assets having definite lives was $0.1 million for 2002 and 2001.

     Restructuring Charges. We recorded a pre-tax restructuring charge of $0.5 million in 2002 related to the costs of settlement and curtailment of our pension obligations in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" (SFAS 88). In 2002 lump sum cash payments were made to former employees whose positions were terminated as part of the restructuring measures announced in 2001. The payments resulted in a partial settlement under SFAS 88 in 2002. The resulting charge could not be estimated as a cost in 2001 because the number of participants taking lump sum settlements could not be measured.

     We recorded a pre-tax restructuring charge of $11.5 million in 2001 attributed to the consolidation of certain U.S. manufacturing operations, to the restructuring of our operations in Hong Kong, Canada, and Mexico, and to the discontinuation of our hearing aid products. The restructurings resulted in a reduction of approximately 450 employees, primarily in manufacturing and distribution, with all employees terminated as of December 31, 2002. The restructuring charges included $7.4 million of non-cash charges associated with the writedown of fixed assets and $4.1 million of expected cash expenditures, primarily for severance costs, of which $4.0 million had been paid as of December 31, 2002 and the remaining $0.1 million which was paid in the first half of 2003.

     Interest Expense. Interest expense decreased from $38.2 million in 2001 to $26.6 million in 2002. Interest expense decreased primarily because of lower outstanding average indebtedness resulting from Old

Telex's debt restructuring completed in November 2001 and payments on its revolving credit facility and term loans, offset by increased interest on its pay-in-kind debt instruments. Interest expense includes $17.0 million and $4.3 million of pay-in-kind interest expense for 2002 and 2001, respectively.

     Other Income. Other income increased from $1.2 million in 2001 to $2.7 million in 2002. The significant components of other income in 2002 were a gain of $0.9 million from the sale of the hearing instrument product lines, $0.4 million of income from amortization of deferred revenue for a patent fee, trademark license fee and non-compete agreement associated with the sale of the hearing instrument product lines and a gain of $1.3 million from the sale of production assets related to the shutdown of certain manufacturing facilities. The significant components of other income in 2001 were $0.8 million from the sale of branding rights, a $0.3 million gain on foreign exchange and $0.3 million of royalty income offset by a $0.2 million loss on the sale of certain assets.

     Gain on Early Extinguishment of Debt. Net income in 2001 included a gain on early extinguishment of debt. On November 21, 2001 Old Telex completed a debt restructuring, pursuant to which $224.5 million, or 99.8%, of the total of its 10 1/2% and 11% senior subordinated notes were exchanged for 13% senior subordinated discount notes at a deemed issue price of $56.1 million, 5.0 million shares of Series B preferred stock, and warrants to purchase 1.7 million shares of common stock. As part of the debt restructuring, we recorded a gain of $115.9 million in the statement of operations. An additional gain of $52.7 million resulting from senior subordinated notes exchanged by related parties was recorded as contributed capital in the statement of shareholders' deficit.

     Income Taxes. Our effective tax rate for the years 2002 and 2001 is not meaningful because a tax benefit has not been recorded on the pretax loss in the United States. The tax provision recorded relates only to the countries in which we are profitable. Income tax expense remained relatively unchanged in 2002 compared to 2001, as our foreign subsidiary taxable income increased, which increase was offset by a U.S. tax benefit related to prior periods.

     We did not recognize any taxable income on the gain on early extinguishment of debt related to the debt restructuring completed on November 21, 2001 due to certain provisions of the United States Internal Revenue Code for taxpayers deemed insolvent. Those same provisions also provide that any taxpayer not recognizing taxable income due to this insolvency provision will reduce all tax attributes, as defined under the Internal Revenue Code, to the extent of the unrecognized gain. Our portion of net operating loss carryforwards in 2001 that were generated in the United States is the only tax attribute to which this provision is applicable. As of December 31, 2001, we had a deferred tax asset related to net operating losses of $32.2 million, of which $31.0 million was related to the net operating losses generated in the United States and $1.2 million was related to the net operating losses generated by foreign subsidiaries.

     Cumulative Effect of a Change in Accounting. We recorded a charge of $29.9 million in 2002 related to the impairment of our Professional Audio segment goodwill as a cumulative effect of a change in accounting in accordance with the guidance in SFAS 142.

LIQUIDITY AND CAPITAL RESOURCES

     Our cash and cash equivalents of $6.7 million at December 31, 2003 was substantially greater than our balance of $3.4 million at December 31, 2002. Our cash provided from operations of $20.9 million and the $1.2 million generated from the sales of idle production assets was offset somewhat by $13.7 million of net cash used for debt service and $5.7 million for capital expenditures for 2003. For the year ended December 31, 2002 our cash and cash equivalents increased from $3.0 million at December 31, 2001 to $3.4 million at December 31, 2002. Our cash provided from operations of $19.0 million and the $4.6 million from the sales of product lines and idle production assets was offset by $18.9 million for debt service and $4.8 million for capital expenditures for 2002.

     Operating Activities. Our net cash provided by operating activities was $20.9 million for 2003 compared to $19.0 million for 2002. The $2.0 million increase is mainly due to higher operating profit generated by our businesses in 2003 compared to 2002. In 2003, net cash provided by operating activities comprised a net loss of

$7.9 million adjusted for non-cash items of $27.0 million and net cash generated from changes in operating assets and liabilities of $2.1 million. Included in the non-cash items were $29.7 million of charges that increased our net loss, consisting mainly of pay-in-kind interest charges, depreciation and amortization and amortization of finance charges. Also included in such non-cash items were $2.7 million of amounts that generated income mainly from a pension plan curtailment gain and gain on the sale of assets. Changes in net cash generated from operating assets and liabilities were mainly due to a decrease in inventory offset substantially by an increase in other current assets, accrued liabilities and income taxes payable.

     Our accounts receivable of $47.5 million as of December 31, 2003 increased $2.9 million from $44.6 million at December 31, 2002. Excluding the impact of foreign currencies exchange rate movements, our accounts receivable decreased $0.2 million from December 31, 2002. The decrease is primarily a result of lower receivables at our U.S. and several foreign operations resulting from stronger collection activity in 2003.

     Our inventories of $46.0 million as of December 31, 2003 decreased $1.7 million from $47.7 million at December 31, 2002. Excluding the impact of foreign currencies exchange rate movements, our inventories decreased $5.2 million from December 31, 2002. We have been focused on reducing our investment in finished goods inventories over the past six months and expect to see continue reduction in our finished goods inventories. We anticipate that future overall inventory levels will decline as well as we concentrate on lean manufacturing initiatives.

     Our net cash provided by operating activities was $19.0 million for 2002. In 2002, net cash provided by operating activities comprised a net loss of $30.1 million adjusted for non-cash items of $53.9 million and net cash used for changes in operating assets and liabilities of $4.8 million. Included in the non-cash items was $56.0 million of charges that increased our net loss, consisting mainly of the impairment of goodwill from the initial adoption of SFAS 142, pay-in-kind interest charges, depreciation and amortization and amortization of finance charges. Also included in such non-cash items was $2.1 million from gain on the sales of assets. Changes in net cash used for operating assets and liabilities were due mainly to increases in accounts receivable.

     Investing Activities. Our investing activities consist mainly of capital expenditures to maintain facilities, acquire machinery and tooling, update certain manufacturing processes, update information systems and improve efficiency. Our net cash used for investing activities was $4.4 million for 2003 compared to $42,000 for 2002. Cash was used during each period primarily for capital expenditures, which amounted to $5.7 million and $4.8 million in 2003 and 2002, respectively. Capital expenditures in 2003 related primarily to information technology investments. This was partially offset by the receipt of $1.2 million in proceeds from the sales of idle production assets. Capital expenditures in 2002 were largely for machinery and equipment for our German manufacturing facility offset substantially by the receipt of $4.6 million in proceeds from the sales of product lines and idle production assets. We anticipate that our capital expenditures for the twelve months ended December 31, 2004 will be in the range of $7.0 million to $8.0 million.

     Financing Activities. Net cash used in financing activities was $13.7 million and $18.9 million for 2003 and 2002, respectively. During the 2003 period, we repaid $131.8 million of revolving lines of credit and long-term debt. We repaid this debt from proceeds of $125.0 million from issuance of our (New Telex's) new debt and cash generated from operating activities. In 2002 we made principal payments of $10.9 million on our long-term debt and we repaid $9.2 million against our revolving credit facilities. In 2002 we incurred $1.5 million in additional long-term debt mainly for equipment purchased for our German manufacturing facility. In 2003 and 2002 we incurred deferred financing costs of $6.9 million and $0.2 million, respectively.

     Indebtedness. Our consolidated indebtedness was $188.1 million at December 31, 2003. The debt consists of $125.0 million of 11 1/2% Senior Secured Notes due October 2008, $61.2 million of 13% Senior Subordinated Discount Notes due January 2009 and $1.9 million of other debt in the U.S. and Germany. In conjunction with the debt restructuring, New Telex established a $15.0 million senior secured credit facility, subject to certain borrowing base limitations. The credit facility is secured by substantially all of New Telex's and its domestic subsidiaries' current and future assets, and a pledge of 65% of the voting stock and 100% of the non-voting stock of its first-tier foreign subsidiaries. The credit facility includes a minimum EBITDA financial covenant. The credit facility was undrawn at the closing of the restructuring and remained undrawn as of December 31, 2003. In addition, we have foreign working capital lines (with on demand repayment provisions), subject to certain limitations, of $11.9 million. In certain instances the foreign working capital lines are secured by a lien on foreign real property, leaseholds, accounts receivable and inventory or are guaranteed by another subsidiary.

     At December 31, 2003 New Telex had no borrowings outstanding under its US credit facility and foreign working capital lines. The net availability, after deduction for open letters of credit and borrowing base limitations, under the credit facility and foreign working capital lines was $25.5 million. The effective interest rate under these credit facilities for the year ended December 31, 2003 was 6.9%.

     Pension Benefit Costs. We recorded normal pension income of approximately $0.1 million in 2003 primarily due to the decision to freeze future pension plan benefits effective June 30, 2003. We were not required to make an employer contribution to our pension plan in 2002 for the 2001 plan year. As of December 31, 2003 we made employer contributions to the pension plan of approximately $1.9 million and we have made or will be making contributions of approximately $0.5 million in 2003 for the 2003 and 2004 plan years. The contribution amount was reduced from $1.4 million based on newly-enacted legislation.

     Future Cash Needs. Our primary future cash needs will be to fund working capital, capital expenditures and debt service obligations. We believe that our existing cash and cash flows from operations will be sufficient to meet our future cash needs. If we do not generate sufficient cash from operations to meet our cash needs, we may need to incur additional debt through borrowing under New Telex's new senior secured credit facility or otherwise. Our ability to fund working capital, capital expenditures and debt service will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond our control. New Telex's senior secured credit facility and the indentures governing the notes and New Telex's 11.5% Senior Secured Notes due 2008 impose, and any future indebtedness may impose, various restrictions and covenants which could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  MARKET RISK

     We are exposed to various market risks, including changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. The counterparties to our financial instruments are major financial institutions.

     We do not enter into derivatives or other financial instruments for trading or speculative purposes.

  EXCHANGE RATE SENSITIVITY ANALYSIS

     We enter into forward exchange contracts principally to hedge the currency fluctuations in transactions denominated in foreign currencies, thereby limiting our exposure to changes in exchange rates. During 2003, we principally hedged transactions involving certain intercompany balances attributed primarily to intercompany sales. Gains and losses on forward exchange contracts and the offsetting losses and gains on the hedged transactions are reflected in our statement of operations.

     At December 31, 2003, we had outstanding foreign forward exchange contracts with a notional amount of $8.2 million with a weighted average maturity of 14 days.

     At December 31, 2003, the difference between the fair value of all outstanding contracts, as estimated by the amount required to enter into offsetting contracts with similar remaining maturities based on quoted prices, and the contract amounts was immaterial. A 10% fluctuation in exchange rates for these currencies would change the fair value by approximately $0.8 million. However, since these contracts hedge foreign currency denominated transactions, any change in the fair value of the contracts would be offset by changes in the underlying value of the transaction being hedged.

  INTEREST RATE AND DEBT SENSITIVITY ANALYSIS

     For fixed rate debt, interest rate changes affect the fair market value of the debt but do not impact our earnings or cash flows. Conversely, for floating rate debt, interest rate changes generally do not affect the fair market value of the debt but do impact our earnings and cash flows, assuming other factors are held constant.

     At December 31, 2003, we had fixed rate debt of $187.1 million and an interest-free loan of $1.0 million. Holding all other variables constant, such as foreign exchange rates and debt levels, a one-percentage point decrease in interest rates would increase the unrealized fair market value of these debts by approximately $7.5 million.

DISCLOSURE OF CONTRACTUAL OBLIGATIONS

     Holdings' contractual obligations at December 31, 2003 consist of the following:

                                                    PAYMENT DUE BY PERIOD
                                   --------------------------------------------------------
                                              LESS THAN                           MORE THAN
                                    TOTAL      1 YEAR     1-3 YEARS   3-5 YEARS    5 YEARS
                                   --------   ---------   ---------   ---------   ---------
Long-term debt...................  $188,075    $  446      $  935     $125,478     $61,216
Capital lease obligations........        --
Operating lease obligations......    12,264     2,882       4,401        2,766       2,215
Purchase obligations.............        --
Other long-term liabilities......     7,474        --         145          253       7,076
                                   --------    ------      ------     --------     -------
Total............................  $207,813    $3,328      $5,481     $128,497     $70,507
                                   ========    ======      ======     ========     =======

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On November 19, 2003, in connection with a restructuring of Old Telex's debt obligations, we issued Existing Notes having an initial accreted value of $70,750,706 which will accrete to $129,115,891 in January 2009. The Existing Notes were not registered under the Securities Act or any applicable state securities laws and were issued in reliance upon one or more exemptions from the registration requirements under the Securities Act and pursuant to state securities law exemptions. In connection with the issuance of the Existing Notes, we agreed to complete an exchange offer for the Existing Notes. Accordingly, we are offering to exchange New Notes registered under the Securities Act of 1933, as amended, for a like aggregate principal amount of Existing Notes. You are entitled to exchange your Existing Notes for New Notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this prospectus for further information regarding the exchange offer and the New Notes.

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we believe that the New Notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the New Notes represents that:

     - it is acquiring the New Notes in the ordinary course of its business;

     - it has no arrangement or understanding with any person to participate in the distribution of the New Notes;

     - if such holder is not a broker-dealer, then such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes; and

     - it is not our "affiliate", as that term is interpreted by the Securities and Exchange Commission.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Based on interpretations of the Securities and Exchange Commission, we believe that broker-dealers receiving New Notes in the exchange offer may fulfill their prospectus delivery requirements relating to New Notes with this prospectus. Under the registration rights agreement, we are required to allow broker-dealers receiving New Notes in the exchange offer and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the New Notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution".

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), we will accept for exchange Existing Notes which are properly tendered on or prior to the expiration date of the exchange offer and not withdrawn as permitted below. The expiration date of the exchange offer shall be
5:00 p.m., New York City time, on           , 2004 unless extended by us, in our
sole discretion.

     The form and terms of the New Notes will be substantially identical to the form and terms of the Existing Notes except the New Notes will be registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Existing Notes. The New Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Existing Notes. Consequently, both series will be treated as a single class of debt securities under that indenture. For a description of the indenture, see "Description of Notes".

     As of the date of this prospectus, Existing Notes are outstanding having an initial accreted value of $70,750,706 which will accrete to $129,115,891 in January 2009. Our obligation to accept Existing Notes for exchange pursuant to the exchange offer is subject to conditions as set forth below under "-- Conditions to the Exchange Offer".

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for any exchange of any Existing Notes, by giving notice of the extension to the holders of Existing Notes as described below. During any extension, all Existing Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Existing Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer". We will give notice of any extension, amendment, non-acceptance or termination to the holders of the Existing Notes as promptly as practicable, the notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Existing Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the Existing Notes and the registration rights agreement.

     Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

PROCEDURES FOR TENDERING EXISTING NOTES

     Only a holder of Existing Notes may tender such Existing Notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date.

     In addition, either:

     - the exchange agent must receive Existing Notes along with the letter of transmittal; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the Existing Notes, the letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of Existing Notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or Existing Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its Existing Notes, either:

     - make appropriate arrangements to register ownership of the Existing Notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder of Existing Notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Existing Notes tendered pursuant thereto are tendered:

     - by a registered holder who has not competed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible guarantor institution.

     If the letter of transmittal is signed by a person other than the registered holder of any Existing Notes listed on the Existing Notes, such Existing Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the Existing Notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Existing Notes and withdrawal of tendered Existing Notes. Our determination will be final and binding. We reserve the absolute right to reject any Existing Notes not properly tendered or any Existing Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Existing Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Existing Notes, neither us, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Existing Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, we will issue New Notes for Existing Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - Existing Notes; and

     - a properly completed and duly executed letter of transmittal and all other required documents.

     By signing the letter of transmittal, each tendering holder of Existing Notes will represent to us that, among other things:

     - any New Notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the New Notes;

     - if the holder is not a broker-dealer, it is not engaged in and does not intend to engage in, the distribution of the New Notes;

     - if the holder is a broker-dealer, it will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities and it will deliver a prospectus, as required by law, in connection with any resale of such New Notes; and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all Existing Notes properly tendered, and will issue the New Notes promptly after acceptance of the Existing Notes. See "-- Conditions to the Exchange Offer" below. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if we have given oral and written notice of acceptance to the exchange agent.

     In all cases, the issuance of New Notes for Existing Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of all required documents described above. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder of the Existing Notes as promptly as practicable after the expiration of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their Existing Notes but whose Existing Notes are not immediately available or who cannot deliver their Existing Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date may tender if:

     - the tender is made through an eligible guarantor institution;

     - prior to the expiration date, the exchange agent receives from such eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery;

     - setting forth the name and address of the holder, the registered number(s) of such Existing Notes and the principal amount of Existing Notes tendered;

     - stating that the tender is being made thereby; and

     - guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile of the letter of transmittal, together with the Existing Notes, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives such properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered Existing Notes in proper form for transfer, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Existing Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL RIGHTS

     Tenders of Existing Notes may be withdrawn at any time prior to the expiration date of the exchange offer. For a withdrawal to be effective, the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "-- Exchange Agent."

     Any such notice of withdrawal must:

     - specify the name of the person who tendered the Existing Notes to be withdrawn;

     - identify the Existing Notes to be withdrawn, including the principal amount of such Existing Notes; and

     - where Existing Notes have been transmitted, specify the name in which such Existing Notes were registered, if different from that of the withdrawing holder.

     If Existing Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such notes, the withdrawing holder must also submit:

     - the serial numbers of the particular Existing Notes to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any Existing Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any Existing Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the exchange offer if at any time before the acceptance of the Existing Notes for exchange or the exchange of New Notes for the Existing Notes, we determine that:

     - the exchange offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

     - we have not received all applicable governmental approvals; or

     - any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the exchange offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any Existing Notes, if at that time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     BNY Midwest Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery, should be directed to the exchange agent addressed as follows:

                           BNY MIDWEST TRUST COMPANY
                            C/O THE BANK OF NEW YORK
                           CORPORATE TRUST OPERATIONS
                              REORGANIZATION UNIT
                           101 BARCLAY STREET, 7 EAST
                            NEW YORK, NEW YORK 10286
                        ATTENTION: MS. GISELLE GUADALUPE
                           TELEPHONE: (212) 815-6331
                           FACSIMILE: (212) 298-1915

     Delivery other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     The expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include fees and expenses of the exchange agent and trustee under the indenture governing the New Notes, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying amount as the Existing Notes. The debt issuance costs will be capitalized and amortized to interest expense over the term of the New Notes.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of Existing Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder of any other person, if:

     - certificates representing Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Existing Notes tendered;

     - tendered Existing Notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of Existing Notes under the exchange offer.

     If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

     Holders of Existing Notes who do not exchange their Existing Notes for New Notes in the exchange offer will continue to be subject to the restrictions on transfer of the Existing Notes as set forth in the legend on the Existing Notes as a consequence of the issuance of the Existing Notes in accordance with exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Holders of Existing Notes who do not exchange their Existing Notes for New Notes in the exchange offer will have no further right to exchange their Existing Notes for New Notes, or to have their Existing Notes, registered under the Securities Act of 1933, as amended. Existing Notes not exchanged in accordance with the exchange offer will remain outstanding in accordance with their terms.

     Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

     In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except in accordance with an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Existing Notes under the Securities Act other than pursuant to the exchange offer. However, if:

     - because of any change in law or in applicable interpretations by the staff of the Securities and Exchange Commission, we are not permitted to effect the exchange offer; or

     - (A) any holder of Existing Notes is prohibited by law or SEC policy from participating in the exchange offer or (B) such holder may not resell the New Notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales by such holder or (C) such holder is a broker-dealer and holds Existing Notes acquired directly from us or one of our affiliates, and, in any case contemplated by this clause, such holder notifies us within 20 days of consummation of the exchange offer;

then in each case, we shall within 60 days of such notice or determination file a shelf registration statement on the appropriate form under the Securities Act relating to the Existing Notes held by such person.

     Based on interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that New Notes issued in accordance with the exchange offer may be offered for resale, resold or otherwise transferred by the holders (other than (i) any holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases notes from us to resell in accordance with Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the New Notes. If any holder has any arrangement or understanding regarding the distribution of the New Notes to be acquired in accordance with the exchange offer, the holder (i) may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution". We have not requested the staff of the Securities and Exchange Commission to consider the exchange offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make a no-action request.

     In addition, to comply with the securities laws of applicable jurisdictions, the New Notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, under the registration rights agreement and subject to specified limitations, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions in the United States as any selling holder of the notes reasonably requests in writing.

                                    BUSINESS

OVERVIEW

     We are a worldwide industry leader in the design, manufacture and marketing of audio and communications products and systems to commercial, professional and industrial customers. Our product lines include sophisticated loudspeaker systems, wired and wireless intercom systems, mixing consoles, digital audio duplication products, amplifiers, wired and wireless microphones, military and aviation products, land mobile communication systems, wireless assistive listening systems and other related products. We market over 30 product lines that span the professional audio and communications sectors. While we face competition in many of our business lines, we focus on sectors in which we believe we can be market leaders. As a result, we have developed solid brand value, which has become a significant barrier to competition.

     We, through our predecessors, have been in operation since 1927, and currently market our products in over 80 countries worldwide. By leveraging our strong brand names, including Telex(R), Electro-Voice(R), RTS(TM), Dynacord(R), Midas(R) and Klark-Teknik(R), and developing leading edge technologies, we have created an international reputation for quality, reliability, innovative design and overall value. Since our founding, we have developed a number of technological innovations, which are now commonly used throughout the industry and we have received numerous industry awards, including Emmy Awards from the National Academy of Television Arts and Sciences and other industry awards from numerous trade associations and publications.

     Many of our customers are leaders in their respective fields. They require exacting quality and rely upon our status as a producer of technically superior products. Our sound systems are installed in major venues, such as the New York Metropolitan Opera, Camden Yards, Wrigley Field and well-known theme parks around the world, and are regularly used by many prominent musical artists. Additionally, we supply wired and encrypted wireless systems to professional and college football coaching staffs, which are used to communicate during games. We have also established strong long-term relationships with prominent customers in the broadcast media, defense and retail music industries and government agencies.

     In May 2003, Mr. Raymond V. Malpocher joined us as our Chief Executive Officer. Mr. Malpocher has had a career of more than 30 years at various manufacturing companies, of which the most recent seven years were spent as Group President at Teleflex Incorporated and Group Vice President at Danaher Corporation. At Teleflex, Mr. Malpocher was a Group Vice President in charge of the Marine/Industrial division for four years during which time the division grew its revenues and substantially improved its operating margins. Mr. Malpocher is currently working to increase our sales by adopting initiatives aimed at increasing our sales of solutions and systems, as opposed to individual products, and expanding our distribution to additional niche markets. In addition, Mr. Malpocher is pursuing a plan to implement lean manufacturing techniques to further reduce costs, improve margins, substantially reduce working capital requirements, and improve lead times on customer orders. All of these initiatives are similar to ones he successfully implemented at Danaher and Teleflex.

THE RESTRUCTURING

     We were formed in connection with the restructuring of Old Telex's debt obligations. The restructuring occurred on November 19, 2003. The restructuring transactions consisted of the following:

     Establishment of a New Corporate Structure. Immediately prior to the closing of the restructuring, Old Telex transferred to New Telex substantially all of its assets and liabilities (including its existing senior debt), except, principally, its 13% Senior Subordinated Discount Notes due 2006, in exchange for New Telex's common stock. Old Telex then contributed New Telex's common stock to us, a new limited liability company that became an intermediate holding company, in exchange for all of our limited liability company interests. Thus, New Telex became our wholly-owned subsidiary and we became a wholly-owned subsidiary of Old Telex. The subsidiaries of Old Telex became New Telex's subsidiaries as part of the asset transfer. Upon the closing of the restructuring, Old Telex changed its name and New Telex was renamed "Telex Communications, Inc."

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

     The following diagram illustrates our current corporate structure:

                             (ORGANIZATIONAL CHART)

     Senior Secured Note Offering. In connection with the restructuring, New Telex sold $125 million of its 11.5% Senior Secured Notes due 2008, substantially all the proceeds of which were used to repay Old Telex's existing senior secured debt which was transferred to New Telex.

     Exchange and Consent Solicitation for Senior Subordinated Discount Notes Due 2006. Concurrently with the offering of the Existing Notes, Old Telex and Holdings conducted an exchange offer and consent solicitation whereby Holdings offered to exchange the Existing Notes for the Senior Subordinated Discount Notes due 2006 issued by Old Telex. Holders owning approximately 97.15% of the Senior Subordinated Discount Notes due 2006 consented to the restructuring transactions and tendered their notes for exchange. Old Telex's Senior Subordinated Discount Notes due 2006 which were not exchanged in the exchange offer remained obligations of Old Telex.

     Exchange of Existing Warrants. Concurrently with the offering of the Existing Notes, Old Telex conducted an exchange offer pursuant to which the holders of its existing warrants, that are also accredited investors, were permitted to exchange their existing warrants. Holders of warrants accepting the exchange offer had the right to receive shares equal to 70% of the shares underlying the existing warrants exchanged by them, without regard to the financial performance targets that exist under the existing warrants.

     Senior Credit Agreement. Concurrently with the sale of the Existing Notes, New Telex entered into its new $15 million senior secured credit facility with General Electric Capital Corporation. See "Description of Certain Other Indebtedness".

BUSINESS SEGMENT AND PRODUCT OVERVIEW

     We and our subsidiaries currently market over 30 product lines and provide these products through two business segments. The following table provides a brief description of our primary products, brands and end markets:

KEY PRODUCTS                         KEY BRANDS                END MARKET
------------                         ----------                ----------
PROFESSIONAL AUDIO SEGMENT
Sound Systems
  Speakers                        - Electro-Voice(R) - Musicians/Performers
  Mixing Consoles                 - Midas           - Sound Rental Companies
  Power Amplifiers                - Dynacord(R)     - Production Companies
  Signal Processors               - Klark-Teknik(R) - Music Retail Stores
  Microphones                     - Telex(R)        - Stadiums
                                                    - Theaters/Concert Halls
Intercom Systems
                                  - RTS(TM)         - Television/Radio Broadcast
  Matrix Intercom                                     Stations
  Wireless Intercom Systems       - Radiocom(TM)    - Theaters
                                  - Audiocom(R)     - Professional/Amateur Sport
  Two Wire Intercom Systems                           Teams
  Broadcast Headsets              - Telex(R)        - Sound Rental Companies
                                                    - Industrial
AUDIO AND WIRELESS TECHNOLOGY
  SEGMENT
                                  - Telex(R)        - Blind and Physically
  Talking Book Players                                Handicapped
  Digital Audio Duplication       - Spinwise(R)     - Religious Institutions
                                                    - Armed Services/Department of
  Military/Aviation Headsets                          Defense
                                                    - Major Airlines

BUSINESS OVERVIEW

     The following six lines of business comprise approximately 90% of our sales and marketing activity:

     Fixed Installation. Fixed Installation encompasses permanently installed sound systems in airports, sports arenas, theaters, concert halls, cinemas, stadiums, convention centers, houses of worship and other venues where music or speech is amplified. The market for Fixed Installation products is generally driven by new construction and upgrades of existing installations. We believe that more dynamic sound and music, requiring more sophisticated audio products, are increasingly being used in cinemas, religious services and sporting events. For example, most professional sporting events now include musical performances that require increased sound quality and amplification. We believe that audiences have become increasingly accustomed to improved sound quality while event producers and live musicians have become accustomed to more advanced technology. Abroad, the development of infrastructure and the upgrading of existing facilities, such as auditoriums, public places, theaters and sports facilities, in emerging economies is also a source of increasing demand.

     Professional Music Retail. These products are used mainly by musicians for live performances, recording, and reproduction of recorded material and are generally sold to end users through specialized retail stores that market to musicians, bands, and local entertainment venues. Our Professional Music Retail products appeal to performers seeking an improved level of sound systems performance, reliability and quality.

Demand for Professional Music Retail products is driven primarily by an increase in both the number of new users as well as the number of users upgrading to take advantage of enhanced sound technology.

     Concert/Recording/Broadcast. The Concert/Recording/Broadcast line of business includes sound systems for musical concerts and theater productions, sound recording and radio and television broadcast and production. A combination of the factors that determine growth in the Fixed Installation and Professional Music Retail lines of business drive demand, including technological improvement and an increase in product applications.

     Broadcast Communications Systems. We produce a broad line of broadcast communications equipment for end user markets such as sporting events and the broadcasting industry. Our product line includes small modular intercom systems used by theaters, small sporting arenas, network affiliates, and independent cable channels for their communication needs. We also produce medium and high-end systems that utilize advanced digital matrix technology used by major broadcast networks to coordinate their overall communications needs and to cover events such as the Olympics and the Super Bowl. We also provide wired and both encrypted and non-encrypted wireless communication systems and related components to professional, college, and high school football teams.

     Digital Audio Duplication. We offer CD and DVD duplicators primarily for copying the spoken word. Our customers are in the religious, education, training/seminar and corporate markets. We also sell a line of high-speed audiocassette duplicators designed for copying standard audiocassette tapes. In addition, we produce a unique cassette player sold under an exclusive five-year contract to the Library of Congress that is used in its Talking Book program for the blind and physically handicapped. The Talking Book Players are designed to incorporate special features for ease of use and to facilitate playing the books back at different speeds.

     Military/Aviation Communication. We design, manufacture, and market a broad line of aviation communication headsets, headphones, microphones, and intercoms to major commercial and commuter airlines, private pilots, and major airframe manufacturers. We use advanced digital Active Noise Reduction technology to provide us with a competitive advantage in several applications. In addition, we design, manufacture and market sophisticated microphones and earphones to military and original equipment manufacturer ("OEM") customers for critical military and heavy industrial communication applications.

COMPETITIVE STRENGTHS

     Strong Brand Recognition. Our reputation for developing and manufacturing technically superior audio and communications products is reflected in our portfolio of several industry leading brands including: Telex(R), Electro-Voice(R), Dynacord(R), Midas RTS(TM), and Klark-Teknik(R). A number of our products sold under these brands have earned a variety of technological and industry awards, and we believe they are among the most recognized and respected names in the high-end professional audio, broadcast communications, and military/ aviation communication markets.

     Broad Product Portfolio. We offer an extensive array of sound and communications products designed for a variety of commercial venues and applications. Our portfolio consists of over 30 product lines, which are used in a variety of venues where music or speech is amplified or transmitted. We believe that our broad range of offerings gives us an advantage over many of our competitors who offer a more limited line of products. We believe that our broad product portfolio affords us the ability to provide our customers with integrated solutions to meet their needs and reduce the number of vendors from whom they purchase.

     Long Operating History as Technology Innovator. We, through our predecessors, have been in operation since 1927 and have pioneered the development of a number of new professional audio and communications technologies widely used in the industry, many of which have become industry standards. For example, Telex aviation headsets have set the technological standard for active noise reduction technology since 1989. We believe that our Midas analog mixing consoles are considered the industry standard in live touring sound applications. In addition, our technologies for lower distortion, controlled coverage, and greater output capability have set industry standards for professional sound reinforcement. We expect to continue our commitment to technological innovation through new product research and development and have several projects planned or currently in progress.

     Diversified Worldwide Customer Base. We currently sell our products to a wide variety of customers in over 80 countries worldwide. We are not dependent on any single customer. Our largest customer, the Library of Congress, represents only 6% of our revenue for the combined twelve months ended December 31, 2003. We recently renewed a five-year contract to provide the Library of Congress with its requirements for our Talking Book player. Our next largest customer represents approximately 1% of our revenue for the combined twelve months ended December 31, 2003. We believe the diversity of our products, markets and customers helps to reduce our exposure to specific geographies, industries and economic cycles.

     Vertical Integration. We design, manufacture and market the majority of our products. We believe this vertical integration provides an advantage over many of our competitors. As a result of our design activities, we are able to incorporate customer requests for product enhancements. We believe that by controlling the manufacturing process for many of our products and not outsourcing to third parties, we are able to improve quality, performance, and availability and reduce our product costs, while decreasing the time to market of new product introductions.

     Committed Financial Sponsors. We are controlled by certain investment vehicles managed by Jefferies Capital Partners, GSC Partners and CSFC Wayland Advisers, Inc. Our financial sponsors have been responsible for significant enhancements to our management team.

BUSINESS STRATEGY

     Our objectives are to grow revenues and profitability through the following strategic initiatives:

     Continue Our Commitment to Product Innovation. Technological innovation is one of the key factors in competing in the professional audio and communications markets. We have pioneered the introduction of a number of technologies that are used throughout these industries, including aviation headsets utilizing active noise reduction technology, mixing consoles for touring sound applications and numerous innovations relating to microphone technology. We derive approximately 25% of our current year revenue from products that have been introduced within the three preceding years. We continue to have a strong new product pipeline. Through the twelve months ended December 2003, we introduced 28 new products. Our goal is to increase the amount of revenues generated from recently introduced products. Furthermore, we are building a strong pipeline of new products in many of our key product lines which will be introduced in 2004.

     Increase Sales Through Solution Selling. Our strategy includes a shift in focus from selling component products to using our principal product lines to provide complete solutions to customers. Our sales representatives have been instructed to focus on capturing new customers with this strategy and increasing sales to each customer. One example of our success with this new strategy is with our paging and life safety systems. We currently sell these systems primarily in our European markets through sales representatives that work with customers to tailor the systems (the number and type of components) to their individual needs. We are in the process of duplicating our efforts and solution selling strategy with these systems and other products in our other markets.

     Expand Sales to Niche Markets. We are focused on serving the professional audio and communications industries. Our product development efforts will be directed at serving niche markets within those industries where we already have expertise and established customer relationships. The markets where we intend initially to focus our efforts include education, military communications and municipal government agencies, which we believe have significant additional revenue potential for us. For example, in the public education market, we sell products for use by teachers and their students (e.g., language lab audio headsets) as well as products used in the operation of the school buildings (e.g., public address systems). In the United States, there are over 53 million students in the public education market in grades K-12 and over 25 million of these students are elementary school aged students housed in over 53,000 school buildings. We estimate that our current annual sales volume into this market is approximately $7.0 million and is primarily component based. By focusing on this niche market and bundling our products into systems through our solution selling strategy, we believe we can drive additional penetration and significantly increase our sales volume.

     Implement Lean Manufacturing Practices. In 2001 and 2002, we eliminated approximately $12.8 million of costs through consolidation of certain of our manufacturing operations during the integration of EV International, Inc. and Old Telex. Building on these past successes and the experience of our management team, we are taking the next step and implementing new business practices to further improve the efficiency of and reduce costs at many of our existing manufacturing plants. We believe these initiatives will reduce lead times on customer orders, inventories, labor costs, and waste materials and improve plant capacity. In July 2003, we began implementing these initiatives at our Morrilton, Arkansas manufacturing facility. We estimate annual savings could reach approximately $1.5 million at this facility after full implementation, based on our current productivity. We intend to begin the rollout of these initiatives at four additional facilities we operate in North America and then to three manufacturing facilities in Europe.

PRODUCT DEVELOPMENT

     We believe that we are one of the most active developers of new products in our industry. We have several product development projects planned or currently in progress that are designed to yield new technological developments, including numerous applications of digital technology, which are intended to exploit the industry-wide transition from analog to digital processing. Other engineering and development projects are principally for design maintenance or to achieve product enhancements that have been requested by our customers. Both of these activities are important for sustaining our product lines. Because we produce a comprehensive range of products, we believe we have the capacity to integrate technologies from one product line into another product line, which ultimately leads to new products that are often less expensive, more feature rich, or otherwise more desirable.

     We have a history of technological innovation and strong product development and have introduced numerous technologies that are used throughout the audio industry, including constant directivity and variable intensity horns, manifold technology in loudspeaker systems, the application of neodymium in loudspeaker systems and microphone magnets and titanium in compression driver diaphragms.

     We have also implemented a number of strategic initiatives to identify new market opportunities and to reduce our product development cycle in order to facilitate the timely introduction of new and enhanced products. We maintain close relationships with our institutional customers to develop products that meet our requirements. We believe this has enabled us to design new products offering enhanced features, product quality and reliability, and lower product costs.

     For the one-month period ended December 31, 2003, the eleven month period ended November 30, 2003 and the years ended December 31, 2002, and 2001, engineering expenses for product development were $1.2 million, $12.9 million, $12.4 million and $12.7 million, respectively.

MANUFACTURING

     We manufacture most of the products we sell and active acoustic components contained in those products in facilities located in the United States, Mexico, Germany and the United Kingdom. Our manufacturing processes are substantially integrated and, in addition to the assembly-only processes typically found among our competitors, include die casting, fiberglass plastics molding, transformer and coil winding, sheet metal stamping and forming, metal machining, cabinet fabrication, and painting. We purchase certain electrical components, magnets, wood products, and plastics.

     We believe that our integrated manufacturing capabilities are important factors in maintaining and improving the quality, performance, availability, and cost of our products and decreasing the time to market of our new product introductions. We also believe that we can respond more effectively to changing customer delivery and product feature requirements by doing the majority of our own manufacturing and that this gives us an advantage over many of our competitors. We continuously assess our manufacturing operations to control or reduce costs.

     We also sell a limited number of outsourced finished products under our brand names, including certain electronic products and loudspeaker systems, where low cost is essential. In addition, certain other non-Telex branded finished products are purchased to supplement the offerings of our distribution operations in Japan, Hong Kong, Australia, and France.

COMPETITION

     The markets within both the Professional Audio and Audio and Wireless Technology segments are highly competitive and fragmented. We face meaningful competition in both segments and in most of our product categories and markets. We believe that the key factors necessary to maintain our position in our markets are the recognition of our several key brand names, superior distribution networks, large customer base, and large number of products, together with our extensive experience in designing safe and reliable products, dealing with regulatory agencies, and servicing and repairing our products.

     While many of our current competitors are generally smaller than we are, certain of our competitors are substantially larger and have greater financial resources. We believe that our major competitor in providing a full line of professional audio products is Harman International Industries, Incorporated, one of whose three segments competes in the professional audio products market. Sony Corporation is our only significant competitor in the digital audio duplication market.

INTERNATIONAL OPERATIONS

     We market our products in over 80 countries worldwide, which reduces our dependence on any single geographic market. We have substantial assets located outside of the United States and a substantial portion of our sales and earnings are attributable to operations conducted abroad. For the combined twelve months ended December 31, 2003, approximately 50% of our net revenue consisted of sales made outside the United States, predominantly in Western Europe and Asia. Unlike many of our competitors, which use independent foreign distributors that generally sell a variety of competing products, the majority of our foreign sales efforts are conducted through our foreign distribution subsidiaries. Although our international operations have generally been profitable in the past, our efforts to increase international sales may be adversely affected by, among other things, changes in foreign import restrictions and regulations, taxes, currency exchange rates, currency and monetary transfer restrictions and regulations, and economic and political changes in the foreign nations or regions where we are doing business.

     For the combined twelve months ended December 31, 2003, our and our Predecessor's total net sales into each of our principal geographic regions were as follows: United States -- $134.8 million, Europe -- $76.4 million,
Asia -- $34.9 million, and other foreign countries -- $22.7 million.

PATENTS, TRADEMARKS AND LICENSES

     Among our significant assets are our intellectual property rights. We rely on a combination of copyright, trademark and patent laws to protect these assets, and, to a significant degree, on protection of our trade secrets, confidentiality procedures, and contractual provisions, that may also afford legal protections.

     We and our subsidiaries own several trademarks in the United States, including:

     - Telex(R)

     - Electro-Voice(R)

     - EV(R)

     - Klark-Teknik(R)

     - Audiocom(R)

     - ClassMate(R)

     - Dynacord(R)

     A number of our trademarks are important to the sale and marketing of our products in both of our business segments. Our operations are not dependent upon any single trademark other than the Telex and Electro-Voice trademarks.

     We have not registered our trademarks in all foreign jurisdictions in which we do business, although we believe that our most significant trademarks have been registered in many foreign jurisdictions where sales of products under those trademarks are strong. We are aware that, in certain foreign jurisdictions, unaffiliated third parties have applied for and/or obtained registrations for marks that are similar to marks owned or used by us for products similar to ours. In certain instances we have filed formal oppositions to such applications for registration. In light of this and because many foreign jurisdictions operate on a "first-to-file" basis for registrations of intellectual property, we may be prohibited from registering our trademarks in certain foreign countries and in some cases be prohibited from selling our products in certain countries under the same trademarks, and our business may be materially adversely affected by such prohibition.

     Our operations are not dependent to any significant extent on any single or related group of patents, licenses, franchises, or concessions. We believe our most significant patents are patents relating to time division multiplex digital matrix intercom systems and the design of our EVID surface-mount loudspeakers, which expire in 2014 and 2016, respectively. We also own a number of patents related to the design and manufacture of several of our other products, including speakers, headsets, headphones, boom-mounted microphones, various transducer devices, multiple-band directional antennas, and certain intercom-related devices. We have not registered our patents in all foreign jurisdictions in which we do business, and attempts at registration in such foreign jurisdictions may not be possible or successful. We do not believe that the expiration of any of our patents or absence of patent protection in foreign jurisdictions will have a material adverse effect on our financial condition or results of operations. We do not believe that any of our products currently infringe upon the proprietary rights of third parties in any material respect.

SUPPLIERS

     Our extensive vertical integration enables us to manufacture many of the parts for our products internally. We believe that this gives us a competitive advantage in controlling quality and ensuring timely availability of parts. We purchase raw materials, assemblies and components for our products from a variety of suppliers and also purchase products from OEMs for resale. No single supplier accounts for ten percent or more of our total cost of supplies.

     We have several sole-source suppliers. Although we believe that with adequate notice we can secure, if necessary, alternate suppliers, our inability to do so could result in increased development costs and product shipment delays.

BACKLOG

     As is the case with other companies in our businesses, backlog is not necessarily a meaningful indicator of the condition of the business since we typically receive and ship orders representing a major portion of our quarterly non-contract revenues in the current quarter. As of December 31, 2003, we had a backlog of approximately $27.8 million compared to approximately $19.5 million as of December 31, 2002.

ENVIRONMENTAL MATTERS

     We and our operations are subject to extensive and changing U.S. federal, state, local and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, currently or formerly owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of disposal or release. Although we believe that our current manufacturing operations comply in all material respects with applicable environmental laws and regulations, environmental legislation has been enacted and may in the future be enacted or interpreted to create environmental liability with respect to our facilities or operations. We believe that compliance with U.S. federal, state, local and foreign environmental protection laws and provisions should have no material adverse effect on our results of operations or financial condition.

     Our site in Buchanan, Michigan, formerly owned by Mark IV Industries, Inc., has been designated a Superfund site under the federal Comprehensive Environmental Response, Compensation and Liability Act, and we are a responsible party, under Tennessee law, at two other sites that we acquired from Mark IV. Mark IV has agreed to indemnify us for specified contamination at the Michigan site and for the future monitoring and remediation of soil and/or groundwater required at the Tennessee sites. There may be currently unidentified areas of contamination at the Buchanan site that are not covered by the Mark IV indemnity and for which we would be financially responsible if remediation were required.

     We are party to a 1988 Consent Decree with the Nebraska Department of Environmental Quality (NDEQ) relating to the cleanup of hazardous waste at our Lincoln, Nebraska facility. In December 1997, we entered into an Administrative Order of Consent with the U.S. Environmental Protection Agency (U.S. EPA) under the Resource Conservation and Recovery Act (RCRA) to further investigate and remediate contaminants at the Lincoln facility and an adjacent property (Lincoln site). We have reached agreement with the NDEQ on a remediation plan regarding future monitoring and remediation of contamination at the Lincoln site and do not believe that the costs related to our responsibilities will result in a material adverse effect on our results of operations or financial condition.

     Through December 31, 2003, we had accrued approximately $1.9 million over the life of the project for anticipated costs to be incurred for the Lincoln, Nebraska cleanup activities, of which approximately $1.7 million had been paid.

     We cannot assure you that our estimated environmental accruals, which we believe to be reasonable, will cover in full the actual amounts of environmental obligations we incur, that Mark IV will pay in full the indemnified environmental liabilities when they are incurred, that new or existing environmental laws will not affect us in currently unforeseen ways, or that our present or future activities will not result in additional environmentally related expenditures. However, we believe that compliance with U.S. federal, state, local and foreign environmental protection laws and regulations should have no material adverse effect on our results of operations or financial condition.

LEGAL PROCEEDINGS

     From time to time, we are subject to various legal proceedings that arise in the normal course of business. We do not believe that there are any pending legal proceedings that will have a material adverse effect on our financial condition, results of operations or cash flows.

EMPLOYEES

     As of December 31, 2003, we employed 1,926 persons worldwide, of whom 1,849 were full-time employees.

PROPERTIES

     Our principal manufacturing, sales, administrative, product development, marketing, distribution, and service facilities are described in the table below. In addition, we have other sales facilities throughout the world. We believe that our plants and facilities are maintained in good condition and are suitable and adequate for our present needs. We believe that our manufacturing plants are currently operating at an average of 75% of capacity based on a single shift.

                                 OWNED/
LOCATION                         LEASED  SIZE (SF)                     FACILITY TYPE
--------                         ------  ---------                     -------------
UNITED STATES:
Blue Earth, Minnesota..........  Owned    141,000    Manufacturing/Distribution
Burnsville, Minnesota..........  Leased   114,100    Corporate Headquarters/Marketing/Administration/
                                                     Product Development/Sales
Glencoe, Minnesota.............  Owned    135,000    Manufacturing/Distribution
Lincoln, Nebraska..............  Owned    118,000    Manufacturing/Distribution/Product
                                                     Development/Sales
Morrilton, Arkansas............  Owned    148,000    Manufacturing/Distribution
INTERNATIONAL:
Hermosillo, Sonora, Mexico.....  Leased    32,500    Manufacturing
Hohenwarth, Germany............  Leased    28,100    Manufacturing/warehouse
Kidderminster, England.........  Owned     35,800    Manufacturing/Sales/Marketing/Administration/
                                                     Product Development/Service
Kowloon, Hong Kong.............  Leased     5,700    Sales/Marketing/Administration/Distribution/Service
London, England................  Leased    11,500    Sales/Marketing/Administration/Distribution/Service
Paris, France..................  Leased     4,100    Sales/Marketing/Administration/Distribution/Service
Singapore......................  Leased     6,800    Sales/Distribution/Service
Straubing, Germany.............  Owned    331,600    Manufacturing/Sales/Marketing/Administration/
                                                     Product Development/Distribution/Service
Straubing, Germany.............  Leased    20,400    Warehouse
Sydney, Australia..............  Leased    10,600    Sales/Marketing/Administration/Distribution/Service
Tokyo, Japan...................  Leased    25,100    Sales/Marketing/Administration/Distribution/Service

     Our Glencoe, Minnesota, Kidderminster, England, and Hermosillo, Sonora, Mexico facilities have been certified under International Organization for Standards ("ISO") 9002, and our Straubing, Germany facility has been certified under ISO 9001. Our Morrilton, Arkansas, Kidderminster, England, and Hohenwarth, Germany facilities are dedicated to the Professional Audio business segment. All other facilities are used for both of our business segments.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information regarding our executive officers and directors. All officers and directors hold identical positions in Telex Communications Holdings, Inc., Telex Communications Intermediate Holdings, LLC and Telex Communications, Inc. Unless otherwise indicated below, all dates refer to the dates when each officer and/or director was appointed to such position with Telex Communications Holdings, Inc. Each such person was elected or appointed to the identical offices and/or as directorships with respect to both Telex Communications Intermediate Holdings, LLC and Telex Communications, Inc. on November 19, 2003 upon the consummation of the restructuring. Telex Communications Intermediate Holdings, LLC is managed by a Board of Managers. References below to "Director" also refer to the substantially similar position of "Manager" at Holdings.

NAME                                        AGE                    POSITION
----                                        ---                    --------
Raymond V. Malpocher......................  58    Chief Executive Officer and President,
                                                  Director
Gregory W. Richter........................  42    Vice President and Chief Financial Officer
Mathias von Heydekampf....................  41    President, Worldwide Professional Audio
Thomas J. Kulikowski......................  45    President, Audio and Wireless Technology
Ralph K. Strader..........................  50    Vice President, Intercom Products
Kathleen A. Curran........................  52    Vice President, Human Resources
Kristine L. Bruer.........................  53    Vice President and General Counsel
Leigh P. Hart.............................  43    Vice President, Finance
Terrance E. Martin........................  47    Vice President, North American Operations
Brian P. Friedman.........................  48    Chairman of the Board, Director
Keith W. Abell............................  46    Director
Patrick J. Halloran.......................  43    Director
Stuart B. Katz............................  48    Director
Edgar S. Woolard, Jr......................  69    Director

     Raymond V. Malpocher. Mr. Malpocher was appointed Chief Executive Officer and President in April 2003. Mr. Malpocher was most recently with Teleflex Incorporated from 1999 until 2002, where he served as head of its Marine/Industrial Division with the title of Group President. Prior to that, from 1995 to 1998, he was head of the Qualitrol Division of the Danaher Corporation with the title of Group Vice President.

     Gregory W. Richter. Mr. Richter joined us in September 1998 as Vice President and Treasurer. He became Vice President International -- ROW (Rest of World) in November 2000. While retaining these responsibilities, he was promoted to Chief Financial Officer and Secretary in February 2002. Effective October 2003, his duties for International -- ROW were redistributed to other employees. Prior to joining us, Mr. Richter served as Assistant Treasurer of Imation Corporation from 1996 to 1998.

     Mathias von Heydekampf. Mr. von Heydekampf joined us in February 1997 as Managing Director, Germany and for our subsidiary in France. From December 1999 to March 2001, he was President, Electronics business unit and Managing Director for Europe. He was promoted in March 2001 to the position of President, Worldwide Electronics/Europe and ROW. He was promoted in May 2002 to the position of President, Worldwide Professional Audio.

     Thomas J. Kulikowski. Mr. Kulikowski joined Telex in July 2003 as President, Audio and Wireless Technology Group. Prior to joining us, he served as Vice President of Marketing for the Marine/Industrial Division of Teleflex Incorporated since 2000. He previously held various product management, engineering management, and marketing roles with Air Products and Chemicals, Inc. from 1996 to 2000.

     Ralph K. Strader. Mr. Strader joined us in December 1993 as Engineering Manager, Intercom Products Group. Mr. Strader has held various product management positions and was promoted in October 2000 to his current position of Vice President, Intercom Products.

     Kathleen A. Curran. Ms. Curran joined us in February 1990 as Director, Human Resources and was promoted in January 1995 to her current position of Vice President, Human Resources.

     Kristine L. Bruer. Ms. Bruer joined us in January 1999 as Vice President and General Counsel.

     Leigh P. Hart. Mr. Hart joined Telex in May of 1999 as Director of Operations, Planning & Analysis. He became Global Director of Operations Planning & Analysis in April of 2000 and was promoted in January 2003 to his current position of Vice President, Finance. Prior to joining Telex, Mr. Hart served as Senior Director of Finance at Rollerblade, Inc. since 1996.

     Terrance E. Martin. Mr. Martin joined us in October 1999 as Plant Manager-Rochester (Minnesota). He was promoted in March 2002 to the position of Vice President, Manufacturing Services. In September 2003, he was promoted to his current position of Vice President, North American Operations. Prior to joining Telex, Mr. Martin served as Director of Manufacturing -- Miracle Ear Division at Bausch & Lomb, Inc. of Minneapolis.

     Brian P. Friedman. Mr. Friedman became a director in November 2001, and he was appointed Chairman of our Board of Directors in November 2003. He has been a Managing Member of Jefferies Capital Partners since 1997. Jefferies Capital Partners is the manager of several entities that, together, own a significant portion of Old Telex's common stock. Mr. Friedman is also the Chairman of the Executive Committee of Jefferies & Company, Inc., the initial purchaser of the Existing Notes. He is serving on the Board of Directors at the request of Jefferies Capital Partners.

     Keith W. Abell. Mr. Abell became a director in December 1997. Mr. Abell is a Co-President of GSCP (NJ), L.P., which he joined at its inception in 1994. GSCP (NJ), L.P. is affiliated with several entities that, together, own a significant portion of Old Telex's common stock. Mr. Abell is serving on the Board of Directors at the request of the GSC Partners stockholders.

     Patrick J. Halloran. Mr. Halloran became a director in November 2001. He is also a Vice President and a member of the Board of Directors of CSFC Wayland Investment Advisers, Inc., a wholly-owned subsidiary of Cargill Financial Services Corporation, a wholly-owned subsidiary of Cargill, Inc., and has been portfolio manager since 1990. Mr. Halloran is serving on the Board of Directors at the request of Jefferies & Company, Inc.

     Stuart B. Katz. Mr. Katz became a director in July 2002. He has been an officer at Jefferies Capital Partners since 2001. Prior to that he was employed as an investment banker by Furman Selz Incorporated since 1985, and more recently as a Managing Director in the Merger and Acquisition Investment Banking Group at ABN Amro (2001) and ING Barings (1997-2001), each of which were successors in interest to a portion of Furman Selz's investment banking business. Jefferies Capital Partners is the manager of several entities, that, together, own a significant portion of Old Telex's common stock. Mr. Katz is serving on the Board of Directors at the request of Jefferies Capital Partners.

     Edgar S. Woolard, Jr. Mr. Woolard became a director in January 1998, and he served as Chairman of our Board of Directors from March 2000 through November 2003. Mr. Woolard is the former Chairman of the Board of Directors of DuPont. He joined DuPont in 1957 and held a variety of engineering, manufacturing, and management positions before being elected President and Chief Operating Officer in 1987 and Chairman and Chief Executive Officer in 1989. He retired from DuPont in 1995. Mr. Woolard is serving on the Board of Directors at the request of the GSC Partners stockholders, which own a significant portion of Old Telex's common stock.

DIRECTOR COMPENSATION

     All of our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at Board meetings and other business requiring their presence on our behalf.

     By a resolution dated November 20, 2001, the Board of Directors approved the payment of a salary of $180,000 per year to Edgar S. Woolard, Jr., a director and former Chairman of the Board, for the period from November 20, 2001 through December 31, 2002. Under this resolution, Mr. Woolard was paid $180,000 in 2002 and $20,000 in 2001.

     Currently, Keith W. Abell is an officer of GSCP (NJ), L.P., which is the manager of Greenwich Street Capital Partners, Inc., to which we owed fees related to consulting services. See "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to all compensation paid for services rendered in all capacities during the last three fiscal years by our (or our predecessor's) Chief Executive Officer and the four most highly compensated executive officers whose cash compensation exceeded $100,000 for the year ended December 31, 2003 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION
                                                 FISCAL   ----------------------        ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR    SALARY ($)   BONUS ($)   COMPENSATION ($)(1)
---------------------------                      ------   ----------   ---------   -------------------
Raymond V. Malpocher...........................   2003     $249,316    $100,000         $  6,000
  President and Chief Executive Officer
Ned C. Jackson(2)..............................   2003      155,769      77,885          325,132(3)
  President and Chief Executive Officer           2002      382,693     380,000            5,500
                                                  2001      358,076     100,000            5,100
Mathias von Heydekampf.........................   2003      278,668      94,500          128,046(4)
  President, Worldwide Pro Audio                  2002      244,332     306,000               --
                                                  2001      193,000      50,000               --
Gregory W. Richter.............................   2003      202,693      50,673            5,371
  Vice President and Chief Financial Officer      2002      182,980     130,000            5,021
                                                  2001      140,937      50,000            3,029
Kristine L. Bruer..............................   2003      162,439      40,610            5,080
  Vice President and General Counsel              2002      138,601      51,000            5,142
                                                  2001      138,276      15,000            3,346
Kathleen A. Curran.............................   2003      151,384      37,846            5,575
  Vice President, Human Resources                 2002      140,966      52,000            4,145
                                                  2001      131,705      33,528            3,968

---------------

(1) Except as otherwise noted, represents company matching contribution to the 401(k) plan.

(2) Mr. Jackson retired as our President and Chief Executive Officer on May 2, 2003. Mr. Raymond V. Malpocher was appointed as the Company's Chief Executive Officer in April 2003. For a description of Mr. Malpocher's annual compensation, see "-- Employment Agreements" below.

(3) Except as otherwise noted, represents Mr. Jackson's relocation expenses and consulting fees of $79,132 and $240,000, respectively. For a description of Mr. Jackson's consulting agreement, see "-- Employment Agreements" below.

(4) Represents Mr. von Heydekampf's relocation expenses of $128,046.

OPTION GRANTS IN FISCAL 2003

     No options were granted to the Named Executive Officers during 2003; however, Raymond V. Malpocher was required, pursuant to his employment agreement, to purchase 300,000 units, each unit consisting of one share of Old Telex common stock and one-third of one option to purchase one share of Old Telex common stock (at $15 per share, exercisable until September 30, 2008) at a purchase price of $0.327 per unit. See "Management -- Employment Agreements."

STOCK OPTION EXERCISES AND VALUE AT DECEMBER 31, 2003

     There were no options exercised during fiscal 2003 and no options outstanding at December 31, 2003.

ANNUAL BONUS PROGRAMS

     We have an annual bonus plan for management employees. Participants in the plan are eligible to receive annual bonuses of between 20% and 140% of base salary depending on the level of achievement of the specified performance targets. Bonuses earned in 2003 under this plan were paid in March 2004.

     For a description of bonuses payable to Mr. Malpocher, Mr. Jackson and Mr. von Heydekampf, see "-- Employment Agreements."

PENSION PLAN

     We maintain a defined benefit pension plan qualified under the Internal Revenue Code that provides a benefit to eligible employees upon retirement. Since July 1, 1999 the pension plan has been a cash balance pension plan. Under the terms of the pension plan, accrued benefits are expressed as "account balances" for each participant. Through June 30, 2003, each active participant's account receives a benefit credit each year based on the participant's age, vesting service, and total remuneration covered by the pension plan, consisting of base salary, commission, overtime and bonuses paid to the participant, as illustrated in the following table. Effective June 30, 2003, the pension plan was frozen, with no future benefit credit for participants after this date.

BENEFIT CREDIT CHART

                                                         BENEFIT CREDIT AS A PERCENTAGE OF
                                                    -------------------------------------------
                                                                           PENSION EARNINGS FOR
AGE + YEARS OF                                                              THE YEAR THAT ARE
VESTING SERVICE ON                                  PENSION EARNINGS FOR     GREATER THAN THE
JANUARY 1                                                 THE YEAR          INTEGRATION LEVEL
------------------                                  --------------------   --------------------
Under 40..........................................          1.5%                   1.5%
40-49.............................................          2.0                    2.0
50-59.............................................          2.6                    2.6
60-69.............................................          3.2                    3.2
70-79.............................................          4.2                    4.2
80-89.............................................          5.4                    5.4
90 and above......................................          6.8                    5.4

     The integration level each year is equal to one-half of the Social Security taxable wage base for the year. For 2003, the integration level was $42,450. For the 2001 plan year, annual compensation taken into account for purposes of calculating benefits was limited to $170,000. This amount will be adjusted to $200,000 for each of the 2002 and 2003 plan years.

     The accounts are also credited with an interest credit, which is based on the average six-month Treasury bill rate for November 1 of the prior year, plus one percent. The interest credit for a full calendar year will not be less than 5 percent, nor greater than the interest rate used to determine lump sum payments. With the plan frozen, participant accounts will continue to receive interest credits.

     The estimated projected annual single life annuity benefit for the named executive officers, assuming they continue with us to age 65, or December 31, 2004, if later, would be as follows:

Mr. Richter.................................................  $ 8,104
Ms. Bruer...................................................  $ 5,113
Ms. Curran..................................................  $18,275

     Mr. Jackson retired in 2003 and received a lump sum payment of $54,675.

     Mr. Malpocher was not eligible to participate in the Pension Plan because he was not a participant in the plan before the plan was frozen effective June 30, 2003. Mr. von Heydekampf was not eligible to participate in the Pension Plan because he is not a United States citizen.

EMPLOYMENT AGREEMENTS

     Effective April 14, 2003, we entered into an employment agreement with Mr. Malpocher, expiring on April 30, 2007, pursuant to which he will receive:

     - An annual base salary of $350,000;

     - A guaranteed bonus of $100,000 for 2003 and a bonus payment in future years based on the objectives and awards established by the Board of Directors; and

     - In the event his employment is terminated without cause, or he terminates employment for good reason, we will pay one year's base annual salary and an amount equal to his bonus earned prorated as of the date of termination payable as and when paid to other eligible bonus plan participants.

     Mr. Malpocher's employment agreement provides that he shall purchase 300,000 units, each unit consisting of one share of Old Telex common stock and one-third of one option to purchase one share of Old Telex common stock (at $15 per share, exercisable until April 30, 2008) at a purchase price of $0.30 per unit. Mr. Malpocher's purchase of such units was completed on January 14, 2004. On March 26, 2004, Old Telex repurchased such shares at a purchase price of $0.30 per share and Mr. Malpocher and Old Telex cancelled the agreement pursuant to which such units were sold. On March 28, 2004, Mr. Malpocher and Old Telex entered into a Subscription and Option Agreement pursuant to which Mr. Malpocher purchased 300,000 units, each unit consisting of one share of Old Telex common stock and one-third of one option to purchase one share of Old Telex common stock (at $15 per share, exercisable until September 30, 2008) at a purchase price of $0.327 per unit.

     Mr. Jackson retired on May 1, 2003. Effective May 5, 2003, we entered into a consulting agreement with Mr. Jackson, ending on April 30, 2004, pursuant to which he will receive:

     - A monthly consulting fee of $30,000; and

     - Payment of reasonable out-of-pocket expenses incurred by Mr. Jackson in connection with the performance of his duties under this agreement.

     This consulting agreement replaced Mr. Jackson's employment agreement which became effective on December 16, 2002, and which would have ended on December 31, 2003, pursuant to which he would have received:

     - A base salary of $450,000 for 2003;

     - A guaranteed bonus of $225,000 payable on January 1, 2004, prorated if he did not work the full year; and

     - $30,000 per month for twelve months to provide consulting services in the event of his retirement or termination without cause.

     Effective January 5, 2003, we entered into an agreement with Mr. von Heydekampf, pursuant to which he will receive:

     - A base salary of $270,000 per year;

     - A bonus payment of between 40% and 140% of his annual base salary upon the achievement of certain specified performance objectives; and

     - In the event his employment is terminated without cause, or he terminates his employment for good reason, we will pay a lump-sum payment of 150% of his annual base salary plus 150% of his annual target bonus (which target bonus is 70% of his annual base salary).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     All of our limited liability company interests are owned by Old Telex.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a consulting agreement dated as of May 6, 1997, Greenwich Street Capital Partners, Inc. provided certain business, financial and managerial advisory services to Old Telex including developing and implementing corporate and business strategy and providing other consulting and advisory services. In exchange for such services, Greenwich Street Capital Partners, Inc. was entitled to receive an aggregate annual fee of $1.7 million, payable semi-annually, plus its reasonable out-of-pocket costs and expenses. In addition, we agreed to indemnify Greenwich Street Capital Partners, Inc. and related or affiliated persons against certain liabilities arising under the federal securities laws, liabilities arising out of the performance of the consulting agreement and certain other claims and liabilities. The consulting agreement expired on May 6, 2002. Since January 1, 2001, we had been prohibited under the terms of Old Telex's senior secured revolving credit agreement from paying the advisory fee in cash. However, Old Telex agreed in November 2001 that the outstanding advisory fee will accrue interest at the rate of two percent per month, subject to applicable law. The November 2003 debt restructuring allowed us to pay the outstanding advisory fee. We paid $1.5 million in December 2003 and we had a balance payable, inclusive of interest, of $1.4 million at December 31, 2003. Such outstanding amounts were paid in January 2004.

     Mr. Brian P. Friedman, our Chairman of the Board, is a managing member of Jefferies Capital Partners. Jefferies Capital Partners is the manager of several entities that, together, own a significant portion of Old Telex's common stock and our outstanding debt. Mr. Friedman is also the chairman of the executive committee of Jefferies & Company, Inc.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

     Concurrently with the closing of the offering of the Existing Notes, New Telex entered into a $15.0 million senior credit facility with General Electric Capital Corporation, as agent, L/C issuer and lender. The material terms of the senior credit facility are substantially as set forth below:

     Availability. Revolving advances are available up to $15.0 million (with a $3.0 million sub-limit for letters of credit), subject to a borrowing base test.

     Term. New Telex's senior credit facility matures on July 12, 2008, unless earlier terminated.

     Security. New Telex's senior credit facility is guaranteed by its domestic subsidiaries and secured by substantially all of its and its domestic subsidiaries' current and future assets, and a pledge of 65% of the voting stock and 100% of the non-voting stock of its first-tier foreign subsidiaries. The lien on the collateral securing its senior credit facility is senior to the lien on the collateral securing New Telex's 11.5% Senior Secured Notes due 2008 and the guarantees thereon. New Telex's senior credit facility is also guaranteed by us, and secured by a pledge of 100% of New Telex's common stock and our limited liability company interests.

     Interest. Interest accrues on borrowings under our senior credit facility at floating rates equivalent to either an index rate of interest plus 1.00% or at LIBOR plus 2.50%.

     Fees. New Telex's senior credit facility requires the payment of certain customary fees, including a closing fee, unused line fees, letter of credit fees and servicing fees.

     Covenants. New Telex's senior credit facility contains various affirmative and negative covenants and restrictions customary for similar facilities, including, among other things, limiting our and our restricted subsidiaries' ability to incur or guarantee additional indebtedness, create or suffer to exist liens on its assets, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, enter into arrangements that restrict dividends from subsidiaries, sell assets, engage in transactions with affiliates and effect a consolidation or merger. In certain instances, such covenants may be more restrictive than those applicable to the notes.

     Events of Default. New Telex's senior credit facility also contains customary events of default, including, but not limited to: non-payment of principal, interest or fees when due; breaches of certain covenants or agreements; certain bankruptcy or similar events; inaccuracy of representations and warranties in any material respect; invalidity of guaranty or security documents; and cross defaults with certain other indebtedness and agreements, including, without limitation, the indentures governing the notes and its 11.5% Senior Secured Notes due 2008.

     Other. New Telex's senior credit facility contains customary conditions to closing and to borrowing and contains representations and warranties customary in similar financings.

     Intercreditor Agreement. An intercreditor agreement sets forth the relative rights to New Telex's assets and the assets of its domestic restricted subsidiaries of (i) the collateral agent that will act on behalf of the lenders under its senior credit facility and (ii) the collateral agent that will act on behalf of the holders of New Telex's 11.5% Senior Secured Notes due 2008. Proceeds from the sale of collateral will be used first to satisfy obligations under New Telex's senior credit facility and, thereafter, New Telex's 11.5% Senior Secured Notes due 2008.

11.5% SENIOR SECURED NOTES DUE 2008

     Concurrently with the closing of the offering of the Existing Notes, New Telex issued $125.0 million aggregate principal amount of its 11.5% Senior Secured Notes due 2008 (the "Senior Secured Notes"). The material terms of New Telex's Senior Secured Notes are substantially as set forth below:

     Maturity Date:  October 15, 2008.

     Interest Payment Dates:  April 15 and October 15, beginning April 15, 2004.

     Optional Redemption: On or after October 15, 2006, the Senior Secured Notes are redeemable at New Telex's option, in whole or in part, and subject to the terms of its senior credit facility, at the following premiums to their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date:

FOR THE PERIOD                                                 PERCENTAGE
--------------                                                 ----------
On or after October 15, 2006................................     105.75%
October 15, 2007 and thereafter.............................     100.00%

     Prior to October 15, 2005, New Telex may also, subject to the terms of its senior credit facility, redeem up to 35% of the principal amount of the Senior Secured Notes at its option with the net proceeds of certain equity offerings at 111.50% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date, provided that at least 65% of the original principal amount of the Senior Secured Notes is outstanding following the redemption.

     Change of Control. If New Telex experiences a change of control, as defined in the indenture governing the Senior Secured Notes, subject to the terms of its senior credit facility, New Telex must offer to repurchase the Senior Secured Notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

     Ranking. The Senior Secured Notes, the related guarantees and New Telex's obligations under its senior secured credit facility rank senior in right of payment to all of its and its restricted subsidiaries' existing and future subordinated indebtedness and equally in right of payment with all of its and its restricted subsidiaries' existing and future senior indebtedness. The Senior Secured Notes and the guarantees of such notes by New Telex's restricted subsidiaries will rank effectively junior to all of the liabilities of New Telex's subsidiaries that have not guaranteed the Senior Secured Notes. Moreover, proceeds from the sale upon foreclosure of any collateral securing New Telex's senior obligations will be used first to satisfy the obligations under its senior credit facility and, thereafter, the Senior Secured Notes.

     Covenants. The indenture governing the Senior Secured Notes contains various affirmative and negative covenants and restrictions customary for similar financings, including, among other things, limiting New Telex's and its restricted subsidiaries' ability to incur or guarantee additional indebtedness, create or suffer to exist liens on its assets, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, enter into arrangements that restrict dividends from subsidiaries, sell assets, engage in transactions with affiliates and effect a consolidation or merger.

     Events of Default. The indenture governing the Senior Secured Notes also contains customary events of default, including, but not limited to: non-payment of principal, interest or fees when due; breaches of certain covenants or agreements; certain bankruptcy or similar events; inaccuracy of representations and warranties in any material respect; invalidity of guaranty or security documents; and cross defaults with certain other indebtedness and agreements, including, without limitation, its senior credit facility.

     Other. The indenture governing the Senior Secured Notes contains customary conditions to closing and contains representations and warranties customary in similar financings.

FOREIGN LINES OF CREDIT

     Certain of New Telex's foreign subsidiaries have entered into agreements with banks to provide for local working capital needs. As of December 31, 2003, the total aggregate availability of these arrangements, including for letters of credit issuance, was $11.9 million and were undrawn. The rates of interest in effect on these facilities as of December 31, 2003 ranged from 5.25% to 7.25%, and are generally subject to change based on prevailing local prime rates. In certain instances, the facilities are secured by a lien on foreign real property, leaseholds or accounts receivable.

                            DESCRIPTION OF THE NOTES

     We issued the Existing Notes on November 19, 2003 in connection with the restructuring. The terms of the New Notes are identical in all material respects to the Existing Notes, except for certain transfer restrictions and other rights relating to this exchange offer.

     We issued the Existing Notes under an indenture dated November 19, 2003 (the "Indenture") between us and BNY Midwest Trust Company, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Indenture apply to the Existing Notes and the New Notes to be issued in exchange for the Existing Notes in this exchange offer (all such notes being together referred in this section of the prospectus as the "Notes"). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

     This description of the Notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description of the Notes is only a summary, you should refer to the Indenture for

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

a complete description of the obligations of the Company and your rights. The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request.

     The section entitled "Certain Definitions" includes the definitions of a number of the capitalized terms used in this description. For definitions of other capitalized terms, please refer to the Indenture. References in this description to, the "Company," "Holdings", "we", "our", and "us" mean only Telex Communications Intermediate Holdings, LLC and not its subsidiaries.

GENERAL

     The Notes:

     - are senior subordinated obligations of Holdings;

     - are secured by a second-priority pledge by Holdings of 100% of the common stock of New Telex;

     - mature on January 15, 2009;

     - will be issued only in fully registered form, without coupons;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of Holdings, including without limitation Bank Indebtedness, the Senior Secured Notes and any Additional Mezzanine Indebtedness; and

     - rank equally in right of payment to any future Senior Subordinated Indebtedness of Holdings.

     No Additional Notes. The Indenture provides that the Notes will be limited to an amount of Notes having an aggregate deemed original issue price of $70,750,706, having an Accreted Value at maturity of approximately $129,115,891.

     Interest. Interest on the Notes will accrete semiannually until January 15, 2009 at a rate of 12%, and such accreted interest will not be payable in cash until maturity. Holdings will pay cash interest semiannually on May 15 and November 15 (to the Holders of record on May 1 and November 1 immediately preceding the related interest payment dates) of each year at the rate of 1% per annum from the issue date of the Notes through the maturity date, commencing May 15, 2004. After the maturity date, Holdings will pay interest semiannually on May 15 and November 15 (to the Holders of record on May 1 and November 1 immediately preceding the related interest payment dates) of each year at the rate of 13% per annum on the Accreted Value of the Notes. Interest not paid on any interest payment date will be added to the principal amount of the Securities until paid.

     Payments on the Notes. Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, initially at the office of the Trustee, except that, at Holdings' option, payment of interest may be made by check mailed to the address of the registered holders of the Notes as such address appears in the Register. No service charge will be made for any registration of transfer or exchange of Notes, but Holdings may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Paying Agent and Registrar. The Trustee will initially act as Paying Agent and Registrar. Holdings may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and Holdings or any of its Wholly Owned Subsidiaries that is a Domestic Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

     Transfer and Exchange. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Registrar may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note during the 15-business day period before a selection of Notes to be redeemed or during the 15-business day period before an interest payment date.

     The registered Holder of a Note will be treated as the owner of it for all purposes.
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

     Optional Redemption. On and after the Issue Date, Holdings may redeem the Notes in whole at any time or in part from time to time at the following redemption prices expressed in percentages of Accreted Value as of the redemption date, plus accrued and unpaid cash interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:

PERIOD                                                         REDEMPTION PRICE
------                                                         ----------------
2003........................................................       106.5000%
2004........................................................       104.3333%
2005........................................................       102.1667%
2006 and thereafter.........................................       100.0000%

     At any time on or prior to September 15, 2006, the Notes may also be redeemed as a whole at the option of Holdings upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of the Redemption Date.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 (unless otherwise directed by Holdings) in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING AND SUBORDINATION

     The Indenture provides that the payment of the principal of, and premium, if any, and interest on the Notes and any other payment obligations in respect of the Notes, including any obligation to repurchase the Notes, will be subordinated to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of Holdings. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust (as described under "Defeasance" below) are not subordinate to any Senior Indebtedness or subject to these restrictions.

     As a result of the subordination provisions described below, Holders of the Notes may recover less than creditors of Holdings who are holders of Senior Indebtedness in the event of an insolvency, bankruptcy, reorganization, receivership or similar proceedings relating to Holdings.

     Although the Indenture limits the amount of indebtedness that Holdings and its Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Senior Indebtedness or Secured Indebtedness, as the case may be, and all or some of it may be secured. See "-- Certain Covenants -- Limitation on Indebtedness" below.

     The indebtedness evidenced by the Notes will be Senior Subordinated Indebtedness and will be subordinated in right of payment, as set forth in the Indenture, to the payment when due in cash of all existing and future Senior Indebtedness, including the obligations of Holdings under the Senior Credit Facility, the Senior Secured Notes and any Additional Mezzanine Indebtedness that might be Incurred by Holdings. The Notes will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of Holdings and will be senior in right of payment to all existing and future Subordinated Obligations of Holdings. The Notes will also be effectively subordinated to any Secured Indebtedness of Holdings and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. The Notes will be secured by a second-priority pledge by Holdings of 100% of the common stock of New Telex.

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

     Substantially all of Holdings' operations are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of Holdings, including holders of the Notes. The Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of Holdings. Although the Indenture limits the incurrence of Indebtedness and preferred stock by certain of Holdings' Subsidiaries, such limitation is subject to a number of significant qualifications.

     Only Indebtedness of Holdings that is Senior Indebtedness ranks senior to the Notes in accordance with the provisions of the Indenture. The Notes in all respects rank equally with all other Senior Subordinated Indebtedness of Holdings. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

     The Indenture provides that Holdings may not pay principal of, or premium on, if any, interest on, or other payment obligations in respect of, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase, redeem or retire any Notes (collectively, "pay the Notes") if:

          (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

          (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded in writing or such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

     However, Holdings may pay the Notes if Holdings and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

     The Indenture provides that Holdings will not be permitted to pay the Notes for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in clause (i) or clause (ii) of the preceding paragraph, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

     A "Payment Blockage Period" commences on the receipt by the Trustee (with a copy to Holdings) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days after receipt of the notice. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (i) by written notice to the Trustee and Holdings from the Person or Persons who gave such Blockage Notice;

          (ii) because such Designated Senior Indebtedness has been repaid in full; or

          (iii) because the default giving rise to such Blockage Notice is no longer continuing.

     The Indenture provides that Holdings may resume payments on the Notes after the end of the Payment Blockage Period, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than Bank Indebtedness, a Representative of Bank Indebtedness may give another Blockage Notice within such period.

In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

     In the event of:

          (i) a total or partial liquidation or a dissolution of Holdings; or

          (ii) a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to Holdings or its property;

the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the Holders of the Notes will be entitled to receive any payment or distribution, if any, of the assets or securities of Holdings. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to Holders of the Senior Indebtedness as their interests may appear. If a payment or distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay the payment or distribution over to holders of Senior Indebtedness as their interests may appear.

     The Indenture provides that if payment of the Notes is accelerated because of an Event of Default, Holdings or the Trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. Holdings may not pay the Notes until five Business Days after such holders or the Representative of each Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

CERTAIN COVENANTS

     The following are certain covenants contained in the Indenture governing the Notes.

     Payment of Notes. Holdings shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in the Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with the Indenture money sufficient to pay all principal and interest then due, and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders of Notes on that date pursuant to the terms of the Indenture.

     Holdings shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SEC Reports. Notwithstanding that Holdings may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Noteholders and prospective Noteholders (upon request) with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act. Holdings also will comply with the other provisions of TIA Section 314(a).

     Limitation on Indebtedness. The Indenture provides that Holdings will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that Holdings may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than (i) 2.00:1.00, if such Indebtedness is Incurred on or prior to November 21, 2003, and (ii) 2.25:1.00 if such Indebtedness is Incurred thereafter.

     The Indenture provides that, notwithstanding the foregoing general prohibition on the incurrence of Indenture, Holdings and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness Incurred pursuant to the Senior Credit Facility in a maximum principal amount not to exceed at any time an aggregate principal amount of $15 million (including letters of credit outstanding under the Senior Credit Facility);

          (ii) Indebtedness of Foreign Subsidiaries for working capital purposes and any Guarantees in respect thereof, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, the greater of (the "Foreign Subsidiary Amount") (A) $10.0 million and (B) an amount equal to 10% of Consolidated Tangible Assets;

          (iii) Indebtedness (A) of Holdings to any Restricted Subsidiary and
     (B) of any Wholly Owned Subsidiary to Holdings or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by Holdings or such Restricted Subsidiary, as the case may be;

          (iv) Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clause (i), (ii) or (iii) above) outstanding on the date of the Indenture (including without limitation the Old Senior Subordinated Notes), and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or incurred as described in the first paragraph above in compliance with the Consolidated Coverage Ratio;

          (v) Indebtedness of Holdings or any Restricted Subsidiary to finance or refinance the deferred purchase price of newly acquired property of Holdings and its Subsidiaries used in the ordinary course of business of Holdings and its Subsidiaries (provided such purchase money financing is entered into within six months of the acquisition of such property), and any Refinancing Indebtedness with respect thereto, in an amount (based on the remaining balance of the obligations therefor on the books of Holdings and its Restricted Subsidiaries) which shall not exceed the greater of (A) $7.0 million and (B) an amount equal to 7% of Consolidated Tangible Assets in the aggregate at any one time outstanding;

          (vi) Indebtedness Incurred pursuant to the Senior Secured Notes in a maximum principal amount not to exceed at any time an aggregate principal amount of $125 million;

          (vii) Indebtedness of Holdings or any Restricted Subsidiary in the form of Capitalized Lease Obligations or Attributable Debt, and any Refinancing Indebtedness with respect thereto, in an aggregate amount not in excess of the greater of (A) $7.0 million and (B) an amount equal to 7% of Consolidated Tangible Assets at any one time outstanding; provided, however, that all Indebtedness Incurred by one or more Restricted Subsidiaries pursuant to clause (v) or (vi) above or this clause (vii) shall not exceed the greater of (A) $7.0 million and (B) an amount equal to 7% of Consolidated Tangible Assets in aggregate principal amount at any one time outstanding;

          (viii) Indebtedness represented by Guarantees of Indebtedness Incurred pursuant to clause (i) or (iii) above;

          (ix) Guarantees (A) by Holdings or any Restricted Subsidiary or (B) by any Wholly Owned Subsidiary of Indebtedness of any Wholly Owned Subsidiary;

          (x) Indebtedness (A) arising by reason of any Lien created or permitted to exist by the provisions described in "-- Limitation on Liens" below, including any Indebtedness of any Restricted Subsidiary arising by reason of any Lien granted by such Person to secure Senior Indebtedness, or
     (B) of any Restricted Subsidiary arising by reason of any Lien granted by such Person to secure Indebtedness of any Restricted Subsidiary;

          (xi) Indebtedness of Holdings or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (xii) Indebtedness of Holdings or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets;

          (xiii) Indebtedness in respect of (A) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

          (xiv) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes of Holdings or any Restricted Subsidiary and are in the ordinary course of business;

          (xv) Indebtedness (A) of Old Telex, Holdings or New Telex consisting of Guarantees of up to an aggregate principal amount of $4.0 million of borrowings by Management Investors in connection with the purchase of Capital Stock of Old Telex by such Management Investors or (B) of Holdings or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of Holdings or any Restricted Subsidiary, or guarantees otherwise made on their behalf, (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

          (xvi) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets Holdings shall have been able to Incur at least an additional $1.00 of Indebtedness under the first paragraph above in compliance with the Consolidated Coverage Ratio after giving effect to such acquisition;

          (xvii) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition Holdings shall have been able to Incur at least $1.00 of Indebtedness under the first paragraph above in compliance with the Consolidated Coverage Ratio after giving effect to such acquisition; and

          (xviii) Indebtedness constituting Additional Mezzanine Indebtedness of Holdings in an aggregate principal amount outstanding from time to time not to exceed $5 million, plus any increase in the amount of such Indebtedness resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness which is not paid currently in cash or which is added to the principal amount of such Indebtedness, including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness; and such Indebtedness shall be on such terms as Holdings shall agree from time to time and may be secured or unsecured and may be Senior Indebtedness and Designated Senior Indebtedness.

     The Indenture provides that, notwithstanding the foregoing, Holdings will not Incur any Indebtedness pursuant to any exception described in the immediately preceding paragraph that permits Refinancing Indebtedness in respect of Indebtedness constituting Subordinated Obligations, if the proceeds of such Refinancing Indebtedness are used, directly or indirectly, to refinance such Subordinated Obligations, unless such Refinancing Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in any exception described in the second paragraph above, Holdings, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided that
(x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     Limitation on Restricted Payments. Holdings shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Holdings) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to Holdings or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Subsidiary, to its other shareholders on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Holdings held by Persons other than Holdings or another Restricted Subsidiary,
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being referred in this prospectus to as a "Restricted Payment") if at the time Holdings or such Restricted Subsidiary makes such Restricted Payment:

          (i) a Default shall have occurred and be continuing (or would result therefrom);

          (ii) Holdings could not incur at least an additional $1.00 of Indebtedness under the provisions described in the first paragraph under "-- Limitation on Indebtedness" above; or

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by Holdings' Board of Directors

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

     whose determination shall be conclusive and evidenced by a resolution of Holdings' Board of Directors) declared or made subsequent to the date of the Indenture would exceed the sum of:

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the end of the most recent fiscal quarter ending prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of Holdings are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

             (B) the aggregate Net Cash Proceeds received by Holdings or New Telex either (x) as capital contributions to Holdings or New Telex after the Issue Date or (y) from the issuance or sale of its, New Telex's or Old Telex's Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of Holdings), provided that in the event such issuance or sale is to an employee stock ownership plan or other trust established by Old Telex, Holdings or any of its Subsidiaries for the benefit of their employees, to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust for which Holdings is liable as Guarantor or otherwise, such aggregate amount of Net Cash Proceeds shall be limited to the aggregate amount of principal payments made by such plan or trust with respect to such Indebtedness;

             (C) the amount by which Indebtedness of Holdings is reduced on Holdings' balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of Holdings) subsequent to the Issue Date, of any Indebtedness of Holdings or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Holdings (less the amount of any cash, or other property (other than Capital Stock), distributed by Holdings upon such conversion or exchange), plus the amount of any cash or other property received by Holdings or any Restricted Subsidiary upon such conversion or exchange;

             (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to Holdings or any Restricted Subsidiary from any Unrestricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

             (E) in the case of disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount equal to the lesser of the return of capital or repayment with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

     The Indenture provides that the foregoing provisions will not prohibit:

          (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Capital Stock of Holdings or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holdings, Old Telex or New Telex (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by Holdings or any of its Subsidiaries) or a substantially concurrent capital contribution to Holdings, Old Telex or New Telex; provided, however, that (A) such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clause (iii)(B) of the preceding paragraph;

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

          (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Holdings or New Telex that is permitted to be Incurred pursuant to the provisions described in "-- Limitation on Indebtedness" above; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

          (iii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by the provisions described in "-- Limitation on Sales of Assets" below; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

          (iv) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations upon a Change of Control to the extent required by the agreement governing such Subordinated Obligations but only if Holdings shall have complied with the provisions described in "-- Change of Control" below and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations; provided, however, that (A) the purchase price (stated as a percentage of principal amount or issue price plus accrued original issue discount, if less) of such Subordinated Obligations shall not be greater than the price (stated as a percentage of principal amount) of the Notes pursuant to any such offer to repurchase the Notes in the event of a Change of Control, and (B) any such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be included in subsequent calculations of the amount of Restricted Payments;

          (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the provisions described in the first paragraph of "-- Limitation on Restricted Payments" above; provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments;

          (vi) payments by Holdings, Old Telex or New Telex to repurchase or otherwise acquire Capital Stock or options, warrants or other rights in respect thereof, in each case from Management Investors, such payments not to exceed an amount equal to $500,000 in any fiscal year and $2.0 million in the aggregate (plus the Net Cash Proceeds received by Holdings since the Issue Date as a capital contribution from the sale to Management Investors of Capital Stock or options, warrants or other rights in respect thereof); provided, however, that such payments, loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments;

          (vii) loans, advances, dividends or distributions by Holdings or any Restricted Subsidiary to Old Telex (A) to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (B) to make payments in respect of its indemnification obligations owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to Holdings and its Subsidiaries and to any period ending on or prior to the closing of the Refinancing Transactions, (C) to permit Old Telex to pay all reasonable fees and expenses payable by it in connection with the Refinancing Transactions, or (D) in respect of any Notes and Capital Stock of Holdings which are held by Old Telex;

          (viii) payments by Holdings or any Restricted Subsidiary to Old Telex
     (A) to satisfy or permit Old Telex to satisfy obligations under or in respect of the Tax Sharing Agreement, (B) to pay or permit Old Telex to pay, with respect to any period ending on or prior to the closing of the Refinancing Transactions, any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by Old Telex by
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

     virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock of any corporation other than Holdings or any of its Subsidiaries), or being a holding company parent of Holdings or receiving dividends from or other distributions in respect of the stock of Holdings, or having guaranteed any obligations of Holdings or any Subsidiary thereof, or having made any payment in respect of any of the items for which Holdings is permitted to make payments to Old Telex pursuant to this covenant, or (C) to pay or permit Old Telex to pay, with respect to any period ending on or prior to the closing of the Refinancing Transactions, any other federal, state, foreign, provincial or local taxes measured by income for which Old Telex is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes which Holdings would have been required to pay on a separate company basis or on a consolidated basis if Holdings had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if Holdings had filed a combined return on behalf of an affiliated group consisting only of Holdings and its Subsidiaries; provided, however, that such payments will be excluded in subsequent calculations of the amount of Restricted Payments;

          (ix) the payment by Holdings of interest or principal under the Notes, or dividends or redemption amounts under the Capital Stock of Holdings; except that (A) dividends shall not be paid on the Capital Stock of Holdings so long as there shall exist an Event of Default hereunder or under any Senior Indebtedness or so long as dividends on such Capital Stock shall otherwise be prohibited under the terms of any Senior Indebtedness,
     (B) no Capital Stock shall be redeemed prior to its stated mandatory redemption date and then only so long as there does not exist an Event of Default hereunder or under any Senior Indebtedness and so long as redemptions of such Capital Stock shall otherwise be prohibited under the terms of any Senior Indebtedness, and (C) dividends shall not be paid on the Capital Stock of Holdings prior to an initial public offering of such common stock and then thereafter only in an amount not to exceed in any fiscal year 6% of the net proceeds received by Holdings, in or from such public offering; provided, however, that such payments, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments;

          (x) payments by Holdings or any Restricted Subsidiary to Old Telex (x) to pay the necessary fees and expenses to maintain Old Telex's legal existence and good standing and to pay the reasonable costs of its directors' and officers' insurance and (y) to pay third party legal, management, consulting and accounting fees, insurance premiums, audit fees, trustee fees, stock and/or warrant transfer agent fees and other customary business expenses of Old Telex incurred in the ordinary course of its businesses, in each case to the extent such fees, expenses or other amounts relate to services provided by entities which are not the Affiliates of Holdings and its Restricted Subsidiaries; and

          (xi) payments, loans, advances, dividends or distributions by Holdings or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million (in addition to payments, loans, advances, dividends or distributions otherwise permitted under this paragraph); provided, however, that (A) Holdings or any Restricted Subsidiary shall not be permitted to make Restricted Payments under this clause unless, after giving effect thereto (including the Incurrence of any Indebtedness to fund such Restricted Payment), the Consolidated Coverage Ratio of Holdings would be at least equal to 2.25:1.00 and (B) such loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments; and provided, further, that in the case of clauses
     (vii), (ix) and (x) above no Default or Event of Default shall have occurred or be continuing at the time of such payment after giving effect thereto.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Indenture provides that Holdings will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other

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

obligations owed to Holdings, (ii) make any loans or advances to Holdings or
(iii) transfer any of its property or assets to Holdings, except:

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Credit Facility and the Senior Secured Notes);

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary (x) pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by Holdings, or of another Person that is assumed by Holdings or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings, or such acquisition of assets, merger or consolidation) and outstanding on the date of such acquisition, merger or consolidation or (y) pursuant to any agreement (not relating to any Indebtedness) in existence when a Person becomes a Subsidiary of Holdings or when such agreement is acquired by Holdings or any Subsidiary thereof, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition (for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by Holdings when such Person becomes the Successor Company);

          (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refinances or replaces, an agreement referred to in clause
     (1) or (2) above or this clause (3) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or amendment relates (as conclusively determined in good faith by the Board of Directors);

          (iv) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Holdings or any Restricted Subsidiary;

          (v) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (vi) any encumbrance or restriction on the transfer of property or assets required by any regulatory authority having jurisdiction over Holdings or any Restricted Subsidiary or any of their businesses; and

          (vii) any encumbrance or restriction pursuant to an agreement relating to any Indebtedness incurred, or any sale of receivables, by a Foreign Subsidiary.

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

     Limitation on Sales of Assets. The Indenture provides that Holdings will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (i) Holdings or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $1.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all non-cash consideration); however, the provisions of this clause (i) shall not be applicable to any Asset Disposition which is permitted under the terms of any Senior Indebtedness or as to which the holders of such Senior Indebtedness shall have consented thereto;

          (ii) at least 80% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) received by Holdings or such Restricted Subsidiary is in the form of cash; however, the provisions of this clause (ii) shall not be applicable to any Asset Disposition which is permitted under the terms of any Senior Indebtedness or as to which the holders of such Senior Indebtedness shall have consent thereto; and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Holdings (or such Restricted Subsidiary, as the case may be) as follows:

             (A) first, to the extent Holdings elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Restricted Subsidiary, including the terms of the intercreditor agreement entered into with respect thereto), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to Holdings or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition;

             (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A) above, to the extent Holdings or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Holdings or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

             (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above (such balance, the "Excess Proceeds"), and provided that a purchase of the Notes by Holdings is not then prohibited under the terms of any Senior Indebtedness, to make an offer to purchase Notes and (to the extent required by the terms thereof) any other Senior Subordinated Indebtedness, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness, at a purchase price of 100% of the principal amount thereof (or accreted value, as applicable) plus accrued and unpaid interest, if any, to the purchase date; and

             (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) (or if a purchase of the Notes by Holdings is prohibited under the terms of any Senior Indebtedness) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including the repayment of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Holdings or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, Holdings
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

and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million. If the aggregate principal amount (or accreted value, as applicable) of Notes and Senior Subordinated Indebtedness validly tendered and not withdrawn in connection with an offer pursuant to clause (C) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Notes and such Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount (or accreted value, as applicable) of the relevant Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

     For the purposes of this covenant, the following are deemed to be cash: (v) Cash Equivalents, (w) the assumption of Indebtedness of Holdings (other than Disqualified Stock of Holdings) or any Restricted Subsidiary and the release of Holdings or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that Holdings and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, (y) securities received by Holdings or any Restricted Subsidiary from the transferee that are promptly converted by Holdings or such Restricted Subsidiary into cash, and (z) consideration consisting of Indebtedness of Holdings or any Restricted Subsidiary.

     In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(C) above (provided that a purchase of the Notes by Holdings is not then prohibited under the terms of any Senior Indebtedness), Holdings will be required to purchase Notes tendered pursuant to an offer by Holdings for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the remaining Net Available Cash will be available to Holdings for use in accordance with clause (iii)(C) above (to repay Senior Subordinated Indebtedness) or clause (iii)(D) above. Holdings shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (iii)(A) and (iii)(B) above) is less than $5.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     Holdings is required to comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the provisions described above. To the extent that the provisions of any securities laws or regulations conflict with these provisions, Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these provisions by virtue thereof.

     Limitation on Transactions with Affiliates. The Indenture provides that Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to Holdings or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and (x) have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction, or (y) in the event there are no such members, as to which Holdings has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by Holdings and its Restricted Subsidiaries in excess of $10.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such
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

transaction taken as a whole are either (i) no less favorable to Holdings or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate or (ii) fair to Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

     The Indenture provides that the foregoing provisions shall not prohibit (i) any Restricted Payment permitted under the provisions described in "-- Limitation on Restricted Payments", any Permitted Investment, or any other transaction specifically excluded from the definition of the term "Restricted Payment", (ii) the performance of Holdings' or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and the insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances made to directors, officers or employees of Holdings or any Restricted Subsidiary, or guarantees in respect thereof or otherwise made on their behalf (including any payments under such guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time, (vii) guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of Holdings by such Management Investors, which guarantees are permitted by the provisions described in "-- Limitation on Indebtedness" above, and payments thereunder, (viii) the Refinancing Transactions and the incurrence and payment of all fees and expenses payable in connection therewith, (ix) any other transaction arising out of agreements in existence on the Issue Date, (x) execution, delivery and performance of the Tax Sharing Agreement and the Management Agreements, including the ongoing payment of fees to GSCP of up to $1.75 million per year plus reasonable out of pocket expenses, (xi) any commercial or other business transaction in the ordinary course of business with any Permitted Holder or any Affiliate thereof, on terms that taken as a whole are no less favorable to Holdings and its Restricted Subsidiaries than those that could be obtained at the time in arm's-length dealings with a Person who is not an Affiliate of Holdings, (xii) any transaction in the ordinary course of business, or approved by a majority of the members of the Board of Directors having no material personal financial interest in such transaction, between Holdings or any Restricted Subsidiary and any Affiliate of Holdings controlled by Holdings that is a joint venture or similar entity primarily engaged in a Related Business, and (xiii) any of the Refinancing Transactions.

     Change of Control. The Indenture provides that, upon the occurrence of a Change of Control, and provided that a purchase of the Notes by Holdings is not then prohibited under the terms of any Senior Indebtedness (including the terms any intercreditor agreement entered into with respect thereto), each Noteholder shall have the right to require Holdings to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof to the date of repurchase, provided, however, that notwithstanding the occurrence of a Change of Control, Holdings shall not be obligated to purchase the Notes in the event that it has exercised its right to redeem all the Notes pursuant to the provisions described in "-- General -- Optional Redemption" above.

     In the event that at the time of such Change of Control the terms of the Senior Indebtedness restrict or prohibit the repurchase of Notes pursuant to these provisions, then prior to the mailing of the notice to Holders described below but in any event within 30 days following any Change of Control (unless Holdings has exercised its right to redeem all the Notes pursuant to the provisions described in "-- General -- Optional Redemption" above), Holdings is required to (i) repay in full all Senior Indebtedness or offer to repay in full all Senior Indebtedness and repay the Senior Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Senior Indebtedness to permit the repurchase of the Notes as provided below.

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     Unless Holdings has exercised its right to redeem all the Notes pursuant to the provisions described in "-- General -- Optional Redemption" above, within 30 days following any Change of Control (or at Holdings' option, prior to such Change of Control but after the public announcement thereof) (except as provided in the proviso to the first sentence of the first paragraph above), Holdings shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require Holdings to purchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof to the date of purchase; (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by Holdings, consistent with these provisions, that a Holder must follow in order to have its Notes purchased; and (5) that if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

     Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to Holdings at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or Holdings receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

     On the purchase date, all Notes purchased by Holdings under these provisions shall be delivered to the Trustee for cancellation, and Holdings shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

     The Indenture provides that Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to these provisions. To the extent that the provisions of any securities laws or regulations conflict with these provisions, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under these provisions by virtue thereof.

     Compliance Certificate; Notice of Default. The Indenture provides that Holdings shall deliver to the Trustee within 120 days after the end of each fiscal year of Holdings an Officer's Certificate signed by the principal executive, principal financial or principal accounting officer of Holdings complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by Holdings or any Subsidiary of Holdings to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, Holdings proposes to take with respect to such failure. Holdings shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of any such Default or Event of Default.

     Limitation on Liens. The Indenture provides that Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of Holdings of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by Holdings or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

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     Limitation on the Sale or Issuance of Preferred Stock of Restricted
Subsidiaries. The Indenture provides that Holdings will not sell any shares of Preferred Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Preferred Stock to any Person (other than to Holdings or a Restricted Subsidiary, or to directors as directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law); provided, however, that
(a) Holdings or any Restricted Subsidiary is permitted to sell Preferred Stock of a Subsidiary in compliance with the provisions described in "-- Limitation on Sales of Assets" above and (b) any such Preferred Stock may be issued or sold if Incurred by any Restricted Subsidiary in compliance with the provisions described in "-- Limitation of Indebtedness" above.

MERGER AND CONSOLIDATION

     The Indenture provides that none of Holdings, Old Telex or New Telex shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Holdings) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Holdings under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company would be at least equal to the greater of (A) 1.75:1.00 and (B) a ratio equal to 75% of the actual Consolidated Coverage Ratio of Holdings as of such date of determination; and (iv) Holdings will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided that (x) in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of these provisions. Any Indebtedness that becomes an obligation of Holdings or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the provisions described in "-- Limitation on Indebtedness" above.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Agreement, except that, in the case of a conveyance, transfer or lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding clauses (ii) and (iii) above, (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Holdings and (2) Holdings may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing Holdings in another jurisdiction to realize tax or other benefits.

     Notwithstanding the foregoing, Holdings, Old Telex and New Telex may enter into, perform and consummate the Refinancing Transactions.

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DEFAULTS AND REMEDIES

     Each of the following is an Event of Default under the Indenture:

          (i) a default in any payment of interest on any Note when due, continued for 30 days;

          (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "-- Ranking and Subordination" above;

          (iii) the failure by Holdings to comply with its obligations under the covenant described under "-- Merger and Consolidation" above;

          (iv) the failure by Holdings to comply for 30 days after notice with any of its obligations under the covenants described under "-- Certain Covenants" above (other than under "-- Payment of Notes" and "-- Compliance Certificate; Notice of Default" and other than its obligations to purchase any securities under "-- Limitations on Sales of Assets" and "-- Change of Control");

          (v) the failure by Holdings to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

          (vi) the Pledge Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the Pledge Agreement, or any judgment creditor having a Lien against a material portion of the Pledged Capital Stock commences legal action to foreclose such Lien or otherwise exercise its remedies against a material portion of Pledged Capital Stock and such action is not stayed, discharged or otherwise cured within 60 days after the date of commencement;

          (vii) the Company, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of the Pledge Agreement;

          (viii) the failure by Holdings or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision");

          (ix) certain events of bankruptcy, insolvency or reorganization of Holdings or a Significant Subsidiary (the "bankruptcy provisions"); or

          (x) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against Holdings or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision").

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     A Default under clause (iv) or (v) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify Holdings of the Default and Holdings does not cure such Default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     Holdings is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice or the lapse of time would
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become an Event of Default under clauses (iv), (v) or (ix) above, its status and what action Holdings is taking or proposes to take with respect thereto.

     If an Event of Default (other than an Event of Default under clauses (viii) or (ix) above) occurs and is continuing, the Trustee by notice to Holdings, or the Holders of at least a majority in principal amount of the outstanding Notes by notice to Holdings and the Trustee, may declare the principal of all the Notes to be due and payable. Upon such a declaration, the principal (which, if prior to the Scheduled Maturity Date of the Notes, shall be limited to the Accreted Value) of and interest on the Notes will be due and payable immediately. If an Event of Default under clauses (viii) or (ix) above with respect to Holdings occurs and is continuing, the principal (which, if prior to the Scheduled Maturity Date of the Notes, shall be limited to the Accreted Value) of and interest on the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, Holdings is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Holdings also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Holdings is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the
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principal of or extend the Scheduled Maturity Date of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or (viii) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions.

     Without the consent of any Holder, Holdings and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of Holdings under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of Holdings for the benefit of the Noteholders or to surrender any right or power conferred upon Holdings, to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by the provisions described under "-- Merger and Consolidation" (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for purposes of this Indenture, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, Holdings is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     Holdings at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. Holdings at any time may terminate its obligations under the covenants described under "-- Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (iii) under "-- Merger and Consolidation" above ("covenant defeasance").

     Holdings may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Holdings exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If Holdings exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii), (viii) (but only with respect to certain bankruptcy events of a Significant Subsidiary) or (ix) under "Defaults" above or because of the failure of Holdings to comply with clause
(iii) under "-- Merger and Consolidation" above.

     Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, Holdings must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to

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the effect that holders of the Notes will not recognize income, gain or loss for
Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the date of the Indenture).

CONCERNING THE TRUSTEE

     BNY Midwest Trust Company is the Trustee under the Indenture and has been appointed by Holdings as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     The following terms are defined and used in the Indenture.

     "Accreted Value" means, as of any date of determination prior to January 15, 2009, with respect to any Security, the sum of (i) the deemed issue price of such Security and (ii) interest on a daily basis at the rate of 12% per annum of the then Accreted Value of such Security, compounded semi-annually on each May 15 and November 15 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months, which amount of interest shall be included in the Accreted Value of such Security and not paid in cash.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by Holdings or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Additional Mezzanine Indebtedness" means (i) Indebtedness in an aggregate initial principal amount not to exceed from time to time $10 million which may be issued from time to time on such terms as Holdings or any Restricted Subsidiary shall determine; (ii) any increase in the amount of the Indebtedness described in the foregoing clause (i) resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness which is not paid currently in cash, which accretes or which is added to the principal amount of such Indebtedness; and (iii) any Refinancing Indebtedness in respect of such Indebtedness and amounts under the foregoing clause (ii), including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness. "Additional Mezzanine Indebtedness" shall be on such terms as Holdings or any Restricted Subsidiary shall agree from time to time and may be secured or unsecured and may be Senior Indebtedness and Designated Senior Indebtedness.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the then outstanding Accreted Value of such Note and
(ii) the excess of (A) the present value of the principal amount of the Note payable on the Scheduled Maturity Date, computed using a discount rate equal

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to the Treasury Rate plus 75 basis points, over (B) the then-outstanding
Accreted Value of such Note; provided, however, that in no case shall the Applicable Premium be less than zero.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by Holdings or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business, (iii) the sale of Temporary Cash Investments or Cash Equivalents in the ordinary course of business, (iv) dispositions with a fair market value not exceeding $500,000 in the aggregate in any fiscal year, (v) the sale or discount (with or without recourse, and on commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (vi) the licensing of intellectual property in the ordinary course of business, (vii) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets" only, a disposition subject to the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or (viii) a disposition of property or assets that is governed by the provisions described under "-- Merger and Consolidation".

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of Holdings or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company

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of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act.

     "Change of Control" means the occurrence of any of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of New Telex;

          (ii) individuals who on the Issue Date constituted the Board of Directors of Old Telex (together with any new directors whose election by such Board of Directors of Old Telex or whose nomination for election by the shareholders of Old Telex was approved by a vote of a majority of the directors of Old Telex then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Old Telex then in office

          (iii) the adoption of a plan relating to the liquidation or dissolution of Old Telex, Holdings or New Telex; or

          (iv) the merger or consolidation of Old Telex, Holdings or New Telex with or into another Person or the merger of another Person with or into Old Telex, Holdings or New Telex, or the sale of all or substantially all the assets of Old Telex, Holdings and New Telex (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Old Telex immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" means the collateral agent and any successor under the Indenture.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of Holdings and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of Holdings are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Refinancing Transactions as if it had occurred at the beginning of such four-quarter period); provided, however, that:

          (1) if Holdings or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of

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     such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,

          (2) if since the beginning of such period Holdings or any Restricted Subsidiary shall have made any Asset Disposition of any company or any business or any group of assets constituting an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Holdings or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holdings and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (3) if since the beginning of such period Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by Holdings or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions described under "-- Merger and Consolidation", or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting Officer of Holdings, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of Holdings or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be
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computed by applying, at the option of Holdings or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness, which is being given pro forma effect, was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of Holdings and its Restricted Subsidiaries, determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, and plus, to the extent incurred by Holdings and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by Holdings or any Restricted Subsidiary, but only to the extent that such interest is actually paid by Holdings or any Restricted Subsidiary, (iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) the product of(A) Preferred Stock dividends in respect of all Preferred Stock of Domestic Subsidiaries of Holdings and Disqualified Stock of Holdings held by Persons other than Holdings or a Restricted Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than Holdings or any Restricted Subsidiary) on Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by Holdings or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by Holdings and its Subsidiaries with respect to Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of Holdings and its Restricted Subsidiaries, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, Holdings' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) Holdings' equity in the net loss of such Person shall be included to the extent of the aggregate Investment of Holdings or any of its Restricted Subsidiaries in such Person,

          (ii) any net income (loss) of any Person acquired by Holdings or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Holdings, except that (A) subject to the limitations contained in clause (iv) below, Holdings' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Holdings or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of Holdings or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

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          (iv) any gain or loss realized upon the sale or other disposition of any asset of Holdings or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (v) any extraordinary gain or loss, and

          (vi) the cumulative effect of a change in accounting principles.

     "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of Holdings and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of Holdings in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Holdings in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness, (ii) the Senior Secured Notes, (iii) the Additional Mezzanine Indebtedness, and (iv) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by Holdings in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Notes.

     "Domestic Subsidiary" means any Restricted Subsidiary of Holdings other than a Foreign Subsidiary.

     "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization of intangibles and other non-cash charges or non-cash losses.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date entered into by Holdings for the benefit of the Initial Holders, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

     "Foreign Subsidiary" means (a) any Restricted Subsidiary of Holdings that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of Holdings that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio", "Consolidated Interest Expense", "Consolidated Net Income" and "EBITDA", all defined terms in the Indenture to the
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extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession all ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other non-financial obligation of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Register.

     "Holdings" means Telex Communications Intermediate Holdings, LLC, a limited liability company formed under the laws of Delaware that became a Wholly-Owned Subsidiary of Old Telex upon the consummation of the Refinancing Transactions.

     "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal of indebtedness of such Person for borrowed money,

          (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all reimbursement obligations of such Person (including reimbursement obligations) in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

          (v) all Capitalized Lease Obligations and Attributable Debt of such Person,

          (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock or (if such Person is a Subsidiary of Holdings) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no such fixed price, to the involuntary redemption, repayment
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     or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

          (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

     The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise in accordance with GAAP.

     "Initial Holders" means the record or beneficial holders of the Old Senior Subordinated Notes to whom the Notes were delivered in exchange for such Old Senior Subordinated Notes.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is party or a beneficiary.

     "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) Holdings' "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Agreements" means, collectively, the Consulting Agreement, the Fee Agreement and the Indemnification Agreement, each between New Telex (as assignee from Old Telex) and Greenwich Street Capital Partners, Inc. (and its permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

     "Management Investors" means the officers, directors, employees and other members of the management of Old Telex, Holdings or any of its Subsidiaries, or family members or relatives thereof, or trusts for the

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benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Old Telex.

     "Management Stock" means Capital Stock of Old Telex, or options, warrants or other rights in respect thereof, held by any of the Management Investors.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than Holdings or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Holdings or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of any securities of Holdings or any Subsidiary by Holdings or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

     "New Telex" means Telex Communications, Inc. (f/k/a Telex Newco, Inc.), a corporation organized under the laws of Delaware that became a Wholly-Owned Subsidiary of Holdings upon the consummation of the Refinancing Transactions.

     "Old Telex" means Telex Communications Holdings, Inc. (f/k/a Telex Communications, Inc.), a Delaware corporation that became the direct parent of Holdings upon the consummation of the Refinancing Transactions.

     "Officer" means the President, Chief Financial Officer, any Vice President, Controller or Treasurer of Holdings.

     "Officer's Certificate" means a certificate signed by one Officer.

     "Old Senior Subordinated Notes" means the 13% Senior Subordinated Notes due 2006 of Old Telex.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings or the Trustee.

     "Permitted Holder" means any of the following: Greenwich Street Capital Partners, Inc., FS Private Investments III LLC (d/b/a Jefferies Capital Partners), CFSC Wayland Advisers, Inc. or any of their respective Affiliates (including any investment fund or vehicle managed, sponsored or advised by Greenwich Street Capital Partners, Inc., FS Private Investments III LLC (d/b/a Jefferies Capital Partners) or any other

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entity doing business as Jefferies Capital Partners, CFSC Wayland Advisers, Inc.
or any of their respective Affiliates).

     "Permitted Investment" means an Investment by Holdings or any Restricted Subsidiary in, or consisting of, any of the following:

          (i) a Restricted Subsidiary, Holdings or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings or a Restricted Subsidiary;

          (iii) Temporary Cash Investments or Cash Equivalents;

          (iv) receivables owing to Holdings or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holdings or any such Restricted Subsidiary deems reasonable under the circumstances;

          (v) securities or other Investments received as consideration in sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the provisions described in "-- Certain
     Covenants -- Limitation of Sales of Assets" above;

          (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to Holdings or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

          (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

          (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the provisions described in "-- Certain Covenants -- Limitation on Indebtedness" above;

          (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens"; and

          (x) other Investments in an aggregate amount outstanding at any time not to exceed the greater of (A) $7.0 million and (B) 7% of Consolidated Tangible Assets.

     "Permitted Liens" means:

          (i) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on Holdings and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Holdings or a Subsidiary thereof, as the case may be, in accordance with GAAP;

          (ii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

          (iii) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

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          (iv) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of Holdings and its Subsidiaries, taken as a whole;

          (vi) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of Holdings or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

          (vii) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which Holdings or any Restricted Subsidiary of Holdings has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

          (viii) Liens securing Hedging Obligations Incurred in compliance with the provisions described in "-- Certain Covenants -- Limitation on Indebtedness" above;

          (ix) Liens arising out of judgments, decrees, orders or awards in respect of which Holdings shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

          (x) leases, subleases, licenses or sublicenses to third parties;

          (xi) Liens securing (x) Indebtedness Incurred in compliance with clauses (i), (ii), (v) or (vii) of the second paragraph of the provisions described in "-- Certain Covenants -- Limitation on Indebtedness" above, or clause (iv) of that paragraph (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in the first paragraph of the provisions described in "-- Certain Covenants -- Limitation on Indebtedness" above) or (y) Senior Indebtedness;

          (xii) Liens securing commercial bank indebtedness;

          (xiii) Liens on properties or assets (1) of any Wholly Owned Subsidiary securing Indebtedness of any Wholly Owned Subsidiary or (2) of any Restricted Subsidiary securing its Indebtedness;

          (xiv) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of Holdings (or at the time Holdings or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

          (xv) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

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          (xvi) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (xvii) Liens securing the Notes; and

          (xviii) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pledge Agreement" means that certain Pledge Agreement dated as of November 19, 2003 made by the Company in favor of the Collateral Agent.

     "Pledged Capital Stock" has the meaning ascribed thereto in the Pledge Agreement.

     "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Public Equity Offering" means an underwritten primary public offering of common stock of Old Telex pursuant to an effective registration statement under the Securities Act (whether alone or in conjunction with any secondary public offering).

     "Public Market" means any time after a Public Equity Offering has been consummated and either (x) at least 10% of the total issued and outstanding common stock (or equivalent equity interests) of Old Telex has been distributed by means of an effective registration statement under the Securities Act or (y) an established public trading market otherwise exists for any such common stock or equivalent equity interests.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances", "refinanced" and "refinancing" as used in the Indenture shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of Holdings that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of Holdings or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Refinancing Transactions" means Old Telex's debt restructuring and related transactions that were consummated on November 19, 2003 and which are described in greater detail in this prospectus in the section "Business -- The Restructuring" above.
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     "Related Business" means those businesses in which Holdings or any of its
Subsidiaries is engaged on the date of the Indenture, or that are reasonably related, complementary or incidental thereto.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or such Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases (x) between Holdings and a Restricted Subsidiary or between or (y) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP.

     "Scheduled Maturity Date" shall mean January 15, 2009.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of Holdings secured by a Lien.

     "Senior Credit Agreement" means the Credit Agreement dated as of November 19, 2003 and entered into by and among New Telex, as Borrower, the other persons designated as "Credit Parties" on the signature pages thereof, the financial institutions who are or thereafter become parties to such agreement as "Lenders", and General Electric Capital Corporation, a Delaware corporation, as the initial L/C Issuer and as Agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

     "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any letter of credit applications, collateral agreements, security agreements, pledge agreements, guaranties, mortgages, patent security agreements, trademark security agreements, copyright security agreements, control agreements and all similar agreements entered into guaranteeing payment of, or granting a lien upon property as security for payment of the obligations thereunder, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of New Telex as additional borrowers or guarantors thereunder,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

     "Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) all obligations consisting of Bank Indebtedness, the Senior Secured Notes and the Additional Mezzanine Indebtedness; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of Holdings, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of Holdings to any Subsidiary,
(2) any liability for Federal, state, foreign, local or other taxes owed or owing by Holdings, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness

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(other than the Bank Indebtedness, the Senior Secured Notes and the Additional
Mezzanine Indebtedness) of Holdings (or Guarantee by Holdings of any Indebtedness) that is expressly subordinate in right of payment to any other Indebtedness of Holdings (or Guarantee by Holdings of any Indebtedness), or (5) any Capital Stock. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

     "Senior Secured Notes" means: (i) the 11.5% Senior Secured Notes due 2008 in the initial principal amount of $125 million issued by New Telex on November 19, 2003; (ii) any increase in the amount of the Senior Secured Notes described in the foregoing clause (i) resulting from any accrual, compounding or payment-in-kind of interest under such Senior Secured Notes which is not paid currently in cash, which accretes or which is added to the principal amount of such Senior Secured Notes; and (iii) any Refinancing Indebtedness in respect of such Senior Secured Notes and amounts under the foregoing clause (ii), including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of Holdings that (i) specifically provides that such Indebtedness is to rank pari passu with the Notes or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of Holdings that is not Senior Indebtedness. The New Notes shall constitute Senior Subordinated Indebtedness.

     "Shelf Registration Statement" means any shelf registration statement of Holdings pursuant to the Exchange and Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date. "Significant Subsidiary" shall not include Telex Communications International, Ltd. or any other subsidiary that serves principally as a holding company for subsidiaries that are organized in a country other than the United States.

     "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of Holdings (whether outstanding on the date of the Indenture or thereafter Incurred) that is expressly subordinate in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

     "Tax Sharing Agreement" means the Tax Sharing Agreement among Holdings, New Telex and Old Telex, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit
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and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" by S&P or "A-1" by Moody's, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any short-term successor rule) of the SEC, under the Investment Company Act of 1940, as amended, and (vii) similar short-term investments approved by the Board of Directors in the ordinary course of business.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor. BNY Midwest Trust Company is the initial Trustee under the Indenture.

     "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the
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Subsidiary to be so designated; provided, however, that either (A) the
Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the provisions described in "-- Certain Covenants -- Limitation on Restricted Payments" above. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Holdings could incur at least $1.00 of additional Indebtedness under the first paragraph of the provisions described in "-- Certain Covenants -- Limitation on Indebtedness" above and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of Holdings' Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of Holdings all the Capital Stock of which (other than directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law) is owned by Holdings or another Wholly Owned Subsidiary.

     THE SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INDENTURE, INCLUDING THE DEFINITIONS IN THE INDENTURE. HOLDERS ARE URGED TO REVIEW THE PROPOSED INDENTURE, A COPY OF WHICH WILL BE FURNISHED TO ANY HOLDER UPON REQUEST.

REGISTRATION RIGHTS AGREEMENT

     The exchange offer is being made pursuant to the Exchange and Registration Rights Agreement dated as of November 19, 2003 (the "Exchange and Registration Rights Agreement") entered into by us in connection with the Restructuring Transactions and for the benefit of the holders of the Existing Notes. The principal purpose of the Exchange and Registration Rights Agreement is to allow holders of the Existing Notes to exchange their Existing Notes for New Notes, in an aggregate principal amount equal to the aggregate principal amount of the Existing Notes tendered in the exchange offer, which have been registered under the Securities Act, subject to certain restrictions contained in the Exchange and Registration Rights Agreement.

     We agreed to use our best efforts to file the registration statement of which this prospectus is a part and to keep the registration statement effective continuously, and to keep the exchange offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event may such period be less than 20 business days. We agreed to use our best efforts to cause the exchange offer to be consummated on the earliest practicable date after the exchange offer registration statement has become effective, but in no event later than 25 business days thereafter.

     We agreed to include a "Plan of Distribution" section in this prospectus and indicate therein that any broker-dealer who holds Existing Notes that were acquired for the account of such broker-dealer as a result of market-making activities or other trading activities may exchange such Existing Notes (other than Existing Notes acquired directly from us) pursuant to the exchange offer; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of each New Note received by such broker-dealer in exchange for Existing Notes in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of the prospectus contained in the exchange offer registration statement. Such "Plan of Distribution" section must also contain all other

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information with respect to such sales of Existing Notes that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such broker-dealer or disclose the amount of Existing Notes held by any such broker-dealer except to the extent required by the Commission as a result of a change in policy.

     We have agreed to use our best efforts to keep the exchange offer registration statement continuously effective, supplemented and amended as required by the Exchange and Registration Rights Agreement to the extent necessary to ensure that it is available for sales of Existing Notes by restricted broker-dealers and to ensure that such registration statement conforms with the requirements of the Exchange and Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the exchange offer is consummated. We will promptly provide sufficient copies of the latest version of the prospectus to such restricted broker-dealers promptly upon request, and in no event later than two days after such request, at any time during such period in order to facilitate such sales.

     We have agreed under certain circumstances, as described in the Exchange and Registration Rights Agreement, to file a shelf registration statement under the Securities Act covering Existing Notes which for certain reasons described in Exchange and Registration Rights Agreement may not be included in the exchange offer or which were acquired directly from us, or covering New Notes if the exchange offer registration statement is not available to cover resales of the New Notes. Subject to certain conditions, we have agreed to keep such shelf registration statement effective for a period of at least two years. In addition, following the effectiveness of the exchange offer registration statement, we have agreed, for the benefit of certain holders of the Existing Notes who may be deemed to be our affiliates, to inquire quarterly of such holders as to whether they intend to effect sales of New Notes or Existing Notes, and if such holders may not effect such sales except pursuant to an effective registration statement, then we will either file a shelf registration statement, or file a post-effective amendment to the exchange offer registration statement or any previously filed shelf registration, to permit such sales.

     THIS DESCRIPTION OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT IS INTENDED TO BE A USEFUL OVERVIEW OF THE MATERIAL PROVISIONS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT. SINCE THIS DESCRIPTION OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT IS ONLY A SUMMARY, YOU SHOULD REFER TO THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT FOR A COMPLETE DESCRIPTION OF OUR OBLIGATIONS AND YOUR RIGHTS. THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART AND IS AVAILABLE FROM US UPON REQUEST.

               GLOBAL NOTES; BOOK-ENTRY SETTLEMENT AND CLEARANCE

     We did not register the Existing Notes under the Securities Act or any applicable state securities laws, and we issued the Existing Notes in reliance upon one or more exemptions from the registration requirements under the Securities Act and pursuant to state securities law exemptions. As a result, we could not issue the Existing Notes in global form or deposit them with the Trustee as custodian for The Depository Trust Company ("DTC") and register them in the name of Cede & Co., as nominee of DTC. We issued the Existing Notes in certificated form and registered them in the names of the persons who owned beneficial interests in the global notes for Old Telex's 13% Senior Subordinated Discount Notes due 2006.

     We will originally issue the New Notes in the form of one or more notes (the "Global Notes") in global form and deposit them with the Trustee as custodian for DTC and register them in the name of Cede & Co., as nominee of DTC. We reserve the right not to accept the tender of Existing Notes by any holder who fails to agree, in the letter of transmittal, to the inclusion of such holder's New Notes in the Global Notes. Holders should give the instructions set forth under "Special Issuance Instructions" and "Special Delivery Instructions" in the letter of transmittal. Pursuant to those instructions, the tendering holder will designate a participant who has an account with DTC (a "DTC Participant") to hold the New Notes, through DTC, for the tendering holder. Holders who are not themselves DTC Participants should make arrangements with a DTC Participant (e.g., a holder's broker or bank) for the New Notes issued to such holders to be held for their account through the DTC Participant.

     New Notes included in the Global Notes will thereafter be subject to the following provisions, and the applicable provisions of the Indenture, governing the registration of the New Notes and the issuance of New Notes in physical, certificated form.

THE GLOBAL NOTES

     Ownership of beneficial interests in each Global Note will be limited to persons who are DTC Participants or persons who hold interests through DTC Participants. We expect that under procedures established by DTC:

     - upon deposit of each Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC Participants designated by the holders; and

     - ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to other owners of beneficial interests in the Global Note).

     You may not exchange beneficial interests in the Global Notes for notes in physical, certificated form except in the limited circumstances described below.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of holders. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the DTC Participants are responsible for those operations or procedures.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York State Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered under Section 17A of the Exchange Act.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's Participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Investors who are not DTC Participants may beneficially own securities held by or on behalf of DTC only through DTC Participants or indirect participants in DTC.

     So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the New Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

     - will not be entitled to have New Notes represented by the Global Note registered in their names;

     - will not receive or be entitled to receive physical, certificated New Notes; and

     - will not be considered the owners or holders of the New Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

     As a result, each investor who owns a beneficial interest in the New Notes must rely on the procedures of DTC to exercise any rights of a holder of New Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC Participant through which the investor owns its interest).

     The Trustee will make payments, represented by a Global Note, of principal, premium (if any) and interest with respect to the New Notes to DTC's nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

     Standing instructions and customary industry practice will govern payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note, and such payments will be the responsibility of those participants or indirect participants and DTC.

     Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

     DTC has agreed to the above procedures to facilitate transfers of interests in the Global Note among participants in that settlement system. However, the settlement system is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     New Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

     - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Note and a successor depositary is not appointed within 90 days;

     - DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

     - we, at our option, notify the Trustee that we elect to cause the issuance of certificated New Notes; or

     - certain other events provided in the Indenture should occur.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain material United States federal income tax consequences relating to the receipt of the New Notes pursuant to the exchange offer. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. Due to certain ambiguities concerning the application of the Code and the regulations thereunder and related guidance to a transaction like the exchange offer, the conclusions set out below are not free from doubt. Moreover, we have not received and will not receive any rulings from the Internal Revenue Service (the "Service") with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the Service or a court would agree with this summary. Moreover, there is no assurance that this summary will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the Service.

     The following does not consider the tax consequences of the receipt of the New Notes under state, local and foreign law. Moreover, except as otherwise explicitly noted, this discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers (e.g., persons holding the Existing Notes or the New Notes as part of a "straddle," "hedge" or "conversion transaction"). The discussion deals only with the Existing Notes and the New Notes held as "capital assets" within the meaning of Section 1221 of the Code and does not address the federal tax consequences of the exchange offer to subsequent purchasers of the New Notes.

     HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

TAX CONSEQUENCES TO HOLDERS WHO PARTICIPATE IN THE EXCHANGE OFFER

     We are offering to exchange New Notes for the Existing Notes pursuant to the registration rights agreement. Because the New Notes should not differ materially in kind or extent from the Existing Notes, your exchange of Existing Notes for New Notes should not constitute a taxable disposition of the Existing Notes for United States federal income tax purposes. As a result, you should not recognize taxable income, gain or loss on such exchange, your holding period for the New Notes should generally include the holding period for the Existing Notes so exchanged, your adjusted tax basis in the New Notes should generally be the same as your adjusted tax basis in the Existing Notes so exchanged, and the federal income tax consequences associated with owning and disposing of the Existing Notes will continue to apply to the New Notes.

TAX CONSEQUENCES TO U.S. HOLDERS WHO PARTICIPATE IN THE EXCHANGE OFFER

     Generally, any capital gain you recognize on the sale, exchange, retirement or other taxable disposition of a note will be exempt from United States federal income and withholding tax, provided that:

     - the gain is either (i) not effectively connected with your conduct of a trade or business within the United States or (ii) if the gain is effectively connected with your conduct of a trade or business within the United States, a tax treaty applies and such gain is not attributable to a permanent establishment in the United States; and

     - if you are an individual, you are neither present in the United States for 183 days or more during the taxable year nor a former citizen or long-term resident of the United States subject to special rules that apply to expatriates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     We may be required to furnish certain information to the Service with respect to OID accruing on the New Notes during the calendar year. Backup withholding generally will not apply with respect to payments made to certain "exempt recipients" such as corporations (within the meaning of section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-exempt recipient (e.g. an individual), backup withholding generally applies only if (i) the recipient fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) the recipient furnishes an incorrect TIN,
(iii) we are notified by the Service that the recipient has failed to report payment of interest and dividends properly and the Service has notified us that the recipient is subject to backup withholding or (iv) the recipient fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the recipient's correct number and that the recipient is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability.

                              PLAN OF DISTRIBUTION

     A broker-dealer that is the holder of Existing Notes that were acquired for the account of that broker-dealer as a result of market-making or other trading activities, other than Existing Notes acquired directly from us or any of our affiliates, may exchange those Existing Notes for New Notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by the broker-dealer as a result of market-making or other trading activities, acknowledges that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where the Existing Notes were acquired as a result of market-making or other trading activities. We have agreed that we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any resale, except that use of the prospectus may be suspended for a limited period of time if our board of directors determines, in good faith, that the prospectus would require disclosure of confidential information that would interfere with a material business transaction of ours or
otherwise have a material adverse affect on us. Until           , 2004 (90 days
after the date of this prospectus), all broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers or any other holder of New Notes. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of the resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreement (other than the commissions or concessions of any brokers or dealers) and will indemnify the holders of the New Notes (including any broker-dealers) against some liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered by this prospectus will be passed upon for us by Stroock & Stroock & Lavan LLP, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Holdings at December 31, 2003 and for the one-month period ended December 31, 2003 and of Old Telex for the eleven-month period ended November 30, 2003, and at December 31, 2002 and for the year then ended as set forth in their report. We have included our consolidated financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Old Telex for the year ended December 31, 2001, included in this prospectus, were audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein. Note that the report included herein is a copy of a report previously issued by Arthur Andersen LLP, which report has not been re-issued by Andersen. Arthur Andersen LLP has ceased operations and we are not able to obtain their agreement to inclusion of their report in this prospectus and you may not be able to recover against Arthur Andersen LLP for any untrue statements of a material fact contained in our predecessor's consolidated financial statements audited by Arthur Andersen LLP or any omission to state a material fact required to be stated therein. Certain financial information for the year ended December 31, 2001 were not reviewed by Arthur Andersen LLP and includes: (i) reclassifications to conform to our fiscal 2003 financial statement presentation and (ii) reclassifications and additional disclosures to conform with new accounting pronouncements.

             INDEX TO HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC
Index to Historical Consolidated Financial Statements.......   F-1
Report of Independent Auditors..............................   F-2
Report of Independent Public Accountants....................   F-3
Financial Statements:
  Consolidated Balance Sheets...............................   F-4
  Consolidated Statements of Operations.....................   F-5
  Consolidated Statements of Member/Shareholders' Deficit
     and Comprehensive Income...............................   F-6
  Consolidated Statements of Cash Flows.....................   F-7
  Notes to Consolidated Financial Statements................   F-8
  Report of Independent Auditors............................  F-32
  Schedule II -- Valuation and Qualifying Accounts..........  F-33

                         REPORT OF INDEPENDENT AUDITORS

BOARD OF MANAGERS AND SOLE MEMBER
TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

     We have audited the accompanying consolidated balance sheet of Telex Communications Intermediate Holdings, LLC and subsidiaries (Successor) as of December 31, 2003 and the related consolidated statements of operations, member/shareholder's deficit and comprehensive income, and cash flows for the one-month period then ended. We also have audited the consolidated balance sheet of Telex Communications Holdings, Inc., formerly known as Telex Communications, Inc., and subsidiaries (Predecessor) as of December 31, 2002 and the related consolidated statements of operations, member/shareholders' deficit and comprehensive income, and cash flows for the year then ended and for the eleven-month period ended November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Telex Communications Holdings, Inc. and subsidiaries for the year ended December 31, 2001 were audited by other auditors who have ceased operations and whose report dated March 7, 2002, expressed an unqualified opinion on those statements.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Telex Communications Intermediate Holdings, LLC and subsidiaries as of December 31, 2003 and the consolidated results of their operations and their cash flows for the one-month period then ended in conformity with accounting principles generally accepted in the United States. Also in our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Telex Communications Holdings, Inc. and subsidiaries as of December 31, 2002 and the consolidated results of their operations and their cash flows for the eleven-month period ended November 30, 2003 and for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 6 to the financial statements, effective January 1, 2002, Telex Communications Holdings, Inc. adopted Statement of Financial Accounting Standards (Statement) No. 142, "Goodwill and Other Intangible Assets."

     As discussed above, the consolidated financial statements of Telex Communications, Inc. and subsidiaries for the year ended December 31, 2001, were audited by other auditors who have ceased operations. As described in Note 6, these consolidated financial statements have been revised to include the transitional disclosures required by Statement No. 142 which was adopted as of January 1, 2002. We have audited the disclosures in Note 6 and, in our opinion, the disclosures for fiscal year 2001 in Note 6 are appropriate. In addition, the 2001 consolidated financial statements were revised to reflect the reclassification of the gain on early extinguishment of debt as not being an extraordinary item in accordance with the guidance in Statement No. 145 "Recession of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," and related disclosures were modified as appropriate. We have audited the reclassification and the changes to disclosures and, in our opinion, they are appropriate. However, we were not engaged to audit, review, or apply any procedures to the fiscal year 2001 consolidated financial statements of Telex Communications, Inc. and subsidiaries other than with respect to such reclassification and disclosures and, accordingly, we do not express an opinion or any other form of assurance on the fiscal year 2001 consolidated financial statements taken as a whole.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
March 5, 2004

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Telex Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of Telex Communications, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' deficit and comprehensive income and cash flows for the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telex Communications, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of the financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
March 7, 2002

     NOTE: In accordance with Rule 2-02 of Regulation S-X, the report above is a copy of a report previously issued by Arthur Andersen LLP ("Andersen"), which report has not been reissued by Andersen. The Company has been unable to obtain the consent of Andersen to the inclusion of this report in this Form 10-K and in reliance upon Rule 437a under the Securities Exchange Act of 1934, as amended (the "Securities Act") has not filed such consent with this Form 10-K. Because we have not been able to obtain Andersen's consent, you may not be able to recover against Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the Company's consolidated financial statements audited by Andersen or any omission to state a material fact required to be stated therein. Certain financial information for the year ended December 31, 2001 was not reviewed by Andersen and includes: (i) reclassifications to conform to our fiscal 2003 financial statement presentation and (ii) reclassifications and additional disclosures to conform with new accounting pronouncements.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              SUCCESSOR    PREDECESSOR
                                                              ----------   ------------
                                                                 AS OF DECEMBER 31,
                                                              -------------------------
                                                                 2003          2002
                                                              ----------   ------------
                                                                (IN THOUSANDS, EXCEPT
                                                              SHARE AND PER SHARE DATA)
                                        ASSETS
Current Assets:
  Cash and cash equivalents.................................  $   6,698     $   3,374
  Accounts receivable, net of allowance for doubtful
     accounts of $3,139 in 2003 and $3,362 in 2002..........     47,455        44,644
  Inventories...............................................     45,967        47,686
  Other current assets......................................      7,437         4,710
                                                              ---------     ---------
     Total current assets...................................    107,557       100,414
Property, plant and equipment, net..........................     29,951        28,995
Deferred financing costs, net...............................      7,286         2,844
Goodwill, net...............................................     23,353        23,154
Other assets................................................      2,981         2,471
                                                              ---------     ---------
                                                              $ 171,128     $ 157,878
                                                              =========     =========

                     LIABILITIES AND MEMBER/SHAREHOLDERS' DEFICIT
Current Liabilities:
  Revolving lines of credit.................................  $      --     $   3,916
  Current maturities of long-term debt......................        446        17,275
  Accounts payable..........................................     12,879        10,954
  Accrued wages and benefits................................     10,384         9,562
  Other accrued liabilities.................................     11,644         7,896
  Income taxes payable......................................      9,046         7,960
                                                              ---------     ---------
     Total current liabilities..............................     44,399        57,563
Long-term debt, net.........................................    187,629       154,630
Other long-term liabilities.................................      7,474        13,693
                                                              ---------     ---------
     Total liabilities......................................    239,502       225,886
                                                              ---------     ---------
Commitments and contingencies
Member/Shareholders' Deficit:
  Series A Preferred stock, $0.01 par value, 900 shares
     authorized; no shares issued and outstanding in 2002...         --            --
  Series B Preferred stock, $0.01 par value, 5,000,000
     shares authorized; no shares issued and outstanding in
     2002...................................................         --            --
  Common stock, $0.01 par value, 10,000,000 shares
     authorized; 4,987,127 shares issued and
     outstanding -- 2002....................................         --            50
  Capital in excess of par -- member interest/common
     stock..................................................     83,946        80,130
  Accumulated deficit.......................................   (149,060)     (141,159)
  Accumulated other comprehensive loss......................     (3,260)       (7,029)
                                                              ---------     ---------
     Total member/shareholders' deficit.....................    (68,374)      (68,008)
                                                              ---------     ---------
                                                              $ 171,128     $ 157,878
                                                              =========     =========

                See notes to consolidated financial statements.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 SUCCESSOR                 PREDECESSOR
                                                ------------   -----------------------------------
                                                 ONE-MONTH     ELEVEN-MONTHS   FOR THE YEARS ENDED
                                                   ENDED           ENDED          DECEMBER 31,
                                                DECEMBER 31,   NOVEMBER 30,    -------------------
                                                    2003           2003          2002       2001
                                                ------------   -------------   --------   --------
                                                                  (IN THOUSANDS)
Net sales.....................................    $25,433        $243,106      $266,521   $284,459
Cost of sales.................................     14,957         140,863       155,832    185,051
                                                  -------        --------      --------   --------
  Gross profit................................     10,476         102,243       110,689     99,408
Operating expenses:
  Engineering.................................      1,224          12,947        12,424     12,736
  Selling, general and administrative.........      6,231          67,796        70,890     86,534
  Corporate charges...........................         --              --           541      1,667
  Amortization of goodwill and other
     intangibles..............................          1              20           120      2,156
  Restructuring charges.......................         --              --           478     11,475
  Pension curtailment gain....................         --          (2,414)           --         --
                                                  -------        --------      --------   --------
                                                    7,456          78,349        84,453    114,568
                                                  -------        --------      --------   --------
Operating income (loss).......................      3,020          23,894        26,236    (15,160)
Interest expense..............................     (2,589)        (26,897)      (26,563)   (38,173)
Other income, net.............................         85             529         2,727      1,111
(Loss) gain on early extinguishment of debt...     (1,186)             --            --    115,897
                                                  -------        --------      --------   --------
(Loss) income before income taxes.............       (670)         (2,474)        2,400     63,675
Provision for income taxes....................      1,171           3,585         2,618      2,685
                                                  -------        --------      --------   --------
(Loss) income before cumulative effect of a
  change in accounting........................     (1,841)         (6,059)         (218)    60,990
Cumulative effect of change in accounting.....         --              --       (29,863)        --
                                                  -------        --------      --------   --------
  Net (loss) income...........................    $(1,841)       $ (6,059)     $(30,081)  $ 60,990
                                                  =======        ========      ========   ========

                See notes to consolidated financial statements.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF MEMBER/SHAREHOLDER'S DEFICIT
                            AND COMPREHENSIVE INCOME

                                                                                                                   CAPITAL IN
                                    SERIES A            SERIES B                                 CAPITAL IN      EXCESS OF PAR -
                                 PREFERRED STOCK     PREFERRED STOCK        COMMON STOCK       EXCESS OF PAR -       MEMBER
                                 ---------------   -------------------   -------------------      PREFERRED         INTEREST/
                                 SHARES   AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT        STOCK         COMMON STOCK
                                 ------   ------   ----------   ------   ----------   ------   ---------------   ---------------
                                                                (IN THOUSANDS, EXCEPT SHARE DATA)
PREDECESSOR
BALANCE, December 31, 2000.....     --    $  --            --    $ --           110    $ --       $     --           $ 3,147
Issuance of Series A Preferred
  stock in debt
  extinguishment...............    900       --            --      --            --      --             --                --
Tender of Series A Preferred
  stock in debt
  extinguishment...............   (898)      --            --      --            --      --             --                --
Issuance of Series B Preferred
  stock in debt
  extinguishments..............     --       --     4,987,015      50            --      --         14,289                --
Issuance of stock warrants in
  debt extinguishment..........     --       --            --      --            --      --          4,827                --
Equity contribution from Former
  Parent.......................     --       --            --      --            --                     --             5,163
Related-party gain on debt
  extinguishment...............     --       --            --      --            --      --         52,704                --
Net income.....................     --       --            --      --            --      --             --                --
Other comprehensive income --
  Foreign currency translation
    adjustments................     --       --            --      --            --      --             --                --
  Minimum pension liability
    adjustment.................     --       --            --      --            --      --             --                --
Comprehensive net income.......     --       --            --      --            --      --             --                --
                                  ----    -----    ----------    ----    ----------    ----       --------           -------
BALANCE, December 31, 2001.....      2              4,987,015      50           110      --         71,820             8,310
Conversion of Series A and
  Series B Preferred Stock to
  Common Stock.................     (2)      --    (4,987,015)    (50)    4,987,017      50        (71,820)           71,820
Net loss.......................
Other comprehensive loss --
  Foreign currency translation
    adjustments................     --       --            --      --            --      --             --                --
  Minimum pension liability
    adjustments................     --       --            --      --            --      --             --                --
  Comprehensive net loss.......     --       --            --      --            --      --             --                --
                                  ----    -----    ----------    ----    ----------    ----       --------           -------
BALANCE, December 31, 2002.....     --       --            --      --     4,987,127      50             --            80,130
Net loss.......................     --       --            --      --            --      --             --                --
Other comprehensive loss --
  Foreign currency translation
    adjustments................     --       --            --      --            --      --             --                --
  Minimum pension liability
    adjustments................     --       --            --      --            --      --             --                --
  Comprehensive net loss.......     --       --            --      --            --      --             --                --
                                  ----    -----    ----------    ----    ----------    ----       --------           -------
BALANCE, November 30, 2003.....     --       --            --      --     4,987,127      50             --            80,130
SUCCESSOR
Net contribution of assets and
  liabilities from
  Predecessor..................     --       --            --      --            --      --             --             3,766
Share adjustment from
  Predecessor Common Stock,
  net..........................     --       --            --      --    (4,987,127)    (50)            --                50
Dividend to Parent.............     --       --            --      --            --      --             --                --
Net loss.......................     --       --            --      --            --      --             --                --
Other comprehensive loss --
  Foreign currency translation
    adjustments................     --       --            --      --            --      --             --                --
  Minimum pension liability
    adjustments................     --       --            --      --            --      --             --                --
  Comprehensive net income.....     --       --            --      --            --      --             --                --
                                  ----    -----    ----------    ----    ----------    ----       --------           -------
BALANCE, December 31, 2003.....     --    $  --            --    $ --            --    $ --       $     --           $83,946
                                  ====    =====    ==========    ====    ==========    ====       ========           =======


                                                ACCUMULATED
                                                   OTHER          MEMBER/
                                 ACCUMULATED   COMPREHENSIVE   SHAREHOLDERS'
                                   DEFICIT         LOSS           DEFICIT
                                 -----------   -------------   -------------
                                      (IN THOUSANDS, EXCEPT SHARE DATA)
PREDECESSOR
BALANCE, December 31, 2000.....   $(172,068)      $(6,508)       $(175,429)
Issuance of Series A Preferred
  stock in debt
  extinguishment...............          --            --               --
Tender of Series A Preferred
  stock in debt
  extinguishment...............          --            --               --
Issuance of Series B Preferred
  stock in debt
  extinguishments..............          --            --           14,339
Issuance of stock warrants in
  debt extinguishment..........          --            --            4,827
Equity contribution from Former
  Parent.......................          --            --            5,163
Related-party gain on debt
  extinguishment...............          --            --           52,704
Net income.....................      60,990            --
Other comprehensive income --
  Foreign currency translation
    adjustments................          --        (1,422)
  Minimum pension liability
    adjustment.................          --        (1,146)
Comprehensive net income.......          --            --           58,422
                                  ---------       -------        ---------
BALANCE, December 31, 2001.....    (111,078)       (9,076)         (39,974)
Conversion of Series A and
  Series B Preferred Stock to
  Common Stock.................          --            --               --
Net loss.......................     (30,081)
Other comprehensive loss --
  Foreign currency translation
    adjustments................          --                             --
  Minimum pension liability
    adjustments................          --         4,599               --
  Comprehensive net loss.......          --        (2,552)         (28,034)
                                  ---------       -------        ---------
BALANCE, December 31, 2002.....    (141,159)       (7,029)         (68,008)
Net loss.......................      (6,059)           --               --
Other comprehensive loss --
  Foreign currency translation
    adjustments................          --         4,441               --
  Minimum pension liability
    adjustments................          --        (5,078)              --
  Comprehensive net loss.......          --            --           (6,696)
                                  ---------       -------        ---------
BALANCE, November 30, 2003.....    (147,218)       (7,666)         (74,704)
SUCCESSOR
Net contribution of assets and
  liabilities from
  Predecessor..................          --            --            3,766
Share adjustment from
  Predecessor Common Stock,
  net..........................          --            --               --
Dividend to Parent.............          (1)           --               (1)
Net loss.......................      (1,841)           --               --
Other comprehensive loss --
  Foreign currency translation
    adjustments................          --         2,055               --
  Minimum pension liability
    adjustments................          --         2,351               --
  Comprehensive net income.....          --            --            2,565
                                  ---------       -------        ---------
BALANCE, December 31, 2003.....   $(149,060)      $(3,260)       $ (68,374)
                                  =========       =======        =========

                See notes to consolidated financial statements.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             SUCCESSOR                 PREDECESSOR
                                                            ------------   ------------------------------------
                                                             ONE MONTH     ELEVEN MONTHS   FOR THE YEARS ENDED
                                                               ENDED           ENDED           DECEMBER 31,
                                                            DECEMBER 31,   NOVEMBER 30,    --------------------
                                                                2003           2003          2002       2001
                                                            ------------   -------------   --------   ---------
                                                                              (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net (loss) income.......................................   $  (1,841)       $(6,059)     $(30,081)  $  60,990
  Adjustments to reconcile net income (loss) to cash flows
    from operations --
    Cumulative effect of change in accounting.............          --             --        29,863          --
    Depreciation..........................................         481          5,592         6,360       9,004
    Amortization of goodwill and intangibles..............           1             20           120       2,156
    Amortization of deferred financing charges and
      pay-in-kind interest charge.........................       1,233         21,017        19,076       7,186
    Provision for bad debts...............................        (279)           869           240       4,509
    (Gain) loss on sale of businesses, product lines and
      other assets........................................          --           (319)       (2,151)        181
    Pension curtailment gain..............................          --         (2,414)           --          --
    Restructuring charges.................................          --             --           478      11,475
    Loss (gain) on early extinguishment of debt...........       1,186             --            --    (115,897)
    Deferred income taxes.................................        (391)            18           (76)         (3)
  Change in operating assets and liabilities:
    Accounts receivable...................................       2,589         (2,410)       (1,448)       (184)
    Inventories...........................................       1,404          3,800         5,706       7,824
    Other current assets..................................       1,000         (2,210)           88       3,737
    Accounts payable and accrued liabilities..............         527         (1,761)       (9,944)      7,720
    Income taxes..........................................          56         (1,840)         (370)     (1,661)
    Other long-term liabilities...........................        (335)           986         1,103         275
                                                             ---------        -------      --------   ---------
      Net cash provided by (used in) operating
         activities.......................................       5,631         15,289        18,964      (2,688)
                                                             ---------        -------      --------   ---------
INVESTING ACTIVITIES:
  Additions to property, plant and equipment..............        (546)        (5,165)       (4,834)     (6,121)
  Proceeds from sale of businesses, product lines and
    other assets..........................................          --          1,158         4,570         298
  Other...................................................          --            166           222         222
                                                             ---------        -------      --------   ---------
      Net cash used in investing activities...............        (546)        (3,841)          (42)     (5,601)
                                                             ---------        -------      --------   ---------
FINANCING ACTIVITIES:
  (Repayments) borrowings under revolving lines of credit,
    net...................................................     (12,107)           372)       (9,235)     (6,159)
  Proceeds from issuance of long-term debt................     125,000             --         1,518      28,200
  Repayment of long-term debt.............................    (110,297)        (9,078)      (10,929)     (8,705)
  Payments for deferred financing costs and capital
    issuance costs........................................      (6,869)            --          (242)     (4,561)
  Dividends to shareholder................................          (1)            --            --          --
                                                             ---------        -------      --------   ---------
      Net cash (used in) provided by financing
         activities.......................................      (4,274)        (9,450)      (18,888)      8,775
                                                             ---------        -------      --------   ---------
Effect of exchange rate changes on cash and cash
  equivalents.............................................         242            273           314        (161)
                                                             ---------        -------      --------   ---------
CASH AND CASH EQUIVALENTS:
  Net increase............................................       1,053          2,271           348         325
  Balance at beginning of period..........................       5,645          3,374         3,026       2,701
                                                             ---------        -------      --------   ---------
  Balance at end of period................................   $   6,698        $ 5,645      $  3,374   $   3,026
                                                             =========        =======      ========   =========
SUPPLEMENTAL DISCLOSURES OF CASH PAID FOR:
  Interest................................................   $     119        $ 5,322      $  7,101   $  21,907
                                                             =========        =======      ========   =========
  Income taxes............................................   $     403        $ 5,419      $  3,193   $   4,510
                                                             =========        =======      ========   =========
  Noncash financing activities related to debt
    restructuring --
    Retirement of 11.0% Senior Subordinated Notes.........   $      --        $    --      $     --   $ (99,950)
    Retirement of 10.5% Senior Subordinated Notes.........          --             --            --    (124,500)
    Issuance of Series B Preferred stock..................          --             --            --      14,600
    Issuance of Warrants..................................          --             --            --       4,900
    Issuance of 13.0% Senior Subordinated Discount
      Notes...............................................          --             --            --      43,518
    Equity contribution from Former Parent................          --             --            --       5,163
    Net contribution of assets and liabilities from
      Predecessor.........................................       3,766             --            --          --

           See notes to condensed consolidated financial statements.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  COMPANY STRUCTURE

     Telex Communications Intermediate Holdings, LLC (Holdings or Successor), a Delaware limited liability company, is a wholly owned subsidiary of Telex Communications Holdings, Inc. (Old Telex or Predecessor). Holdings was formed in connection with the November 19, 2003 restructuring of Old Telex's debt obligations. Holdings is the parent of Telex Communications, Inc. (New Telex) which was also formed in connection with the November 2003 restructuring of Old Telex's debt obligations. New Telex is the operating company that succeeded to all of the assets and liabilities of Old Telex, other than certain debt obligations. Reference to "the Company" throughout the remainder of these footnotes means Predecessor and/or Successor for the relevant period(s).

     Immediately prior to the closing of the November 2003 debt restructuring, Old Telex transferred to New Telex substantially all of Old Telex's assets and liabilities except, principally, its 13% Senior Subordinated Discount Notes due 2006, in exchange for New Telex's common stock. Old Telex then contributed New Telex's common stock to Holdings, a new limited liability company, in exchange for all of Holdings membership interests. New Telex became a wholly-owned subsidiary of Holdings and Holdings became a wholly-owned subsidiary of Old Telex. The subsidiaries of Old Telex became New Telex's subsidiaries as part of the asset transfer. Upon the closing of the restructuring, Old Telex changed its name.

     As a result of the November 2003 debt restructuring, which was accounted for as being effective November 30, and the formation of a new entity, the consolidated financial statements for 2003 are split into two periods. The eleven-month period ended November 30, 2003 reflects the results of Old Telex and the one-month period ended December 31, 2003 reflects the results of Holdings. The following table shows the pro forma results of operations for the year ended December 31, 2003 and 2002 as if the restructuring had occurred at the beginning of 2002 (in thousands):

                                                                2003       2002
                                                              --------   --------
Net sales...................................................  $268,539   $266,521
Cost of sales...............................................   155,820    155,832
                                                              --------   --------
  Gross profit..............................................   112,719    110,689
Operating expenses..........................................    85,805     84,453
Operating income............................................    26,914     26,236
Interest expense............................................   (28,854)   (25,845)
Other income, net...........................................       614      2,727
Loss on early extinguishment of debt........................       (46)        --
                                                              --------   --------
(Loss) income before income taxes...........................    (1,372)     3,118
Provision for income taxes..................................     4,718      2,618
                                                              --------   --------
(Loss) income before cumulative effect of a change in
  accounting................................................    (6,090)       500
Cumulative effect of change in accounting...................        --    (29,863)
                                                              --------   --------
  Net loss..................................................  $ (6,090)  $(29,363)
                                                              ========   ========

     The effects of the restructuring resulted in adjustments to the amount of interest expense, loss on early extinguishment of debt and provision for income taxes.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

  DESCRIPTION OF BUSINESS

     The Company is a worldwide industry leader in the design, manufacture and marketing of audio and communications products and systems to commercial, professional and industrial customers. The Company's product lines include sophisticated loudspeaker systems, wired and wireless intercom systems, mixing consoles, digital audio duplication products, amplifiers, wired and wireless microphones, military and aviation products, land mobile communication systems, wireless assistive listening systems and other related products. The Company markets over 30 product lines that span the professional audio and communication sectors. Its products are used in airports, theaters, sports arenas, concert halls, cinemas, stadiums, convention centers, television and radio broadcast studios, houses of worship and other venues where music or speech is amplified or transmitted, and by professional entertainers, television and radio on-air talent, presenters, airline pilots and the hearing impaired in order to facilitate speech or communications.

  LIQUIDITY AND FINANCING

     The Company is highly leveraged and debt service obligations represent substantial liquidity requirements for the Company.

     On November 19, 2003, in connection with the restructuring of the debt obligations of Old Telex, New Telex issued $125 million of 11 1/2% Senior Secured Notes due 2008. Substantially all of the proceeds were used to repay Old Telex's existing senior secured debt that had been transferred to New Telex. Old Telex also conducted an exchange offer, exchanging its 13% Senior Subordinated Discount Notes due 2009 for Old Telex's 13% Senior Subordinated Discount Notes due 2006. Holders exchanged Old Telex's 13% Senior Subordinated Discount Notes due 2006 having a book value of $60.1 million for Holdings' 13% Senior Subordinated Discount Notes due 2009.

     The Company's primary future cash needs will be to fund working capital, capital expenditures and debt service obligations. Holdings believes that existing cash and cash flows from New Telex's operations will be sufficient to meet its future cash needs. If the Company does not generate sufficient cash from operations to meet the cash needs, it may need to incur additional debt through borrowing under its new senior secured credit facility or otherwise. The Company's ability to fund working capital, capital expenditures and debt service will depend on its ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond the Company's control. The Company's senior secured credit facility and the indentures governing its notes impose, and any future indebtedness may impose, various restrictions and covenants which could limit the Company's ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Significant intercompany transactions and balances have been eliminated in consolidation.

  USE OF ESTIMATES

     Preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Ultimate results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     All investments with original maturities of three months or less at the time of purchase are considered cash equivalents. These investments are carried at cost, which approximates fair value.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

  ACCOUNTS RECEIVABLE

     The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer's current creditworthiness. The Company continuously monitors collections from customers and maintains a provision for estimated credit losses based on historical experience and any specifically identified collection issues.

  INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market and include amounts for materials, labor and overhead.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost and are depreciated primarily using the straight-line method over the estimated useful lives, ranging from 5 to 31 years for buildings and improvements, and 1.5 to 12 years for machinery and equipment.

     The Company capitalizes certain software implementation costs in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Direct internal and all external implementation costs and purchased software have been capitalized and depreciated using the straight-line method over estimated useful lives, ranging from two to five years. As of December 31, 2003 and 2002, the gross balances of capitalized software implementation costs were $11.3 million and $9.9 million, respectively, and are included in equipment and construction in progress. The Company expenses reengineering costs as incurred.

  DEFERRED FINANCING COSTS

     Deferred financing costs represent costs incurred to issue debt and obtain related amendments. These costs are being amortized over the terms of the related debt.

  GOODWILL

     Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases. The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) effective January 1, 2002. Under SFAS 142, goodwill is no longer amortized, but is subject to periodic testing for impairment. Goodwill of a reporting unit is tested for impairment on an annual basis or between annual tests if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying amount. If the carrying amount of assets of a reporting unit, including goodwill, exceeds its fair value, then the amount of the impairment loss must be measured. The Company conducted its 2003 test for impairment and no write down was necessary. The Company incurred a goodwill impairment loss of $29.9 million in the year ended December 31, 2002. See note 6 for additional disclosure.

  LONG-LIVED ASSETS

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 superseded previous guidance for financial accounting and reporting for the impairment or disposal of long-lived assets and for segments of a business to be disposed of. SFAS 144 was effective for the Company beginning on January 1, 2002. The adoption of SFAS 144 did not have a material impact on the Company's results of operations and financial position.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

     The Company followed the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," for 2001, which required impairment losses to be recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted cash flows estimated to be generated by those assets were less than the assets' carrying amount. Impairment losses were measured by comparing the fair value of the assets, as determined by discounting the future cash flows at a market rate of interest, to their carrying amount. See notes 3 and 6 for additional disclosure.

  ACCUMULATED OTHER COMPREHENSIVE LOSS

     The components of accumulated other comprehensive loss (gain) are as follows (in thousands):

                                                               2003      2002
                                                              -------   ------
Foreign currency translation................................  $(3,165)  $3,331
Minimum pension liability...................................    6,425    3,698
                                                              -------   ------
                                                              $ 3,260   $7,029
                                                              =======   ======

  REVENUE RECOGNITION

     Revenue from product sales is recognized at the time of shipment and passage of title. The Company also offers customers certain rights to return products. The Company continuously monitors and tracks such product returns and records a provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

  SHIPPING AND HANDLING COSTS

     The Company records shipping and handling costs billed to a customer in a sales transaction as revenue. The amount included in revenue was $0.1 million, $1.4 million, $1.6 million and $2.2 million for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001, respectively. The costs associated with shipping and handling are included as a component of selling, general and administrative expenses. Shipping and handling costs for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001 were $0.3 million, $3.5 million, $4.0 million and $5.0 million, respectively.

  WARRANTY COSTS

     The Company offers a warranty on certain of its products for workmanship and performance for periods of generally up to one year. Warranty costs are accrued at the time of sale and are based on expected average repair costs and return rates developed by the Company using historical data. Warranty costs for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001 were $0.1 million, $1.7 million, $0.8 million and $1.1 million, respectively.

  PRODUCT DEVELOPMENT COSTS

     Engineering costs associated with the development of new products and changes to existing products are charged to operations as incurred.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

  ADVERTISING COSTS

     Advertising costs are expensed when incurred. Advertising costs for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001 were $0.4 million, $4.4 million, $5.5 million, and $6.8 million, respectively.

  INCOME TAXES

     The Company accounts for income taxes utilizing the liability method of accounting. Deferred income taxes are recorded to reflect the tax consequences of differences between the tax and the financial reporting bases of assets and liabilities. The Company's tax provision for the one-month period ended December 31, 2003 was calculated on a separate company basis under a tax sharing agreement with Old Telex. The Company's taxable income is included with the consolidated federal income tax return of Old Telex. Old Telex's taxable income was included with the consolidated federal income tax return of Telex Communications Group, Inc. (Former Parent of Old Telex) until the closing of the November 2001 debt restructuring. Pursuant to this debt restructuring the Former Parent is no longer the parent of Old Telex. Accordingly, for periods subsequent to November 21, 2001, Old Telex's income was not consolidated with the Former Parent.

  FOREIGN CURRENCY

     The balance sheets and results of operations of the Company's international subsidiaries are measured using local currencies as the functional currency. Income statement accounts are translated at the average exchange rates in effect during the year. Assets and liabilities are translated at the exchange rates at the balance sheet date. The resulting balance sheet translation adjustments are included in accumulated other comprehensive loss in member/shareholders' deficit. Foreign exchange transaction gains and losses realized and those attributable to exchange rate movements on intercompany receivables and payables not deemed to be of a long-term investment nature are recorded in other income.

  FINANCIAL INSTRUMENTS

     The Company uses foreign currency forward exchange contracts to manage and reduce risk to the Company by generating cash flows which offset cash flows of certain transactions in foreign currencies. The Company's derivative financial instruments are used as risk management tools and not for speculative or trading purposes. Although not material, these derivatives represent assets and liabilities and are classified as other current assets or other current liabilities on the accompanying Consolidated Balance Sheets.

     The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), as amended on January 1, 2001. The Company has designated its forward contracts as fair value hedges and recognizes the gains and losses on the changes in the fair values of the Company's derivative instruments in other income. Historically, the gains and losses on these transactions have not been significant.

  CONCENTRATIONS, RISKS AND UNCERTAINTIES

     The Company is highly leveraged. The Company's high degree of leverage could have important consequences, including but not limited to the following:
(i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a portion of the Company's cash flow from operations must be dedicated to debt service, thereby reducing the funds available to the Company for other purposes; and (iii) the Company's flexibility to adjust to changing market conditions and the ability to withstand competitive pressures could be

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES limited, and the Company may be more vulnerable to a downturn in general economic conditions or its business, or may be unable to carry out capital spending that is important to its growth strategy.

     Technological innovation and leadership are among the important factors in competing successfully in the Company's business. The Company's future results in this segment will depend, in part, upon its ability to make timely and cost-effective enhancements and additions to its technology and to introduce new products that meet customer demands, including products utilizing digital technology, which are increasingly being introduced in many of our markets. The success of current and new product offerings is dependent on several factors, including proper identification of customer needs, technological development, cost, timely completion and introduction, differentiation from offerings of the Company's competitors and market acceptance. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures. There can be no assurance that the Company will successfully identify and develop new products in a timely manner, that products or technologies developed by others will not render the Company's products obsolete or noncompetitive, or that constraints in the Company's financial resources will not adversely affect its ability to develop and implement technological advances.

     The Company has substantial assets located outside of the United States, and a substantial portion of the Company's sales and earnings are attributable to operations conducted abroad and to export sales, predominantly in Western Europe and Asia Pacific. The Company's international operations subject the Company to certain risks, including increased exposure to currency exchange rate fluctuations. The Company hedges a portion of its foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where its subsidiaries are located, and manages currency risk exposure to foreign currency-denominated intercompany balances through forward foreign exchange contracts. The Company's international operations also subject it to certain other risks, including adverse political or economic developments in the foreign countries in which it conducts business, foreign governmental regulation, dividend restrictions, tariffs and potential adverse tax consequences, including payment of taxes in jurisdictions that have higher tax rates than the United States.

     From time to time, the Company enters into forward exchange contracts primarily to hedge intercompany balances attributed to intercompany sales. It does not engage in currency speculation. The Company's foreign exchange contracts do not subject the Company to risk due to exchange rate movements because gains and losses on these contracts offset losses and gains on the inventory purchase commitments. These foreign exchange contracts typically have maturity dates which do not exceed one year and require the Company to exchange U.S. dollars for foreign currencies at maturity, at rates agreed to at the inception of the contracts. As of December 31, 2003, the Company had outstanding foreign currency forward exchange contracts with a notional amount of $8.2 million and with an average maturity of 14 days. The fair value of these contracts was not material at December 31, 2003.

     The Company offers a range of products to a diverse customer base throughout the world. Terms typically require payment within a short period of time; however, the Company periodically offers extended payment terms to certain qualified customers. As of December 31, 2003, the Company believes it has no significant customer or geographic concentration of accounts receivable that could expose the Company to a material short-term financial impact.

  RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on shareholders' deficit or net income (loss) as previously reported.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

  NEW ACCOUNTING STANDARDS

     In December 2003 the Financial Accounting Standards Board issued revisions to SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88 and 106" (SFAS 132). SFAS 132 addresses additional disclosure requirements on an annual and interim basis. SFAS 132 is effective for fiscal years ending after December 15, 2003. Interim-period disclosure requirements will be effective for interim periods beginning after December 15, 2003. The Company has included the additional disclosures required under SFAS 132.

     In January 2003 the Financial Accounting Standards Board issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). This was an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" and addresses the consolidation of variable interest entities by businesses. The Company used the guidelines in FIN 46 to analyze the Company's relationship with DRF 12000 Portland LLC (owner of its corporate headquarters facility) and concluded that DRF 12000 Portland LLC is not a variable interest entity to the Company and therefore the current method of consolidation remains appropriate.

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS 145). SFAS 145 addresses reporting gains and losses from extinguishment of debt as well as other matters. SFAS 145 eliminates FASB Statement No. 4 that requires that gains or losses from the extinguishment of debt be reported as an extraordinary item. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Opinion 30. The 2001 gain on early extinguishment of debt did not meet the criteria in Opinion 30 to continue to be classified as an extraordinary item and accordingly the Company has reclassified the gain.

     In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities. It nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." SFAS 146 requires that a liability be recognized for costs associated with an exit or disposal activity only when the liability is incurred. SFAS 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. Adoption of SFAS 146 did not have a material impact on the Company's results of operations and financial position.

NOTE 2 -- DISPOSITIONS

     During the eleven months ended November 30, 2003, the Company recognized a gain of $0.3 million on cash proceeds of approximately $1.2 million related to the sales of its idle facilities in Rochester, Minnesota and Newport, Tennessee.

     During the year ended December 31, 2002, the Company recognized a gain of $0.9 million on cash proceeds of approximately $2.7 million associated with the sale of its hearing instrument products business. The Company recognized a gain of $1.2 million on cash proceeds of approximately $1.7 million related to the sale of its idle facility in Sevierville, Tennessee. The Company also had other miscellaneous asset sales that resulted in recognition of a gain of $0.1 million on cash proceeds of approximately $0.2 million.

     During the year ended December 31, 2001, the Company recognized a loss of $0.3 million associated with the closure of its Canadian sales subsidiary. The Company recognized a gain of $0.1 million on cash proceeds of approximately $0.3 million related to the sale of its engineering facility in Buchanan, Michigan.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

NOTE 3 -- RESTRUCTURING CHARGES

     During 2002, the Company recorded pretax restructuring charges of $0.5 million related to the cost of settlement and curtailment in accordance with SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" (SFAS 88). In 2002, lump sum payments were made to former employees whose positions were terminated as part of restructuring measures announced in 2001. The payments resulted in a partial settlement under SFAS 88 in 2002. The resulting charge could not be estimated as a cost in 2001 because the number of participants taking lump sum settlements could not be measured.

     During 2001, the Company recorded pretax restructuring charges of $11.5 million attributable to consolidation of certain of the Company's manufacturing operations in the United States, to the restructuring of operations in Hong Kong, Canada and Mexico, and to the discontinuation of its hearing aid products. The restructuring resulted in a reduction of approximately 450 employees, primarily in manufacturing and distribution, with all employees terminated as of December 31, 2002. The restructuring charges included expected cash expenditures of $4.1 million, primarily for severance costs, with the remaining $7.4 million of the restructuring charges representing noncash charges associated with write-down of fixed assets.

     The following table summarizes the status of the Company's business restructuring reserve and other related expenses during the eleven months ended November 30, 2003 and the years ended December 31, 2002 and 2001 (in thousands):

                             RESTRUCTURING RESERVE

                                                                                                        TOTAL
                              EMPLOYEE       LEASE                       TOTAL                      RESTRUCTURING
                             SEPARATION   TERMINATION   OTHER EXIT   RESTRUCTURING      ASSET        RESERVE AND
                               COSTS      OBLIGATIONS     COSTS         RESERVE      IMPAIRMENTS   RELATED EXPENSES
                             ----------   -----------   ----------   -------------   -----------   ----------------
Balance as of December 31,
  2000.....................   $ 1,425        $  --        $ 395         $ 1,820        $    --         $ 1,820
Charges....................     3,540          246          333           4,119          7,356          11,475
Cash payments..............    (2,495)          --         (442)         (2,937)            --          (2,937)
Asset impairments..........        --           --           --              --         (7,356)         (7,356)
Balance as of December 31,
  2001.....................     2,470          246          286           3,002             --           3,002
Charges....................       478           --           --             478             --             478
Cash payments..............    (2,428)        (151)         (43)         (2,622)            --          (2,622)
Pension settlement and
  curtailment..............      (762)          --           --            (762)            --            (762)
Reclassifications..........       338          (95)        (243)             --             --              --
                              -------        -----        -----         -------        -------         -------
Balance as of December 31,
  2002.....................   $    96        $  --        $  --         $    96        $    --         $    96
Cash payments..............       (96)          --           --             (96)            --             (96)
                              -------        -----        -----         -------        -------         -------
Balance as of November 30,
  2003.....................   $    --        $  --        $  --         $    --        $    --         $    --
                              =======        =====        =====         =======        =======         =======

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

NOTE 4 -- INVENTORIES

     Inventories consist of the following as of December 31 (in thousands):

                                                               2003      2002
                                                              -------   -------
Raw materials...............................................  $18,941   $19,224
Work in progress............................................    6,150     6,840
Finished goods..............................................   20,876    21,622
                                                              -------   -------
                                                              $45,967   $47,686
                                                              =======   =======

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following as of December 31 (in thousands):

                                                                2003        2002
                                                              ---------   --------
Land and improvements.......................................  $   1,981   $  1,724
Buildings and improvements..................................     24,717     23,149
Machinery and equipment.....................................    107,889    102,766
Construction in progress....................................      1,592        609
                                                              ---------   --------
                                                                136,179    128,248
Less -- Accumulated depreciation............................   (106,228)   (99,253)
                                                              ---------   --------
                                                              $  29,951   $ 28,995
                                                              =========   ========

NOTE 6 -- GOODWILL

     The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) on January 1, 2002 with respect to goodwill and intangible assets acquired prior to July 1, 2001. Under SFAS 142, goodwill and other indefinite-lived intangible assets are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. The Company completed the initial review for impairment in the second quarter of 2002 and concluded that there was an indication of goodwill impairment for the Professional Sound and Entertainment business segment, which had $46.7 million of unamortized goodwill. As of December 31, 2002, the Company completed the measurement of the impairment loss and wrote down the goodwill by $29.9 million. The fair value of the businesses measured was based on a combination of market and income (using discounted cash flows) approaches. SFAS 142 required that the impairment loss be recognized as a cumulative effect of change in accounting as of January 1, 2002. The Company also has certain amounts of goodwill denominated in foreign currencies that fluctuate with movement of exchange rates. The following table presents a reconciliation of reported net (loss) income to adjusted amounts assuming SFAS 142 was effective during the following periods (in thousands, except per share data):

                                                SUCCESSOR           PREDECESSOR
                                                ---------   ----------------------------
                                                  2003       2003       2002      2001
                                                ---------   -------   --------   -------
Reported net (loss) income....................   $(1,841)   $(6,059)  $(30,081)  $60,990
Goodwill amortization.........................        --         --         --     2,032
                                                 -------    -------   --------   -------
Adjusted net (loss) income....................   $(1,841)   $(6,059)  $(30,081)  $63,022
                                                 =======    =======   ========   =======

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

     The changes in the carrying of goodwill for the year ended December 31, 2003 and 2002, by operating segment are as follows:

                                                                 AUDIO AND WIRELESS
                                            PROFESSIONAL AUDIO       TECHNOLOGY        TOTAL
                                            ------------------   ------------------   --------
Balance as of January 1, 2002.............       $ 46,775              $6,090         $ 52,865
Goodwill impairment.......................        (29,863)                 --          (29,863)
Foreign currency translation..............            152                  --              152
                                                 --------              ------         --------
Balance as of December 31, 2002...........         17,064               6,090           23,154
Foreign currency translation..............            142                  --              142
                                                 --------              ------         --------
Balance as of November 30, 2003...........       $ 17,206              $6,090         $ 23,296
Foreign currency translation..............             57                  --               57
                                                 --------              ------         --------
                                                 $ 17,263              $6,090         $ 23,353
                                                 ========              ======         ========

     Other intangible assets determined to have definite lives are amortized over their remaining useful lives. The other intangible assets consist of dealer and distributor lists, patents and engineering drawings and tradenames. These assets are included on the consolidated balance sheet as a component of other assets and totaled $0.1 million, net of accumulated amortization, as of December 31, 2003 and 2002, respectively.

NOTE 7 -- DEBT

  REVOLVING LINES OF CREDIT

     In November 2003, Telex entered into a $15.0 million senior credit facility (the Facility) as part of Old Telex's debt restructuring. Under the Facility, the Company may borrow up to $15.0 million, subject to a borrowing base limitation. At December 31, 2003, the Company's borrowing base limited the Company's borrowing capacity under the Facility to $13.9 million. Interest on outstanding borrowings is calculated, at the Company's option, using the lender's index rate plus 1.0% or LIBOR (1.12% at December 31, 2003) plus 2.5%. At December 31, 2003, the Company had no borrowings under the Facility. The revolving line of credit expires on July 12, 2008 unless earlier terminated. The Facility requires an annual commitment fee of 0.5% of the unused portion of the commitment. Borrowings are secured by substantially all domestic accounts receivable and inventories.

     Certain foreign subsidiaries of the Company have entered into agreements with banks to provide for local working capital needs. Under these agreements, the Company may make aggregate borrowings of up to $11.9 million. At December 31, 2003, the Company had guarantees of $0.2 million under these facilities, leaving $11.7 million available. The interest rates in effect on these facilities, as of December 31, 2003, ranged from 5.25% to 7.25% and are generally subject to change based upon prevailing local prime rates. In certain instances, the facilities are secured by a lien on foreign real estate, leaseholds or accounts receivable and inventories, or are guaranteed by another subsidiary of New Telex.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

  LONG-TERM DEBT

     Long-term debt consists of the following as of December 31 (in thousands):

                                                              SUCCESSOR   PREDECESSOR
                                                              ---------   -----------
                                                                2003         2002
                                                              ---------   -----------
Senior Secured Credit Facility (Revolving Credit
  Facility).................................................  $     --     $  8,563
Senior Secured Credit Facility (Term Loan Facility):
  Term Loan A, due in quarterly installments through April
     30, 2004, bearing interest at LIBOR plus 5 percentage
     points payable monthly, secured by substantially all
     assets of the Company paid in full November 2003.......        --       15,606
  Term Loan B, due in quarterly installments through April
     30, 2004, bearing interest at LIBOR plus 5 percentage
     points payable monthly, secured by substantially all
     assets of the Company paid in full November 2003.......        --       51,655
Tranche A Senior Secured Notes, with step-up (18.0% to
  25.0%, pay-in-kind interest (effective interest rate of
  27.3% over the life of the notes), due July 31, 2004,
  secured by substantially all assets of the Company (net of unamortized discount of $583 in 2002) paid in full
  November 2003.............................................        --       27,692
Tranche B Senior Secured Notes, with step-up (19.5% to
  25.0%, pay-in-kind interest (effective interest rate of
  29.1% over the life of the notes), due July 31, 2004,
  secured by substantially all assets of the Company (net of unamortized discount of $357 in 2002) paid in full
  November 2003.............................................        --       12,268
Senior Subordinated Discount Notes, due November 15, 2006,
  with an effective interest rate, exclusive of capitalized
  debt issuance costs, of 18.5%, accreting at 13.0% on the
  deemed issue price of $56,104, unsecured (net of
  unamortized discount of $52,119) exchanged for new notes
  or retained by Old Telex..................................        --       52,981
Senior Subordinated Discount Notes, due January 15, 2009,
  with an effective interest rate, exclusive of capitalized
  debt issuance costs, of 15.4%, accreting at 12.0% on the
  deemed issue price of $60,139, unsecured (net of
  unamortized discount of $67,900)..........................    61,216           --
Senior Secured Notes, due October 15, 2008, bearing interest of 11.5% payable semiannually, secured by substantially
  all assets of the Company and 65% of the voting stock of
  foreign subsidiaries owned by the Company.................   125,000           --
Senior Subordinated Notes, due May 1, 2007, bearing interest of 10.5% payable semiannually, unsecured paid in full
  December 2003.............................................        --          500
Senior Subordinated Notes, due March 15, 2007, bearing
  interest of 11.0% payable semiannually, unsecured paid in
  full December 2003........................................        --           50
Interest-free loan, discounted at an effective interest rate of 10.5%, due in monthly installments beginning March 2002 through February 2010, secured by Morrilton, Arkansas
  building (net of unamortized discount of $352 and $458)...       957        1,065
Other.......................................................       902        1,525
                                                              --------     --------
                                                               188,075      171,905
Less -- Current portion.....................................      (446)     (17,275)
                                                              --------     --------
     Total long-term debt...................................  $187,629     $154,630
                                                              ========     ========

     On November 19, 2003, in connection with the restructuring of the debt obligations of Old Telex, Holdings' subsidiary, New Telex, issued $125 million of 11 1/2% Senior Secured Notes due 2008. Substantially all of the proceeds were used to repay Old Telex's existing senior secured debt that had been transferred to

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

New Telex. As a result of this repayment the Company recorded a $1.2 million pretax loss from the write-off of deferred financing costs and discounts associated with the repaid debt instruments.

     The debt restructuring also included an exchange offer associated with Old Telex's 13% Senior Subordinated Discount Notes due 2006. Holders of these notes could consent to exchange them for new 13% Senior Subordinated Discount Notes due 2009 issued by Holdings, receiving a 1% premium on the then-current accreted value of such notes and future cash interest payments of 1% per annum on the accreted value of the notes (which accrete at a rate of 12% per annum) or they could elect to retain their Old Telex 13% Senior Subordinated Discount Notes due 2006. Holders of Old Telex's 13% Senior Subordinated Discount Notes due 2006 with a book value of $60.1 million as of November 19, 2003 exchanged their notes and holders of Old Telex 13% Senior Subordinated Discount Notes due 2006 with a book value of $1.8 million retained such notes.

     The Senior Secured Notes, Senior Credit Facility and Senior Subordinated Discount Notes contain certain financial and nonfinancial restrictive covenants, including limitations on additional indebtedness, payment of dividends, certain investments, sale of assets, consolidations, mergers and transfers of all or substantially all of the Company's assets and capital expenditures, subject to certain qualifications and exceptions. The Company was in compliance with all covenants related to all debt agreements at December 31, 2003.

     In connection with the November 2001 debt restructuring, Old Telex issued Tranche B Senior Secured Notes in a principal amount of $10.0 million (of which $5.0 million of the notes were purchased by a related party) for net proceeds of $9.4 million after payment of commitment fees. The Tranche B Senior Secured Notes are identical to the Tranche A Senior Secured Notes, except that the initial interest rate at which interest accrues on the Tranche B Senior Secured Notes is 19.5% per annum. Further, the lenders under Old Telex's Senior Secured Credit Facility and the holders of its Tranche A Senior Secured Notes waived existing defaults, including defaults that existed at September 30, 2001, and agreed to the modification of certain covenants.

     Aggregate annual payments for maturities of long-term debt are as follows for the years ended December 31 (in thousands):

2004........................................................  $    446
2005........................................................       460
2006........................................................       474
2007........................................................       371
2008........................................................   125,213
Thereafter..................................................   129,363
                                                              --------
Total at maturity value.....................................   256,327
Less -- unamortized discount and interest to be accrued.....   (68,252)
                                                              --------
                                                              $188,075
                                                              ========

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

NOTE 8 -- INCOME TAXES

     The Company's pretax income (loss) before cumulative effect of change in accounting for U.S. and foreign subsidiaries was as follows for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001 (in thousands):

                                                SUCCESSOR           PREDECESSOR
                                                ---------   ----------------------------
                                                  2003        2003      2002      2001
                                                ---------   --------   -------   -------
United States.................................    $(524)    $(11,416)  $(8,431)  $55,420
Foreign.......................................     (146)       8,942    10,831     8,255
                                                  -----     --------   -------   -------
(Loss) income.................................    $(670)    $ (2,474)  $ 2,400   $63,675
                                                  =====     ========   =======   =======

     Significant components of the provision for income taxes are as follows for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001 (in thousands):

                                                    SUCCESSOR         PREDECESSOR
                                                    ---------   ------------------------
                                                      2003       2003     2002     2001
                                                    ---------   ------   ------   ------
Current:
  Federal.........................................   $  796     $   --   $ (362)  $   --
  State...........................................       56         90       --       12
  Foreign.........................................      710      3,477    3,056    2,676
                                                     ------     ------   ------   ------
                                                      1,562      3,567    2,694    2,688
Deferred..........................................     (391)        18      (76)      (3)
                                                     ------     ------   ------   ------
                                                     $1,171     $3,585   $2,618   $2,685
                                                     ======     ======   ======   ======

     A reconciliation of the income taxes computed at the federal statutory rate to the Company's income tax provision is as follows for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001 (in thousands):

                                                 SUCCESSOR           PREDECESSOR
                                                 ---------   ---------------------------
                                                   2003       2003     2002       2001
                                                 ---------   ------   -------   --------
Federal tax (benefit) at statutory rate........   $  215     $ (841)  $(9,338)  $ 21,650
State tax (benefit), net of federal tax........       85       (316)   (1,359)     2,064
Nondeductible goodwill impairment and
  amortization.................................       --         --    10,770        532
Change in deferred tax asset valuation
  allowance....................................     (482)     4,003     1,853     16,095
Nondeductible debt restructuring costs.........       --         --        --      4,374
Foreign tax rate differences...................      369        421       (67)       266
Exclusion of gain on early extinguishment of
  debt.........................................       --         --        --    (43,536)
Other..........................................      984        318       759      1,240
                                                  ------     ------   -------   --------
                                                  $1,171     $3,585   $ 2,618   $  2,685
                                                  ======     ======   =======   ========

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows as of December 31 (in thousands):

                                                              SUCCESSOR   PREDECESSOR
                                                              ---------   -----------
                                                                2003         2002
                                                              ---------   -----------
Deferred tax liabilities:
  Tax over book depreciation................................   $   983     $    496
  Tax over book amortization................................      (134)       1,896
  Foreign related liability.................................       503           --
  Section 481(a) adjustment.................................       776        1,551
                                                               -------     --------
     Total deferred tax liabilities.........................     2,128        3,943
                                                               -------     --------
Deferred tax assets:
  Compensation accruals.....................................       310          673
  Pension accrual...........................................     2,949        2,799
  Inventory reserves........................................     2,300        3,716
  Bad debt reserves.........................................       499          627
  Vacation accrual..........................................       674          624
  Warranty reserves.........................................       770          698
  Restructuring reserves....................................        --        1,115
  Tax loss carryforward.....................................       947        4,438
  Other.....................................................     3,054        3,006
                                                               -------     --------
     Total deferred tax assets..............................    11,503       17,696
Valuation allowance.........................................    (8,851)     (13,630)
                                                               -------     --------
     Deferred tax assets, net of valuation allowance........     2,652        4,066
                                                               -------     --------
Net deferred tax assets.....................................   $   524     $    123
                                                               =======     ========

     The total current deferred tax asset of $443,000 and $1,193,000 at December 31, 2003 and 2002, respectively, is included in other current assets. The total noncurrent deferred tax asset of $81,000 at December 31, 2003, is included in other long-term assets. A noncurrent tax liability of $1,070,000 at December 31, 2002 is included in other long-term liabilities.

     The Company has established a deferred tax valuation allowance of $8.8 million due to the uncertainty of the realization of future tax benefits. This amount relates primarily to U.S. deferred tax assets as the realization of future tax benefits related to the deferred tax asset is dependent on the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered this factor in reaching its conclusion as to the adequacy of the valuation allowance for financial reporting purposes.

     The Company did not recognize any taxable income on the gain on early extinguishment of debt related to the November 2001 debt restructuring due to certain provisions of the United States Internal Revenue Code (the Code) for taxpayers deemed insolvent. Those same provisions also provide that any taxpayer not recognizing taxable income due to this insolvency provision will reduce all tax attributes, as defined under the Code, to the extent of the unrecognized gain. The Company's portion of net operating loss carryforwards that were generated in the United States was the only tax attribute applicable to this provision. As of December 31, 2001, the Company had a deferred tax asset related to net operating losses of $32.2 million, of which

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

$31.0 million was related to the net operating losses generated in the United States and $1.2 million was related to the net operating losses generated by foreign subsidiaries. Therefore on January 1, 2002, the Company eliminated the $31.0 million of the deferred tax asset related to the net operating losses in the United States and also reduced its valuation allowance accordingly.

     As of December 31, 2003, the Company has foreign operating loss carryforwards of $3.8 million, of which $0.7 million expire between 2006 and 2012 and $3.1 million have no expiration date. As a result of the November 2003 debt restructuring, the U.S. operating loss carryforward generated through November 2003 was retained by Old Telex.

     As of December 31, 2003, the Company has a reserve of $4.0 million included in income taxes payable in accordance with a settlement with the Internal Revenue Service (IRS) for the expected liability, penalties and accrued interest (as of the settlement date) related to a dispute for the period from 1990 to 1995. The Company has agreed with the IRS on the final amount of the tax liability to be paid and is making monthly payments to the IRS.

     Accumulated and current unremitted earnings of the Company's foreign subsidiaries are deemed to be reinvested in each country and are not expected to be remitted. As such, no U.S. taxes have been provided for such foreign earnings.

NOTE 9 -- RELATED-PARTY TRANSACTIONS

     For the years ended December 31, 2002 and, 2001, the Company recorded a charge to operations of $0.5 million and $1.3 million, respectively, for management services provided by Greenwich Street Capital Partners, L.P., a related party. The services included, but were not limited to, developing and implementing corporate and business strategy and providing other consulting and advisory services. This agreement expired in May 2002.

     In December 2003, the Company paid $1.5 million of the outstanding advisory fee balance. The remaining amount outstanding was paid in January 2004. The Company accrued the advisory fee, together with interest, at the rate of 2 percent per month.

     GSCP Recovery (US), LLC, a related party, purchased $9.8 million of the $20.0 million principal Tranche A Senior Secured Notes in April 2001 and $5.0 million of the $10.0 million principal Tranche B Senior Secured Notes in November 2001. In 2002, GSCP Recovery (US), LLC sold their interest in these notes. These notes were repaid with the proceeds from the Senior Secured Notes issued in the November 2003 debt restructuring.

     The Company recognized a gain of $52.7 million in November 2001 from the early retirement of debt held by related parties. The gain was recorded as contributed capital in the Company's consolidated statement of shareholders' deficit and comprehensive income.

     In 2001, the Former Parent made an equity contribution of $5.2 million to the Company.

     In 2000, the Company relocated its corporate headquarters to a facility leased from DRF 12000 Portland LLC (the LLC), an entity in which the Company has a 50% interest. The Company contributed cash of $0.6 million to the LLC and the investment is accounted for under the equity method. The Company's allocable share of the LLC income is included as a component of other income in the accompanying consolidated statements of operations. The LLC financed the purchase of the facility with a mortgage secured by the facility. At December 31, 2003, the remaining balance on the mortgage was $6.6 million. The annual lease payments to the LLC are $1.1 million for years 1 to 5 and $1.2 million for years 6 to 10. The lease commenced in June 2000. The Company may renew the lease at the end of the initial lease for three renewal terms of five years each. The lease has been classified as an operating lease and the Company records the lease obligations as rent expense.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

     The LLC results of operations and the Company's equity in earnings of the LLC included (in thousands):

                                                    SUCCESSOR         PREDECESSOR
                                                    ---------   ------------------------
                                                      2003       2003     2002     2001
                                                    ---------   ------   ------   ------
Gross revenue.....................................    $144      $1,584   $1,784   $1,632
Costs and expenses................................     123       1,358    1,548    1,375
                                                      ----      ------   ------   ------
Net income........................................    $ 21      $  226   $  236   $  257
                                                      ====      ======   ======   ======
Equity share in earnings of the LLC...............    $ 10      $  113   $  118   $  129
                                                      ====      ======   ======   ======

     Condensed balance sheet information for the LLC as of December 31 was (in thousands):

                                                               2003     2002
                                                              ------   ------
Current assets..............................................  $  150   $   69
Noncurrent assets...........................................   9,162    9,676
Current liabilities.........................................     360      394
Noncurrent liabilities......................................   7,298    7,345

NOTE 10 -- PENSION AND POSTRETIREMENT BENEFITS

     The Company has one noncontributory defined benefit cash balance pension plan as a result of a merger in August 2000 of the Company's union employee plan with its nonunion employee plan. Two benefit structures, union and nonunion, are maintained under the merged plan. Under the terms of the cash balance pension plan, accrued benefits are expressed as "account balances" for each participant. Through June 30, 2003, each active participant's account receives a benefit credit each year based on the participant's age, vesting service, and total remuneration covered by the pension plan, consisting of base salary, commission, overtime and bonuses paid to the participant. Each year the account balances are increased by an interest credit based on the average six-month U.S. Treasury bill rate for November 1 of the prior year, plus 1%. The interest credit for a full calendar year will not be less than 5%, nor greater than the interest rate used to determine lump sum payments. Effective June 30, 2003 the Company made a decision to freeze future pension plan benefits. The decision resulted in recognition of previously unrecognized prior service benefits in accordance with SFAS No. 88 "Employers Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" (SFAS 88). Plan participants will continue to receive interest credits and will no longer receive a benefit credit based on the participant's age, vesting service and total remuneration.

     Pension costs are funded annually, subject to limitations. The Company's funding policy is to make annual contributions of not less than the minimum required by applicable regulations.

     The Company is obligated to provide health and life insurance benefits to a limited number of employees of its U.S. operations upon retirement. Contributions required to be paid by the employees toward the cost of such plans are a flat dollar amount per month in certain instances or a range from 25% to 100% of the cost of such plans in other instances.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

     The following table presents the funded status of the plans as recognized in the consolidated financial statements as of and for the years ended December 31 (in thousands):

                                                PENSION BENEFITS           OTHER BENEFITS
                                             -----------------------   -----------------------
                                             SUCCESSOR   PREDECESSOR   SUCCESSOR   PREDECESSOR
                                             ---------   -----------   ---------   -----------
                                               2003         2002         2003         2002
                                             ---------   -----------   ---------   -----------
Change in benefit obligation:
  Benefit obligation at beginning of
     period................................   $24,389      $25,636       $ 481        $ 471
  Service cost.............................       485        1,198          --            3
  Interest cost............................     1,415        1,795          19           30
  Actuarial loss (gain)....................     1,033          479         (29)         (90)
  Benefits paid............................    (2,307)      (4,585)         --          (25)
  Amendments...............................        --           --          --           --
  Effects of curtailment...................    (2,007)        (134)       (338)          92
                                              -------      -------       -----        -----
Benefit obligation at end of period........    23,008       24,389         133          481
                                              -------      -------       -----        -----
Change in plan assets:
  Fair value of plan assets at beginning of
     period................................    15,061       19,626          --           --
  Actual return on plan assets.............     2,621           20          --           --
  Employer contribution....................     1,878           --          --           --
  Benefits paid............................    (2,307)      (4,585)         --           --
                                              -------      -------       -----        -----
Fair value of plan assets at end of
  period...................................    17,253       15,061          --           --
                                              -------      -------       -----        -----
Amounts recognized in the statement of
  financial position:
  Funded status............................    (5,755)      (9,328)       (133)        (481)
  Unrecognized actuarial loss (gain).......     6,425        8,171         (58)         (29)
  Unrecognized prior service cost..........        --       (2,588)         --           (1)
                                              -------      -------       -----        -----
Net amount recognized......................   $   670      $(3,745)      $(191)       $(511)
                                              =======      =======       =====        =====
Amounts recognized in the consolidated
  balance
  sheets consist of:
  Accrued benefit liability................   $(5,755)     $(7,443)      $(191)       $(511)
  Minimum pension liability................     6,425        3,698          --           --
                                              -------      -------       -----        -----
Net amount recognized......................   $   670      $(3,745)      $(191)       $(511)
                                              =======      =======       =====        =====

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

                                                PENSION BENEFITS                                 OTHER BENEFITS
                                ------------------------------------------------   -------------------------------------------
                                 SUCCESSOR                PREDECESSOR               SUCCESSOR             PREDECESSOR
                                ------------   ---------------------------------   ------------   ----------------------------
                                 ONE MONTH     ELEVEN MONTHS                        ONE MONTH     ELEVEN MONTHS
                                   ENDED           ENDED                              ENDED           ENDED
                                DECEMBER 31,   NOVEMBER 30,                        DECEMBER 31,   NOVEMBER 30,
                                    2003           2003         2002      2001         2003           2003        2002   2001
                                ------------   -------------   -------   -------   ------------   -------------   ----   -----
Weighted average assumptions
  used to determine benefit
  obligations at December 31:
  Discount rate...............       6.0%             6.0%         6.5%      7.0%
  Rate of compensation
    increase..................       N/A              N/A          4.5       4.5
Weighted average assumptions
  used to determine net
  periodic pension cost:
  Discount rate...............       6.5%             6.5%         7.0%     7.25%       6.5%            6.5%       7.0%   7.25%
  Expected return on plan
    assets....................       8.5              8.5          9.0       9.0
  Rate of compensation
    increase..................       4.5              4.5          4.5       4.5
Components of net periodic
  benefit cost (income):
  Service cost................        40          $   445      $ 1,198   $ 1,437       $ --           $  --       $  3   $   8
  Interest cost...............       118            1,297        1,795     1,921          2              17         30      32
  Expected return on plan
    assets....................      (154)          (1,695)      (2,544)   (2,821)        --              --         --      --
  Amortization of unrecognized
    net transition
    obligation --.............        --               --            9                   --              --         --
  Amortization of prior
    service cost..............       (15)            (159)        (393)     (403)        --              --         (3)     (6)
  Recognized actuarial gain...        --               --          (45)     (215)        --              --         (1)     --
  Settlement/curtailment
    (gain) loss...............        --           (2,414)         773       (81)        --            (339)       (11)     --
                                   -----          -------      -------   -------       ----           -----       ----   -----
Net periodic benefit (income)
  cost........................     $ (11)         $(2,526)     $   784   $  (153)      $  2           $(322)      $ 18   $  34
                                   =====          =======      =======   =======       ====           =====       ====   =====

     The expected rate of return on pension plan assets is based on the weighting of the Company's asset allocations and the 30-year rolling historical averages during the period 1926-2001. The expected return ranged from 7.3% to 10.1% with a midpoint of approximately 8.5%, the expected return on plan assets rate selected by the Company.

     The assumed healthcare cost trend rate and ultimate rate used in measuring the benefit obligation are not applicable for next year as the Company has curtailed the benefit plan. The assumed healthcare cost trend rate and ultimate rate used in measuring the benefit obligation as of January 1 of the plan year was 8.50% and 5.50%, respectively, for the year ended December 31, 2003 and 9.25% and 5.50% for the year ended December 31, 2002.

     A one percentage point change in assumed healthcare cost trend rates would have an immaterial effect on service and interest cost components.

     The (decrease) increase in the minimum liability included in other comprehensive loss was ($2,351), $5,078 and $2,552 for the one-month period ended December 31, 2003, the eleven-month period ended December 31, 2003 and the year ended December 31, 2002, respectively.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

     The pension plan asset allocations at December 31, 2003 and 2002, by asset category are as follows:

                                                              2003   2002
                                                              ----   ----
Asset Category
  Equity securities.........................................   60%    55%
  Debt securities...........................................   20     45
  Other.....................................................   20     --
                                                              ---    ---
     Total..................................................  100%   100%
                                                              ===    ===

     The Company's investment policy is to maintain equity securities in the range of 40% to 70% of plan assets, debt securities in the range of 20% to 30% and other assets in the range of 15% to 25%. Pension plan asset performance and allocations are reviewed quarterly. The Company has made and expects to make contributions totaling $0.5 million to the pension plan in 2004 based on current actuarial data.

     The Company provides a 401(k) savings plan for U.S. employees. Employee contributions of up to 6% of eligible compensation are matched 50% by the Company. The Company's contributions amounted to $0.5 million, $0.3 million, $0.7 million and $1.0 million for the one-month period ended December 31, 2003, and the eleven-month period ended November 30, 2003 and the years ended December 31, 2002 and 2001, respectively. The match was suspended between April and October of 2003 with a retro contribution accrued in December 2003.

     The Company's Japanese subsidiary also has a retirement and termination plan (the Retirement Plan), which provides benefits to employees in Japan upon their termination of employment. The benefits are based upon a multiple of the employee's monthly salary, with the multiple determined based upon the employee's years of service. The multiple paid to employees who retire or are involuntarily terminated is greater than the multiple paid to those who voluntarily terminate their services. The Retirement Plan is unfunded, and the accompanying consolidated balance sheet includes a liability of approximately $0.9 million at December 31, 2003, which represents the actuarially determined estimated present value of the Company's liability as of this date. In developing this estimate, the actuary used discount and compensation growth rates prevailing in Japan of 1.0% and 3.2%, respectively. For the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and years ended December 31, 2002 and 2001, the Company charged $17,000, $0.2 million, $0.2 million and $0.3 million, respectively, to expense for this plan.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

  LITIGATION

     From time to time the Company is a party to various legal actions in the normal course of business. The Company believes that it is not currently a party in any litigation which, if adversely determined, would have a material adverse effect on its financial condition or results of operations.

  ENVIRONMENTAL MATTERS

     The Company and its operations are subject to extensive and changing U.S. federal, state, local and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, currently or formerly owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of the disposal or release. Although management believes that its current manufacturing operations comply in all material respects with applicable environmental laws and regulations, environmental legislation has been enacted and may in the future be enacted or interpreted to create environmental liability with respect

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES to the Company's facilities or operations. The Company believes that compliance with U.S. federal, state, local and foreign environmental protection laws and provisions should have no material adverse effect on its results of operations or financial condition.

     The Company's site in Buchanan, Michigan, formerly owned by Mark IV Industries (Mark IV), has been designated a Superfund site under U.S. federal environmental laws, and the Company has agreed that it is a de minimis responsible party at two other sites that it acquired from and were formerly owned by Mark IV. Mark IV sold its audio products group to the Company in 1996. Mark IV has agreed to fully indemnify the Company for environmental liabilities at the Superfund site (excluding any liability for contamination that may exist within the manufacturing facility) and the two other sites at which monitoring or remediation may be necessary.

     The Company is party to a 1988 consent decree with the Nebraska Department of Environmental Quality (NDEQ) relating to the cleanup of hazardous waste at the Company's Lincoln, Nebraska, facility. In December 1997, the Company entered into an Administrative Order of Consent with the U.S. Environmental Protection Agency under the Resource Conservation and Recovery Act to further investigate and remediate the Lincoln facility and an adjacent property (Lincoln site). The Company has reached agreement with the NDEQ on a remediation plan regarding future monitoring and remediation of contamination at the Lincoln site and does not believe that the costs related to its responsibilities will result in a material adverse effect on its results of operations or financial condition.

     Through December 31, 2003, the Company had accrued approximately $1.9 million over the life of the project for anticipated costs to be incurred for the Lincoln facility cleanup activities, of which approximately $1.7 million has been paid.

     There can be no assurance that the Company's estimated environmental expenditures, which it believes to be reasonable, will cover in full the actual amounts of environmental obligations the Company does incur, that Mark IV will pay in full the indemnified environmental liabilities when they are incurred, that new or existing environmental laws will not affect the Company in currently unforeseen ways, or that present or future activities will not result in additional environmentally related expenditures. However, the Company believes that compliance with federal, state, local and foreign environmental protection laws and regulations should have no material adverse effect on its results of operations or financial condition.

  EMPLOYMENT CONTRACTS

     The Company has employment contracts with certain key executives that require the Company to make payments of up to 12 months' salary in the event such executives are terminated without cause.

     The chief executive officer (CEO) entered into an employment agreement with the Company effective April 14, 2003 pursuant to which the CEO will receive (i) an annual base salary of $350,000; (ii) a guaranteed bonus of $100,000 for 2003 and a bonus in future years based on the objectives and awards established by the Board of Directors, and (iii) in the event his employment is terminated without cause, or he terminates his employment for good reason, the Company will pay one year's base annual salary and an amount equal to his bonus earned prorated as of the date of termination payable as and when paid to other eligible bonus plan participants.

     The former CEO of the Company retired on May 1, 2003 and entered into a consulting agreement with the Company pursuant to which he will receive a monthly consulting fee of $30,000 until April 30, 2004. This consulting agreement replaces the employment agreement with the former CEO entered into in December 2002.

     The president of worldwide pro audio entered into an employment agreement with the Company effective January 5, 2003 pursuant to which he will receive (i) an annual base salary of $270,000; (ii) a bonus payment

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES of between 40% and 140% of his annual base salary upon the achievement of certain specified performance objectives, and (iii) in the event his employment is terminated without cause or he terminates his employment for good reason, the Company will pay a lump-sum payment of 150% of his annual base salary plus 150% of his annual target bonus (which target bonus is 70% of his annual base salary).

  LEASE COMMITMENTS

     At December 31, 2003, the Company had various noncancelable operating leases for corporate headquarters, manufacturing, distribution and office buildings, warehouse space and equipment. Rental expense charged to operations was $0.3 million, $3.1 million, $3.2 million and $3.4 million for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003, and the years ended December 31, 2002 and 2001, respectively.

     Approximate future minimum rental commitments under all noncancelable operating leases are as follows for the years ended December 31 (in thousands):

2004........................................................  $ 2,882
2005........................................................    2,657
2006........................................................    1,744
2007........................................................    1,415
2008........................................................    1,351
2009 and thereafter.........................................    2,215
                                                              -------
  Total minimum lease commitments...........................  $12,264
                                                              =======

NOTE 12 -- SEGMENT INFORMATION

     The Company has two business segments: Professional Audio (formerly known as Professional Sound and Entertainment) and Audio and Wireless Technology.

  PROFESSIONAL AUDIO

     Professional Audio consists of five lines of business within the overall professional audio market, including: (i) permanently installed sound systems;
(ii) sound products used by professional musicians and sold principally through retail channels; (iii) sound products used in professional concerts, recording projects and radio and television broadcast; (iv) broadcast communication products, including advanced digital matrix intercoms, used by broadcasters (including all major television networks) to control production communications intercoms, headsets and wireless communications systems used by professional, college and high school football teams and stadiums and other professional and high school sports teams; and (v) wired and wireless microphones used in the education, sports, broadcast, music and religious markets.

  AUDIO AND WIRELESS TECHNOLOGY

     Audio and Wireless Technology targets six principal product markets including: (i) digital audio duplication products for the religious, education and enterprise markets; (ii) military/aviation communication products for the military and aviation markets; (iii) wireless networking products serving the original equipment manufacturer, wireless internet service provider and medical telemetry markets; (iv) land mobile communication products for the public safety, military and industrial markets; (v) audio and wireless education products for classroom and computer based education markets; and (vi) teleconferencing products for the enterprise, education and government markets.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

     The following tables provide information by business segment (in thousands):

                                                         AUDIO AND
                                          PROFESSIONAL    WIRELESS
                                             AUDIO       TECHNOLOGY   CORPORATE   CONSOLIDATED
                                          ------------   ----------   ---------   ------------
Net sales:
  2003 -- Successor.....................    $ 19,774      $ 5,659     $     --      $ 25,433
  2003 -- eleven months.................     189,196       53,910           --       243,106
  2002..................................     201,455       65,066           --       266,521
  2001..................................     196,844       87,615           --       284,459
Operating profit (loss):
  2003 -- Successor.....................       1,645          879          496         3,020
  2003 -- eleven months.................      17,561        5,331        1,002        23,894
  2002..................................      17,540       10,574       (1,878)       26,236
  2001..................................       3,423        9,538      (28,121)      (15,160)
Depreciation expense:
  2003 -- Successor.....................         401           19           61           481
  2003 -- eleven months.................       4,635          347          610         5,592
  2002..................................       5,225          297          838         6,360
  2001..................................       5,463          960        2,581         9,004
Capital expenditures:
  2003 -- Successor.....................         326          108          112           546
  2003 -- eleven months.................       2,691          426        2,048         5,165
  2002..................................       3,877          414          543         4,834
  2001..................................       4,600          927          594         6,121
Total assets:
  2003..................................     119,547       37,792       13,789       171,128
  2002..................................     119,473       33,846        4,459       157,878
  2001..................................     141,436       39,955        6,210       187,601

     Corporate operating expenses include unallocated corporate engineering, selling, general and administrative costs, corporate charges, amortization of goodwill and other intangibles, and restructuring charges. Corporate identifiable assets relate principally to the Company's investment in information systems and corporate facilities, as well as deferred financing costs.

     The Company's net sales into each of its principal geographic regions were as follows for the one-month period ended December 31, 2003, the eleven-month period ended November 30, 2003 and the years ended December 31 (in thousands):

                                   SUCCESSOR                      PREDECESSOR
                               -----------------   -----------------------------------------
                                ONE MONTH ENDED    ELEVEN MONTHS ENDED
                               DECEMBER 31, 2003    NOVEMBER 30, 2003      2002       2001
                               -----------------   -------------------   --------   --------
United States................       $12,830             $121,650         $140,430   $164,508
Europe.......................         6,761               69,628           67,897     63,091
Asia.........................         4,476               30,470           42,019     41,507
Other foreign countries......         1,366               21,358           16,175     15,353
                                    -------             --------         --------   --------
                                    $25,433             $243,106         $266,521   $284,459
                                    =======             ========         ========   ========

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

     It is not practical for the Company to accurately disclose revenue by product or service grouping for financial reporting purposes as the Company's systems do not reliably compile this information.

     Long-lived assets of the Company's U.S. and international operations were as follows for the years ended December 31 (in thousands):

                                                           2003      2002      2001
                                                          -------   -------   -------
United States...........................................  $51,180   $46,505   $79,841
International...........................................   12,391    10,959     9,305
                                                          -------   -------   -------
Consolidated............................................  $63,571   $57,464   $89,146
                                                          =======   =======   =======

NOTE 13 -- EQUITY

  TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC (SUCCESSOR)

     Holdings was created in October 2003 as a limited liability company with its membership interest owned by Old Telex.

  TELEX COMMUNICATIONS HOLDINGS, INC. (OLD TELEX OR PREDECESSOR)

  Preferred Stock

     In the fourth quarter of 2001, prior to the Debt Restructuring, Old Telex's certificate of incorporation was amended to authorize 900 shares of Series A Preferred stock, par value of $0.01 per share, and 5 million shares of Series B Preferred stock, par value of $0.01 per share.

     Holders of Series A and Series B Preferred stock are entitled to receive dividends and distributions that may be declared by the Board of Directors from time to time. No dividends were declared in 2003, 2002 and 2001.

     Holders of Series A and Series B Preferred stock have the same voting rights as holders of the Common stock. The holders of Series A and Series B Preferred stock have no preemptive, conversion, redemption, subscription or similar rights and the Preferred stock can be converted into Common stock at the election of Old Telex. The outstanding Series A and B Preferred stock was converted, effective April 2002, into Common stock of Old Telex. Each share or fractional share of the Series A and Series B Preferred stock was converted into an equivalent share or fractional share of Common stock.

  Common Stock

     In the fourth quarter of 2001, prior to the November 2001 Debt Restructuring, Old Telex's authorized shares of Common stock were increased from 1,000 shares to 10 million shares.

  Warrants

     Warrants entitling the holders to purchase up to 1,666,155 shares (subject to certain antidilution adjustments) of common stock were issued pursuant to Old Telex's November 2001 Debt Restructuring. In the November 2003 debt restructuring, Old Telex offered holders of existing warrants the ability to exchange the warrants for common stock of Old Telex at an exchange rate of 70% of the original warrant. The exchange offer removed the requirement that Old Telex satisfy certain financial performance targets prior to the warrant being exercisable. Holders of 1,640,821 warrants exchanged the warrants for 1,148,575 shares of common stock of Old Telex.

        TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES

NOTE 14 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, foreign currency forward contracts and the revolving line of credit approximates fair value because of the short maturity of these instruments.

     The carrying amount of the Company's long-term debt approximates fair value because of the variability of the interest cost associated with these instruments. The carrying amount of the Company's Senior Secured Notes and Senior Subordinated Discount Notes approximate fair value because of the recent issuance, November 2003, of the notes. The fair value of the Company's Senior Secured Notes for 2002 is estimated based on book values for the notes. No quotes were available for either year.

NOTE 15 -- QUARTERLY FINANCIAL DATA

     The following table shows the unaudited quarterly financial data for the years ended December 31, 2003 and 2002 (in thousands, except per share data):

                                       PREDECESSOR                  SUCCESSOR
                         ----------------------------------------   ---------
                                                           FOURTH QUARTER
                          FIRST    SECOND     THIRD    ----------------------
                         QUARTER   QUARTER   QUARTER   TWO MONTHS   ONE MONTH    TOTAL
                         -------   -------   -------   ----------   ---------   --------
2003
Net sales..............  $60,875   $68,836   $69,587    $43,808      $25,433    $268,539
Operating income.......    3,218     7,423     8,829      4,424        3,020      26,914
Net (loss) income......   (4,721)     (995)      523       (866)      (1,841)     (7,900)

                                      FIRST     SECOND     THIRD    FOURTH
                                     QUARTER    QUARTER   QUARTER   QUARTER    TOTAL
                                     --------   -------   -------   -------   --------
2002
Net sales..........................  $ 67,899   $68,029   $66,087   $64,506   $266,521
Operating income...................     6,328     7,348     7,096     5,464     26,236
Net loss...........................   (29,339)     (211)     (164)     (367)   (30,081)

     In the second quarter of 2003, the Company recorded a pension curtailment gain of $2.4 million, legal settlement costs of $1.0 million and a charge related to discontinuance of sales of computer audio products of $1.5 million.

     In the fourth quarter of 2002, the Company completed its goodwill impairment analysis which resulted in recording a cumulative effect of a change in accounting of $29.9 million, which has been reflected in the first quarter of 2002 in accordance with SFAS 142.

     In the fourth quarter of 2002, the Company recorded restructuring charges of $0.5 million.

                         REPORT OF INDEPENDENT AUDITORS

BOARD OF MANAGERS AND SOLE MEMBER

TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

     We have audited the consolidated financial statements of Telex Communications, Intermediate Holdings, LLC and subsidiaries (Successor) as of December 31, 2003 and for the one-month period then ended and the consolidated financial statements of Telex Communications Holdings, Inc., formerly Telex Communications, Inc. and subsidiaries (Predecessor) for the eleven-month period ended November 30, 2003, and as of December 31, 2002 and the year then ended, and have issued our report thereon dated March 5, 2004 (included elsewhere in this Prospectus). Our audit also included the financial statement schedule listed in Item 21(b) of this Prospectus. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
March 5, 2004

                                  SCHEDULE II
                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

                       VALUATION AND QUALIFYING ACCOUNTS

                    COLUMN A                        COLUMN B     COLUMN C     COLUMN D       COLUMN E
                    --------                       ----------   ----------   ----------     ----------
                                                   BALANCE AT   ADDITIONS    DEDUCTIONS     BALANCE AT
                                                   BEGINNING    CHARGED TO      FROM          END OF
DESCRIPTION                                        OF PERIOD     EXPENSES     RESERVES        PERIOD
-----------                                        ----------   ----------   ----------     ----------
PREDECESSOR
YEAR ENDED DECEMBER 31, 2001
Allowance for doubtful accounts..................    $2,778      $ 4,509      $  2,314(a)     $4,973
                                                     ======      =======      ========        ======
Restructuring accrual............................    $1,820      $11,475      $ 10,293(b)     $3,002
                                                     ======      =======      ========        ======
YEAR ENDED DECEMBER 31, 2002
Allowance for doubtful accounts..................    $4,973      $   240      $  1,851(a)     $3,362
                                                     ======      =======      ========        ======
Restructuring accrual............................    $3,002      $   478      $  3,384(b)     $   96
                                                     ======      =======      ========        ======
ELEVEN MONTH PERIOD ENDED NOVEMBER 30, 2003
Allowance for doubtful accounts..................    $3,362      $   870      $    674(a)     $3,558
                                                     ======      =======      ========        ======
Restructuring accrual............................    $   96      $    --      $     96(b)     $   --
                                                     ======      =======      ========        ======
SUCCESSOR
ONE MONTH PERIOD ENDED DECEMBER 31, 2003
Allowance for doubtful accounts..................    $3,558      $  (280)     $    139(a)     $3,139
                                                     ======      =======      ========        ======

---------------

(a)  Uncollectible accounts written off and adjustments to the allowance.

(b) Adjustments to the accrual account reflect payments or non-cash charges associated with the accrual.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $129,115,891

                                  (TELEX LOGO)

                              TELEX COMMUNICATIONS
                           INTERMEDIATE HOLDINGS, LLC

                               OFFER TO EXCHANGE
         11 1/2% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009, SERIES A
                              FOR ALL OUTSTANDING
              11 1/2% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2004

     UNTIL           , 2004 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 18-108 of the Limited Liability Company Act of the State of Delaware, Telex Communications Intermediate Holdings, LLC (the "Company") has broad powers to indemnify its members, managers and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Limited Liability Company Agreement (Exhibit 3.2) provides that Company shall indemnify and hold harmless each Member and the Board of Managers (the "Indemnified Parties"), from and against any claim, loss, expense, damage or injury suffered or sustained by any of them by reason of any act, omission, or alleged act or omission arising out of any of their activities or alleged activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, attorneys' fees and expenses, and other costs or expenses incurred in connection with the investigation and defense of any actual or threatened action, proceeding, or claim; provided, however, that this such indemnification obligation shall be of no force or effect if the act, omission, or alleged act or omission upon which such actual or threatened action, proceeding or claim is based was performed or omitted fraudulently or in bad faith or as a result of wanton or willful misconduct or gross negligence of such Indemnified Party.

     The Company maintains a policy of directors' and officers' liability insurance that insures the Company's managers and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
   3.1         Certificate of Formation of Telex Communications
               Intermediate Holdings, LLC ("Holdings"), dated October 21,
               2003.
   3.2         Limited Liability Company Agreement of Holdings dated as of
               November 19, 2003.
   4.1(a)      Indenture (the "Indenture"), dated as of November 19, 2003, among the Company, as Issuer, and BNY Midwest Trust Company
               ("BNY"), as Trustee and Collateral Agent.
   4.1(b)      Pledge Agreement (the "Pledge Agreement"), dated as of
               November 19, 2003, between Holdings and BNY, as Trustee and
               Collateral Agent under the Indenture.
   4.1(c)      Exchange and Registration Rights Agreement, dated as of
               November 19, 2003, of Holdings for the benefit of the
               holders of the 13% Senior Subordinated Discount Notes due
               2009.
   4.2         Intercreditor Agreement, dated as of November 19, 2003,
               among General Electric Capital Corporation, as Agent, BNY, as Trustee under the Indenture and Collateral Agent under
               the Pledge Agreement, and Holdings.
   4.3         Form of Senior Subordinated Discount Note due 2009.
   5.1         Opinion of Stroock & Stroock & Lavan LLP.
  12.1         Computation of Ratios of Earnings to Fixed Charges.
  21.1         Subsidiaries of the Registrant.
  23.1         Consent of Ernst & Young LLP.
  23.2         Consent of Stroock & Stroock & Lavan LLP (to be included in
               Exhibit 5.1).
  24           Power of Attorney (set forth on the signature page to this registration statement).
  25           Statement of Eligibility of Trustee.
  99.01        Form of Letter of Transmittal.
  99.02        Form of Notice of Guaranteed Delivery.

     (b) Financial Statement Schedules

     See Schedule II -- "Valuation and Qualifying Accounts" contained on page F-33. All other schedules are omitted as the information is not required or is included in the Registrant's financial statements and related notes.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville, Minnesota, on April 29, 2004.

                                          TELEX COMMUNICATIONS INTERMEDIATE
                                          HOLDINGS, LLC

                                          By:   /s/ RAYMOND V. MALPOCHER
                                            ------------------------------------
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond V. Malpocher and Gregory Richter and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

             /s/ RAYMOND V. MALPOCHER                   Chief Executive Officer and       April 29, 2004
 ------------------------------------------------      President (principal executive
               Raymond V. Malpocher                          officer), Director


               /s/ GREGORY RICHTER                   Chief Financial Officer, Secretary   April 29, 2004
 ------------------------------------------------    and Treasurer (principal financial
                 Gregory Richter                          and accounting officer)


               /s/ BRIAN P FRIEDMAN                  Chairman of the Board of Managers    April 29, 2004
 ------------------------------------------------
                Brian P. Friedman


               /s/ EDGAR S. WOOLARD                               Manager                 April 29, 2004
 ------------------------------------------------
                 Edgar S. Woolard


                                                                  Manager                 April 29, 2004
 ------------------------------------------------
                  Keith W. Abell


             /s/ PATRICK J. HALLORAN                              Manager                 April 29, 2004
 ------------------------------------------------
               Patrick J. Halloran


                /s/ STUART B. KATZ                                Manager                 April 29, 2004
 ------------------------------------------------
                  Stuart B. Katz